UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NCR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2021

NCR Stockholders,

2020 was a year full of challenges for NCR, our customers, our partners and our employees. The coronavirus pandemic impacted and challenged us all. Our response to the crisis was consistent – take care of our employees, take care of our customers, and take care of our company.

NCR took rapid and decisive action early on to weather the uncertainty and come out of this global crisis stronger. We acted quickly to set up communication channels and programs, including a COVID-19 task force, to remain in frequent contact with our workforce and customers. We took steps to improve our overall financial flexibility, including salary reductions for our senior managers, as well as actions to improve short-term liquidity. We focused on the health, safety and retention of our people.

2020 was also a year of social awareness around the world. At NCR we took several significant steps forward to advance diversity, equity and inclusion and heightened our Board-level focus on Environmental, Social & Governance (ESG) matters. In 2021, we will continue our progress with the adoption of ESG metrics as part of our 2021 Annual Incentive Plan.

Despite the challenges presented through the pandemic, I am pleased with the progress made toward our NCR-as-a-Service strategy and our 80/60/20 goals. In 2020, NCR expanded our percentage of software and services revenue and recurring revenue, and drove efficiency and margin improvement programs. Our focus on managing our cash at NCR resulted in meaningful improvement to our free cash flow position and ensured that we can continue to invest in the products that will shape our future.

In 2021, our goal is to return NCR to growth. We will accomplish this through continued focus on our customers, and advancing our vision to be the provider of choice to run the store, run the restaurant and run self-directed banking. I am also very excited by the prospects of our proposed transaction with Cardtronics, which I expect will further accelerate these goals.

Thank you for your confidence in NCR, as well as your continued feedback and for sharing our vision of NCR’s future. I would like to close with a thank-you to all of the NCR associates around the globe who kept commerce running during 2020; I could not be prouder of how our employees responded with care, empathy and resilience.

Michael D. Hayford

President and Chief Executive Officer

NCR CORPORATION

March 10, 2021

NOTICE OF 2021 ANNUAL MEETING

AND PROXY STATEMENT

Dear Fellow NCR Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) for NCR Corporation, a Maryland corporation (“NCR” or the “Company”), that will be held on April 20, 2021 at 12:00 p.m. Eastern Time. This year’s Annual Meeting will again be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by visiting www.proxydocs.com/NCR to register prior to the deadline of April 16, 2021 at 5:00 p.m. Eastern Time. As in the past, prior to the Annual Meeting you will be able to authorize a proxy to vote your shares on the matters submitted for stockholder approval at the Annual Meeting, and we encourage you to do so.

The accompanying notice of the Annual Meeting and proxy statement tell you more about the agenda and procedures for the Annual Meeting. The proxy statement also describes how the Board of Directors of the Company operates and provides information about, among other matters, our director candidates, director and executive officer compensation and certain corporate governance matters. I look forward to sharing more information with you about NCR at the Annual Meeting.

As in prior years, we are offering our stockholders the option to receive NCR’s proxy materials via the Internet. We believe this option allows us to provide our stockholders with the information they need in an environmentally conscious form and at a reduced cost.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares on the Internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on April 20, 2021.

Sincerely,

Frank R. Martire

Executive Chairman

NCR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NCR CORPORATION

Time:

          12:00 p.m. Eastern Time

Date:

          Tuesday, April 20, 2021

Place:

          Virtual Meeting via webcast at www.proxydocs.com/NCR

Purpose:

The holders of shares of common stock, par value $0.01 per share (the “common stock”), and shares of Series A Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), of NCR Corporation, a Maryland corporation (“NCR” or the “Company”) will, voting together as a single class, be asked to:

•

Consider and vote upon the election of ten directors identified in this proxy statement to serve until the next annual meeting of stockholders following their election and until their respective successors are duly elected and qualify;

•	Consider and vote to approve, on a non-binding and advisory basis, the compensation of the named executive officers (Say On Pay), as described in these proxy materials;

•

Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	Transact such other business as may properly come before the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponement or adjournment of the Annual Meeting.

Other Important Information:

•	Record holders of NCR’s common stock and Series A Convertible Preferred Stock at the close of business on February 17, 2021 may vote at the meeting.

•

Your shares cannot be voted unless you virtually attend the Annual Meeting via webcast or they are represented by proxy. Even if you plan to virtually attend the Annual Meeting via webcast, we encourage you to authorize a proxy to vote your shares and thus ensure that your vote will be counted.

By order of the Board of Directors,

James M. Bedore

Executive Vice President, General Counsel and Secretary

March 10, 2021

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on April 20, 2021

This proxy statement and NCR’s 2020 Annual Report on Form 10-K are available at www.proxypush.com/NCR.

NCR Corporation

864 Spring Street NW

Atlanta, Georgia 30308-1007

NCR CORPORATION

NCR CORPORATION | 2021 Proxy Statement

NCR CORPORATION

864 Spring Street NW

Atlanta, GA 30308-1007

PROXY STATEMENT

2021 Annual Meeting of Stockholders

Time and Date	Location	Record Date
April 20, 2021 12:00 p.m. Eastern Time	www.proxydocs.com/NCR	Close of Business on February 17, 2021

How to Vote

Proxy Voting Methods
Internet www.proxypush.com/NCR	Telephone 1-866-250-6196	Mail Sign, date and mail your proxy card (record holders) or your voting instruction form (beneficial owners)

Proposals and Voting Recommendations

The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote upon the following three proposals:

Proposal No.	Description	Votes Required	Board Recommendation

1	Election of Directors	Majority of votes cast for each nominee	✓ VOTE FOR EACH NOMINEE

2	Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast	✓ VOTE FOR

3	Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2021	Majority of votes cast	✓ VOTE FOR

NCR CORPORATION | 2021 Proxy Statement | 1

Proxy Statement – General Information

What is the purpose of these proxy materials?

We are making this proxy statement, notice of annual meeting and our 2020 annual report available to stockholders beginning on or about March 10, 2021 in connection with the solicitation by the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (“NCR,” the “Company,” “we” or “us”), of proxies for the 2021 Annual Meeting of Stockholders, and any postponement or adjournment thereof (the “Annual Meeting”), to be held via a live webcast, for the purposes set forth in these proxy materials.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which allows stockholders the ability to attend the Annual Meeting without incurring safety risks due to the pandemic, travel costs or other inconveniences. If you are a stockholder as of the close of business on February 17, 2021 (the “Record Date”), a proxy for a record stockholder or a beneficial owner of either (i) NCR’s common stock, par value $0.01 per share (the “common stock”), or (ii) NCR’s Series A Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), in either case with evidence of ownership, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by registering at www.proxydocs.com/NCR prior to the deadline of April 16, 2021 at 5:00 p.m. Eastern Time, which provides our stockholders with rights and opportunities to vote and ask questions equivalent to in-person meetings of stockholders. The Annual Meeting will convene at 12:00 p.m. Eastern Time, on April 20, 2021.

How do I access the proxy materials?

We are providing access to our proxy materials (including this proxy statement, notice of annual meeting and our 2020 annual report) over the Internet pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). Beginning on or about March 10, 2021, we will send Notices of Internet Availability of Proxy Materials (each, a “Notice”) by mail to stockholders entitled to notice of or a vote at the Annual Meeting. The Notice includes instructions on how to view the electronic proxy materials on the Internet, which will be available to all stockholders beginning on or about March 10, 2021. The Notice also includes instructions on how to elect to receive future proxy materials by email. If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site, and you will continue to receive proxy materials in this manner until you terminate your election. We encourage you to take advantage of the availability of our proxy materials on the Internet.

Will I receive a printed copy of the proxy materials?

You will not receive a printed copy of the proxy materials unless you specifically request one. Each Notice includes instructions on how to request a printed copy of the proxy materials, including the applicable proxy card (or cards) for the Annual Meeting if you are a record holder or the applicable voting instruction form (or forms) if you are a beneficial owner, at no cost to you. In addition, by following the instructions on the Notice, you can elect to receive future proxy materials in printed form by mail. If you choose to receive future proxy materials in printed form by mail, we will continue to send you printed materials pursuant to that election until you notify us otherwise.

What does it mean if I receive more than one Notice?

We are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one Notice to stockholders who share an address, unless otherwise requested. This allows us to reduce the expense of delivering duplicate Notices to our stockholders who may have more than one stock account or who share an address with another NCR stockholder.

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If you have multiple common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received only one Notice with respect to your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR stockholder and you have received only one Notice:

•	you may write us at 864 Spring Street NW, Atlanta, Georgia 30308-1007, Attn: Investor Relations, or call us at 1-800-225-5627, to request separate copies of the proxy materials at no cost to you; or

•	if you no longer wish to participate in the householding program, please call 1-866-540-7095 to “opt-out” or revoke your consent.

If you have multiple NCR common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received multiple copies of the Notice with respect to either your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR stockholder and you have received multiple copies of the Notice, and you wish to participate in the householding program, please call 1-866-540-7095 to “opt-in.”

Please note that if you hold both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock. These notices are separate and will not be combined even if you have opted in or consented to householding. See “What if I hold both common stock and Series A Convertible Preferred Stock” below.

Who is entitled to vote at the Annual Meeting?

Record holders of our common stock and/or Series A Convertible Preferred Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting.

How many votes do I have?

Each record holder of common stock will have one vote for each share of common stock held at the close of business on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of common stock are entitled to vote. There were 130,254,815 shares of common stock outstanding on the Record Date.

Each record holder of Series A Convertible Preferred Stock will have a number of votes equal to the largest number of whole shares of common stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Convertible Preferred Stock are entitled to vote together with common stock as a single class. As of the Record Date, there were 275,867 shares of Series A Convertible Preferred Stock outstanding, which as of such date were convertible into 9,195,474 shares of common stock.

Are there any requirements on how the holders of Series A Convertible Preferred Stock must vote?

Each record holder of Series A Convertible Preferred Stock is entitled to vote in his, her or its discretion on all matters described in this proxy statement.

How do I vote my shares?

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present (via attendance at the Annual Meeting by webcast) or if your shares are represented by proxy. Even if you plan to attend the Annual Meeting webcast, we urge you to authorize a proxy to vote your shares in advance.

If you hold both common stock and Series A Convertible Preferred Stock, you will need to vote, or authorize a proxy to vote, each class of stock separately. Please be sure to vote or authorize a proxy to vote for each class of stock separately so that all your votes can be counted. For more information, see “What if I hold both common stock and Series A Convertible Preferred Stock” below.

You can authorize a proxy to vote your shares of common stock or Series A Convertible Preferred Stock electronically by going to www.proxypush.com/NCR, or by calling the toll-free number (for residents of the

NCR CORPORATION | 2021 Proxy Statement | 3

United States and Canada) listed on the applicable proxy card. Please have your proxy card (or cards) in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return the applicable proxy card. If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the applicable proxy card, and then date, sign and return it in the applicable postage-paid envelope provided so it is received no later than April 19, 2021.

Your shares of common stock or Series A Convertible Preferred Stock will be voted at the Annual Meeting as directed by your electronic proxy, the instructions on your proxy card or voting instruction form if: (i) you are entitled to vote those shares; (ii) your proxy for those shares was properly executed or properly authorized electronically; (iii) we received your proxy for those shares prior to the Annual Meeting; and (iv) you did not revoke your proxy for those shares prior to or at the Annual Meeting. The method by which you vote or authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting webcast if you later decide to do so.

Please note that if you hold any of your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy for those shares by telephone, the Internet or mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold any of your shares in street name, you must obtain a “legal proxy” executed in your favor from your bank, broker or nominee to be able to vote those shares in person via attendance at the virtual Annual Meeting. Obtaining a legal proxy may take several days.

What if I hold both common stock and Series A Convertible Preferred Stock?

Some of our stockholders may hold both common stock and Series A Convertible Preferred Stock. If you are a holder of both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock (or a separate set of printed proxy materials if you previously elected to receive proxy materials in printed form).

You will need to vote, or authorize a proxy to vote, each class of stock separately in accordance with the instructions set forth herein and on the applicable proxy cards or voting instruction forms. Voting, or authorizing a proxy to vote, only your common stock will not also cause your shares of Series A Convertible Preferred Stock to be voted, and, similarly, voting, or authorizing a proxy to vote, only your Series A Convertible Preferred Stock will not also cause your shares of common stock to be voted.

If you hold both common stock and Series A Convertible Preferred Stock, please be sure to vote or authorize a proxy to vote for each class of stock separately so that all of your votes can be counted.

How do I vote shares held under the NCR Direct Stock Purchase and Sale Plan?

If you are a participant in the Direct Stock Purchase and Sale Plan (the “DSPP”) administered by our transfer agent, Equiniti Trust Company, any proxy you authorize will also have the authority to vote the shares of NCR common stock held in your DSPP account. Equiniti Trust Company, as the DSPP administrator, is the stockholder of record of the plan and will not vote those shares unless you provide it with instructions, which you may do by telephone, the Internet or mail.

If I authorized a proxy, can I revoke it and change my vote?

Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:

•	authorizing a new proxy on the Internet or by telephone;

•	properly executing and delivering a later-dated (i.e., subsequent to the date of the original proxy) proxy card that is received no later than April 19, 2021;

•	voting by ballot at the Annual Meeting (attendance at the Annual Meeting without voting will not revoke a previously authorized proxy); or

NCR CORPORATION | 2021 Proxy Statement | 4

•

sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 864 Spring Street NW, Atlanta, Georgia 30308-1007 that is received no later than April 19, 2021.

Only the most recent proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.

If shares of NCR’s voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting (in person via attendance at the virtual Annual Meeting by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum.

What vote is required to approve each proposal?

A majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, is required to elect each of the director nominees (Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Frank R. Martire, Martin Mucci and Matthew A. Thompson), to approve the Say on Pay proposal, and to ratify the appointment of our independent registered public accounting firm. Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the votes in the election of directors, the Say on Pay proposal or the proposal to ratify the appointment of our independent registered accounting firm.

A broker “non-vote” occurs when a broker returns a properly executed proxy but does not vote on a particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal. Under the rules of the New York Stock Exchange (“NYSE”), brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not in the election of our directors or on the Say on Pay proposal.

When will you publish the results of the Annual Meeting?

We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Proposal 1 – Election of Directors

The Board of Directors recommends that you vote FOR each of Mark, W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Frank R. Martire, Martin Mucci and Matthew A. Thompson for terms that expire at the 2022 Annual Meeting and when his or her successor is duly elected and qualifies.

The holders of shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote on each of the ten director nominees up for election, each to serve until the 2022 Annual Meeting and until his or her successors are duly elected and qualifies. Proxies solicited by the Board and properly authorized will be exercised for the election of each of the ten nominees: Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Frank R. Martire, Martin Mucci and Matthew A. Thompson, unless you elect to vote against or abstain from voting with regard to any nominee. The Board has no reason to believe

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that any of these nominees will be unable to serve. However, if one of them should become unable to serve prior to the Annual Meeting, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies will be voted FOR the substitute nominee.

Chinh E. Chu, who is currently serving on the Board of Directors and whose term is expiring on the date of the Annual Meeting, is not standing for re-election at the Annual Meeting.

Board of Directors Composition, Diversity and Skills

Our Board of Directors holds a diverse range of backgrounds, viewpoints and skills that enable its effectiveness and proactiveness. As set forth in our NCR Corporation Board of Directors Corporate Governance Guidelines (the “Corporate Governance Guidelines”), our Board considers numerous factors when assessing the qualifications for each Board nominee, including diversity of thought and perspective such as on the basis of age, race, gender and ethnicity, or on the basis of geographic knowledge, industry experience, board tenure or culture. Our Board is committed to actively seeking women and minority director candidates for consideration. The graphs and charts below illustrate, as of the Record Date, our diverse Board representation, as well as the qualifications, attributes, skills and experiences represented on the Board.

Board Independence	Board Gender Diversity

Board Tenure Average Tenure of Directors 2.7 Years	Board Diversity (3 Women / 2 Ethnically Diverse Individuals)	Board Age Average Age of Directors 56.9 Years

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Qualifications, Attributes, Skills and Experiences Represented on the Board	Of the 10 Directors
Strategic Transformation Leadership Experience driving strategic direction and growth of an organization shifting its business strategy
Public Company Board Service
CEO, President or Leadership Position of a Large Organization
Technology or Software Experience Implementing technology strategies for long-term research and development (“R&D”), planning and strategy
Financial Literacy Experience or expertise in financial accounting and reporting or financial management
Environmental, Social and Governance (“ESG”) Experience Experience in ESG, community affairs, and/or corporate responsibility including sustainability, diversity and inclusion
Industry Background Experience in financial services, retail, hospitality or payments
Enterprise Risk Management (“ERM”) & Cybersecurity Experience
Global Business Background Experience and exposure to markets and cultures outside the United States
Mergers & Acquisitions or Corporate Finance/Capital Markets Experience
Communications & Marketing Experience
Compliance Experience Experience in developing, managing or overseeing an ethics or compliance program
Labor Relations, Human Resources, Talent Management or Compensation Experience
Government or Regulatory Affairs Experience

NCR CORPORATION | 2021 Proxy Statement | 7

Nominees for Election

The name, age, principal occupation, other business affiliations and certain other information regarding each nominee for election as a director are set forth below, along with a description of the qualifications that led the Committee on Directors and Governance to conclude that he or she meets the needs of the Board and supports the advancement of the Company’s long-term strategy. The age reported for each director is as of the filing date of this proxy statement.

MARK W. BEGOR Age: 62 DIRECTOR SINCE: 2020 NCR COMMITTEES: Compensation and Human Resource, Risk OTHER CURRENT PUBLIC BOARDS: Equifax, Inc.

Mark W. Begor is Chief Executive Officer and a member of the Board of Directors of Equifax, Inc. (Equifax), a consumer credit reporting agency, a position he has held since April 2018. Prior to that he served as a Managing Director in the Industrial and Business services group at Warburg Pincus LLC (Warburg Pincus), a private equity firm, from 2016 to 2018. Prior to joining Warburg Pincus, Mr. Begor spent 25 years at General Electric Company (GE), most recently as President and Chief Executive Officer of GE’s energy management business from 2014 to 2016. Mr. Begor also served as Senior Vice President and a member of GE’s 30-person Corporate Executive Council and the GE Capital Board, and as a GE Officer for 18 years. He also served as a member of the Board of Directors of Fair Isaac Corporation from 2016 to 2018. Mr. Begor became a director of NCR on February 26, 2020.

Qualifications: Mr. Begor’s qualifications include extensive leadership roles; his industry expertise; his current and prior experience as a director and committee member of other public companies; and his independence.

Gregory Blank Age: 40 DIRECTOR SINCE: 2015 NCR COMMITTEES: Audit, Risk

Gregory Blank is a Senior Managing Director of The Blackstone Group, Inc. (Blackstone), an American multi-national private equity, alternative asset management and financial services firm based in New York where he focuses on investments in the technology, media, and telecommunications infrastructure sectors. Since joining Blackstone in 2009, Mr. Blank has been involved in the execution of many of Blackstone’s investments, including most recently in Kronos, JDA, Paysafe, Ipreo and Optiv. He previously served as a director of Kronos, Travelport Worldwide Limited (Travelport), Ipreo, Optiv and The Weather Company. Mr. Blank became a director of NCR on December 4, 2015.

Qualifications: Mr. Blank’s qualifications include his significant private equity and mergers and acquisitions experience with Blackstone; his experience evaluating and managing acquisitions and investments in the technology and telecommunications industries; his experience as a director of other public and private companies; his financial expertise and literacy; his prior service on Travelport’s Audit Committee; and his independence.

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Catherine L. Burke Age: 45 DIRECTOR SINCE: 2019 NCR COMMITTEES: Audit, Directors and Governance OTHER CURRENT PUBLIC BOARDS: Black Knight, Inc.

Catherine L. Burke is Chief Strategy Officer at Daniel J. Edelman Holdings, Inc. (Edelman), a global communications firm, a position she has held since January 6, 2019. In addition, she is the head of Practices, Sectors and Intellectual Property at Edelman and is a member of Edelman’s Executive and Operations Committees. From 2008 to 2015, Mrs. Burke served in a variety of executive roles at Edelman including Global Chair of Public Affairs. Between 2015-2017, Mrs. Burke served as Executive Vice President of Marketing & Communications at Nielsen and founded and managed a communications firm, Katie Burke Communications, until she returned to Edelman in 2018. She currently serves as a director of Black Knight, Inc. Mrs. Burke became a director of NCR on September 23, 2019.

Qualifications: Mrs. Burke’s qualifications include her extensive experience and senior leadership roles in marketing, communications strategy and execution, and operations; her domestic and international experience in those areas; her financial literacy; her current public company board experience; and her independence.

Deborah A. Farrington Age: 70 DIRECTOR SINCE: 2017 NCR COMMITTEES: Directors and Governance (Chair), Risk OTHER CURRENT PUBLIC BOARDS: Ceridian HCM Holding Inc. and Redball Acquisition Corp.

Deborah A. Farrington is a founder and President of StarVest Management, Inc., a private equity firm, and since 1999 has been a general partner of StarVest Partners, L.P. (StarVest Partners), a venture capital fund that invests primarily in technology enabled business services and emerging software companies. From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm (Victory Ventures). Also during that period, she was a founding investor and Chairperson of the Board of Staffing Resources, Inc., a diversified staffing company. Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. in Hong Kong and New York, and the Chase Manhattan Bank. Ms. Farrington was Lead Director and Chairperson of the Compensation Committee of NetSuite, Inc. (NetSuite), a NYSE-listed company, until its sale to Oracle Corporation in November 2016 for $9.4 billion. She previously served as a member of the Board of Directors of Collectors Universe, Inc. from 2003 to 2020. Ms. Farrington is a member of the Board of Directors of Ceridian HCM Holding Inc., where she is Chairperson of the Nominating and Governance Committee and a member of the Audit Committee; and RedBall Acquisition Corp., where she is Chairperson of the Audit Committee. Ms. Farrington became a director of NCR on November 27, 2017.

Qualifications: Ms. Farrington’s qualifications include her significant software industry and entrepreneurial experience as a long-time investor in emerging software and business services companies as a founder and general partner of StarVest Partners; her management experience as President of StarVest Partners management, as President and Chief Executive Officer of Victory Ventures, and her prior management roles; her leadership experience, including as Lead Director of NetSuite; her current and prior public company board and board committee experience; her financial literacy and expertise; and her independence.

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Michael D. Hayford President and Chief Executive Officer Age: 61 DIRECTOR SINCE: 2018

Michael D. Hayford is President and Chief Executive Officer of NCR, a position he has held since April 2018. Mr. Hayford was most recently Founding Partner of Motive Partners, an investment firm focused on technology-enabled companies that power the financial services industry. From 2009 until his retirement in 2013, Mr. Hayford served as the Executive Vice President and Chief Financial Officer at Fidelity National Information Services Inc. (FIS), a financial services technology company. Prior to joining FIS, Mr. Hayford was with Metavante Technologies, Inc. (Metavante), a bank technology processing company, from 1992 to 2009. He served as the Chief Operating Officer at Metavante from 2006 to 2009 and as the President from 2008 to 2009. From 2007 to 2009, Mr. Hayford also served on the Board of Directors of Metavante. Mr. Hayford was a member of the Board of Directors and the Audit Committee of Endurance International Group Holdings, Inc. from 2013 to 2019, and was a member of the Board of Directors and Chairman of the Audit Committee of West Bend Mutual Insurance Company from 2007 to 2018. Mr. Hayford became a director of NCR on April 30, 2018.

Qualifications: Mr. Hayford’s qualifications include his significant leadership and management experience in his previous roles at FIS and Metavante, as well as his current role at NCR; his industry expertise including in the financial services industry and bank technology processing; and his current and prior experience as a director and committee member of other public companies.

Georgette D. Kiser

Age: 53

DIRECTOR SINCE: 2020

NCR COMMITTEES: Risk (Chair), Directors and Governance

OTHER CURRENT PUBLIC BOARDS:

Aflac Incorporated, Adtalem Global Education Inc. and Jacobs Engineering Group Inc.

Georgette D. Kiser is an Operating Executive at The Carlyle Group (Carlyle), an American multinational private equity, alternative asset management and financial services corporation, a position she has held since May 2019. From January 2015 to May 2019, Ms. Kiser served as a Managing Director and the Chief Information Officer for Carlyle. From 1996 to 2015, Ms. Kiser served as Vice President of T. Rowe Price Associates, Inc. (T. Rowe Price), an American publicly owned global asset management firm that offers funds, advisory services, account management, and retirement plans and serves for individuals, institutions, and financial intermediaries. Prior to T. Rowe Price, Ms. Kiser worked for General Electric Company (GE) within their Aerospace Unit. Ms. Kiser is a member of the Board of Directors of Aflac Incorporated, Adtalem Global Education Inc., and Jacobs Engineering Group Inc. Ms. Kiser became a director of NCR on February 7, 2020.

Qualifications: Ms. Kiser’s qualifications include her extensive experience and senior leadership and management experience in her position at Carlyle, and her former positions with T. Rowe Price and GE; her current and prior public company board and committee experience; her technology, data security and digital platform expertise; her financial literacy and expertise and her independence.

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Kirk T. Larsen Age: 49 DIRECTOR SINCE: 2019 NCR COMMITTEES: Audit (Chair), Compensation and Human Resource

Kirk T. Larsen is the Executive Vice President and Chief Financial Officer of Black Knight, Inc. (Black Knight), a provider of software, data and analytics to the mortgage and consumer loan, real estate and capital markets verticals, a position he has held since January 2014. From January 2014 to April 2015, Mr. Larsen also served as the Executive Vice President and Chief Financial Officer of ServiceLink, a national provider of loan transaction services to the mortgage industry. From July 2013 to December 2013, Mr. Larsen served as Corporate Executive Vice President, Finance and Treasurer of Fidelity National Information Services Inc. (FIS), a financial services technology company. He has also held senior leadership positions in finance, investor relations and financial planning and analysis in the fintech, payments and information technology industries at FIS, as well as with companies like Rockwell Automation, Inc., and Ernst & Young LLP. Mr. Larsen became a director of NCR on September 23, 2019.

Qualifications: Mr. Larsen’s qualifications include his significant experience in leadership roles in publicly held technology companies including Black Knight and FIS; his expertise in mergers and acquisitions, technology and software; his financial literacy and expertise; and his independence.

Frank R. Martire Executive Chairman Age: 73 DIRECTOR SINCE: 2018 OTHER CURRENT PUBLIC BOARDS: J. Alexander’s Holdings, Inc. and Cannae Holdings, Inc.

Frank R. Martire is Executive Chairman of NCR, a position he has held since May 2018. Mr. Martire most recently served as Non-Executive Chairman of Fidelity National Information Services, Inc. (FIS), a financial services technology company. From 2015 to 2017, he served as Executive Chairman of FIS and from 2009 to 2015 was President and Chief Executive Officer of FIS after its acquisition of Metavante Technologies, Inc. (Metavante), a bank technology processing company. Mr. Martire previously served as Chief Executive Officer of Metavante from 2003 to 2009 and President from 2003 to 2008. Prior to that, he was President and Chief Operating Officer for Call Solutions, Inc. from 2001 to 2003 and President and Chief Operating Officer, Financial Institution Systems and Services Group of Fiserv, Inc. (Fiserv), from 1991 to 2001. Mr. Martire is a member of the Board of Directors of J. Alexander’s Holdings, Inc., where he serves as Lead Independent Director, and is a member of the Board of Directors of Cannae Holdings, Inc., where he serves as Lead Independent Director. Mr. Martire became a director of NCR on May 31, 2018.

Qualifications: Mr. Martire’s qualifications include his current and prior experience as a director, including Executive Chairman and non-executive Chairman roles, of other public companies; his significant leadership and management experience in his previous roles at FIS, Metavante and Fiserv; and his broad industry experience including in the financial services industry and bank technology processing.

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Martin Mucci Age: 61 NEW DIRECTOR NOMINEE OTHER CURRENT PUBLIC BOARDS: Paychex, Inc.

Martin Mucci is President and Chief Executive Officer and a member of the Board of Directors of Paychex, Inc. (Paychex), a provider of integrated human capital management solutions for human resources, payroll, benefits, and insurance services for small- to medium-sized businesses, a position he has held since September 2010. Mr. Mucci joined Paychex in 2002 as Senior Vice President, Operations. Since 2013, Mr. Mucci has served as a member of an advisory team for Madison Dearborn Partners, LLC, a leading private equity investment firm based in Chicago. Prior to joining Paychex, he held senior level positions with Frontier Communications, a telecommunications company, including President of Telephone Operations and Chief Executive Officer of Frontier Telephone of Rochester. Mr. Mucci was a member of the Board of Directors of Cbeyond, Inc. until it was purchased by Birch Communications, Inc. in July 2014.

Qualifications: Mr. Mucci’s qualifications include his significant experience in leadership roles in technology and telecommunications companies; his current role as President and Chief Executive Officer and a member of the Board of Directors of Paychex; his financial literacy and expertise; and his independence.

Matthew A. Thompson Age: 62 DIRECTOR SINCE: 2017 NCR COMMITTEES: Compensation and Human Resource (Chair), Audit

Matt Thompson most recently served as Executive Vice President, Worldwide Field Operations, for Adobe Inc. (Adobe), a multinational computer software company. Mr. Thompson joined Adobe in January 2007 as Senior Vice President, Worldwide Field Operations. From January 2013 to July 2020, he served as Executive Vice President, Worldwide Field Operations, a role in which he served until his retirement in 2020. Prior to joining Adobe, Mr. Thompson served as Senior Vice President of Worldwide Sales at Borland Software Corporation (Borland), a software delivery optimization solutions provider, from October 2003 to December 2006. Prior to joining Borland, Mr. Thompson was Vice President of Worldwide Sales and Field Operations for Marimba, Inc., a provider of products and services for software change and confirmation management, from February 2001 to January 2003. From July 2000 to January 2001, Mr. Thompson was Vice President of Worldwide Sales for Calico Commerce, Inc. (Calico), a provider of eBusiness applications. Prior to joining Calico, Mr. Thompson spent six years at Cadence Design Systems, Inc. (Cadence), a provider of electronic design technologies. While at Cadence, from January 1998 to June 2000, Mr. Thompson served as Senior Vice President, Worldwide Sales and Field Operations and from April 1994 to January 1998 as Vice President, Worldwide Professional Services. Mr. Thompson became a director of NCR on October 24, 2017.

Qualifications: Mr. Thompson’s qualifications include his experience in and knowledge of the software industry, and particularly with respect to SaaS-based software solutions and digital transformation; his skills and experience in domestic and international software sales and sales strategy, including leading Adobe’s global sales organization; his experience with software customers and customer-facing roles; his financial literacy and expertise; his leadership experience; and his independence.

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How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors recommends that you vote FOR each of Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Frank R. Martire, Martin Mucci and Matthew A. Thompson as directors to serve until the next annual meeting of stockholders following their election and until their respective successors are duly elected and qualify. Properly authorized proxies received by the Board will be voted FOR all nominees for which the stockholder may vote unless they specify otherwise.

Vote Required for Approval

The affirmative vote of a majority of all the votes cast with respect to a nominee by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, is required to elect such nominee. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the vote required to elect each of these director nominees.

More Information About Our Board of Directors

The Board oversees management in directing the overall performance of the Company on behalf of the stockholders of the Company. Members of the Board stay informed of the Company’s business by participating in Board and committee meetings (including regular executive sessions of the Board), by reviewing materials provided to them prior to the meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.

Corporate Governance

General

The Board is elected by the stockholders of the Company to oversee and direct the management of the Company. The Board selects the senior management team, also currently known as the Executive Leadership Team, which is charged with managing the Company’s business and affairs. Having selected the senior management team, the Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategies, financial objectives, and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.

To help discharge its duties and responsibilities, the Board has adopted Corporate Governance Guidelines that address significant corporate governance issues, including, among other things: the size and composition of the Board; director independence; Board leadership; roles and responsibilities of the Board; risk oversight; director compensation and stock ownership; committee membership and structure, meetings and executive sessions; and director selection, training and retirement. The Corporate Governance Guidelines, as well as the Board’s committee charters, are found under “Corporate Governance” on the “Company” page of NCR’s website at https://www.ncr.com/about/corporate-governance. You also may obtain a written copy of the Corporate Governance Guidelines, or any of the Board’s committee charters, by writing to NCR’s Corporate Secretary at the address listed in the Communications with Directors section of this proxy statement.

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Independence

In keeping with the policy contemplated in our Corporate Governance Guidelines, a substantial majority of our Board is independent, which exceeds the NYSE listing standards. Under the standards of independence set forth in Exhibit B to the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards, a Board member may not be independent unless the Board affirmatively determines that the Board member has no material relationship with the Company (whether directly or indirectly), taking into account, in addition to those other factors it may deem relevant, whether the director:

•	has not been an employee of the Company or any of its affiliates, or otherwise affiliated with the Company or any of its affiliates, within the past five years;

•

has not been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship;

•

has not for the past five years been a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company, or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

•

does not directly or indirectly, have a material relationship (such as being an executive officer, director, partner, employee or significant stockholder) with a company that has made payments to or received payments from the Company that exceed, in any of the previous three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•

is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	has not been employed by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years;

•

has not received compensation, consulting, advisory or other fees from the Company, other than director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service for the past five years; and

•

is not and has not been for the past five years a member of the immediate family of: (i) an officer of the Company; (ii) an individual who receives or has received during any twelve-month period more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service; (iii) an individual who, with respect to the Company’s independent auditors or their affiliates, is a current partner or a current employee personally working on the Company’s audit or was a partner or employee and personally worked on the Company’s audit; (iv) an individual who is an executive officer of another corporation that has (or had) an executive officer of the Company on its board of directors; (v) an executive officer of a company that has made payments to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or (vi) any director who is not considered an independent director.

Consistent with the Corporate Governance Guidelines and the NYSE listing standards, on an annual basis the Board, with input from the Committee on Directors and Governance, determines whether each non-employee Board member is considered independent. In doing so, the Board takes into account the factors listed above and such other factors as it may deem relevant.

The Board has determined that all of the Company’s non-employee directors and nominees, namely Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Georgette D. Kiser, Kirk T. Larsen, Martin Mucci and Matthew A. Thompson, are independent in accordance with the NYSE listing standards and the Corporate Governance Guidelines.

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Corporate Governance Practices and Developments

NCR continues to demonstrate a strong commitment to corporate governance practices and policies that reinforce the Board’s alignment with, and accountability to, our stockholders. In 2020, NCR’s Board of Directors focused on expanding the Company’s practices relating to enterprise risk management (ERM), environmental, social, and governance (ESG) strategy, sustainability, and diversity, equity and inclusion. Specifically, the Board developed a new committee of the Board, the Risk Committee, to assist the Board with oversight of these matters. In connection with these efforts, NCR established the Office of Risk Management and appointed a Chief Risk Officer, as well as an Executive Director of Diversity, Equity and Inclusion. Details regarding these developments are included in the Board Leadership Structure, Risk Oversight and Our Commitment to ESG sections below.

These efforts complement our historical approach to corporate governance to align with and be accountable to our stockholders, some of which are outlined below.

•

In 2020, the Board included a proposal in its proxy statement to amend and restate the Company charter to eliminate the supermajority voting provisions contemplated thereby and require the affirmative vote of a majority of all the votes entitled to be cast to approve each such matter. NCR also received a stockholder proposal on this matter. While a supermajority vote requirement protects against amendments to key provisions of a charter or bylaws, the removal and subsequent replacement of a director, or the entering into of extraordinary transactions without broad stockholder support, the Board determined, following its deliberation and consideration regarding the rationale for such provisions in light of current corporate governance standards and practices and as permitted by Maryland law, that requiring only a majority of all the votes entitled to be cast on the matter to amend all provisions of the Company’s charter and to approve the extraordinary transactions as described in more detail in that proposal were advisable and in the best interests of NCR. Similarly, after deliberation and consideration, the Board determined, also as permitted by Maryland law, that requiring only a majority of all the votes entitled to be cast on the matter to amend all provisions of the Bylaws, to remove a director, and to replace a director after removal, was advisable and in the best interests of NCR, and proposed an amendment to the Company’s charter to that effect, though ultimately, our stockholders did not approve the proposal by the vote required under the Company’s charter and Maryland law.

•

In 2019, the Board included a proposal in the Company’s proxy statement that was substantially similar to the 2020 proposal described above, also following the receipt of a stockholder proposal on the matter, except that the 2019 proposal included a proposed amendment to Section 6.2 of the Company charter to provide that, notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, and except as may otherwise be specifically provided, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Approval of the amendment to Section 6.2 of the Company charter required the affirmative vote of a majority of the voting power of shares of outstanding stock of NCR entitled to vote thereon, and this amendment was approved by our stockholders. However, despite twice adjourning our 2019 annual meeting of stockholders to solicit votes, our stockholders did not approve the balance of the proposal by the vote required under the Company’s charter and Maryland law.

•

In 2016, we eliminated the classification of the Board, twice adjourning our annual meeting of stockholders to solicit votes to obtain the requisite stockholder approval. Also in 2016, the Board adopted and implemented a comprehensive, robust and fair proxy access bylaw. We continue to actively engage with our stockholders on a regular basis, our stockholders have the ability to directly nominate director candidates, and we have established processes and procedures for stockholders to communicate with the Board, the independent Lead Director, the Chair of the Board, any other individual director or NCR’s independent directors as a group.

•	Since 1996, NCR’s stockholders have had the right to call special meetings. We have also reduced the ownership threshold necessary for stockholders to directly call a special meeting, and in

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furtherance of our continuing commitment to strong corporate governance policies, in 2018, the Board authorized and approved amendments to the Company’s bylaws to reduce the percentage ownership requirement necessary to allow stockholders to call a special meeting of stockholders from a majority of the votes entitled to be cast at the meeting to 25% of the votes entitled to be cast at the meeting; provided, that unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding twelve months. We believe that the revised special meeting right strikes a reasonable and appropriate balance – meaningfully enhancing the right of stockholders to call a special meeting on the one hand, while on the other hand safeguarding against the risk that substantial administrative and financial burdens could be imposed on our Company, contrary to the interests of our Board and stockholders, by a special meeting being called with regard to a proposal that does not have meaningful stockholder interest behind it.

New Director Orientation

As provided in the Corporate Governance Guidelines, the Company has an orientation process for new directors that includes background material, visits to Company facilities, and meetings with senior management to familiarize the directors with the Company’s strategic and operating plans, key issues, corporate governance, Code of Conduct, and the senior management team. When four directors joined the Board in late 2019 and early 2020, NCR created an extensive director orientation program designed to meet the objectives above and comprehensively brief new board members. We expect any new director who joins the Board to complete a similar program. This program includes the provision of written materials to the new directors and onsite meetings and training with members of the Company’s Executive Leadership Team, including, among others, the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary, Chief Information Officer, Chief Audit Executive and various business leaders, as well as other key senior management employees. The program enables the new directors to thoroughly understand the Company’s business, strategic initiatives and strategy activation plans, as well as overall governance and processes, including, among other things, the Company’s organization, the Company charter, bylaws, Board committee charters, the Company Code of Conduct, and Corporate Governance Guidelines. The design of the program also ensures directors have a direct line of communication to the Company’s key management leaders.

Board Leadership Structure, Risk Oversight and Our Commitment to ESG

Leadership Structure

Our Board is committed to independent leadership and acknowledges there are different structures available to achieve that objective. Our Board has the flexibility to determine a leadership structure as it deems best for the Company from time to time. Under our Corporate Governance Guidelines, the Board shall appoint a Chair of the Board and the Board does not have a guideline on whether the role of Chair should be held by a non-employee or independent director. Also under our Corporate Governance Guidelines, the independent directors of the Board will select a Lead Director from the independent directors. Additionally, if the positions of Chair of the Board and Chief Executive Officer are held by the same person or if the Chair is a management employee or a non-independent director, the roles of the Chair and the independent Lead Director will be as set forth in Exhibit C to the Corporate Governance Guidelines.

Currently the roles of Chair and Chief Executive Officer are separated, with Frank R. Martire serving as Executive Chairman and Michael D. Hayford serving as Chief Executive Officer, with Chinh E. Chu serving as the Board’s independent Lead Director. Mr. Chu is not standing for re-election to the Board and thus his service as a director and independent Lead Director will end as of the date of the 2021 Annual Meeting. As

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provided in more detail below, the Board has appointed, subject to his election as a director at the 2021 Annual Meeting and effective as of the date of the 2021 Annual Meeting, Mark W. Begor to serve as the Board’s independent Lead Director.

The Board believes that the determination of whether to have an executive or non-executive Chair, and whether to combine or split the roles of Chair and Chief Executive Officer, should be made based on the best interests of the Company and its stockholders in light of the circumstances of the time. The Board will periodically evaluate its leadership structure accordingly.

Duties and Responsibilities of the Independent Lead Director

As described above, the independent directors of the Board have appointed our current director, Mark W. Begor, CEO of Equifax, to serve as the independent Lead Director following the conclusion of the current term of Mr. Chu, who is not standing for re-election to the Board. Mr. Begor has extensive knowledge of NCR’s industry and is an experienced board member. The Board believes the independent Lead Director should have a prominent role in the Company’s oversight, with broad purview and responsibilities to counterbalance and complement the roles of Chair and Chief Executive Officer. Mr. Begor’s experience and knowledge will ensure an appropriate distribution of power and responsibilities among directors. Pursuant to the Corporate Governance Guidelines, our independent Lead Director has broad authority and clearly defined responsibilities, as follows:

•	Presides at all Board meetings at which the Chair is not present.
•	Leads executive sessions of the independent directors, normally at every meeting. He or she may ask the Chair and Chief Executive Officer to join portions of the executive sessions.
•	Serves as liaison between the Chair and the independent directors.
•	Frequently communicates with the Chair and Chief Executive Officer.
•	Is authorized to call meetings of the independent directors.
•	Obtains Board member and management input and, with the Chief Executive Officer, sets the agenda for the Board meetings.
•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items.
•	Works with the Chief Executive Officer to ensure that Board members receive the right information on a timely basis.
•	Stays current on major risks and focuses the Board members on such risks.
•	Molds a cohesive Board to support the success of the Chief Executive Officer.
•	Works closely with the Committee on Directors and Governance to evaluate Board and committee performance.
•	Facilitates communications among directors.
•	Assists in the recruiting and retention of new Board members (with the Committee on Directors and Governance, the Chair and the Chief Executive Officer).
•	In conjunction with the Chair, the Chief Executive Officer and the Committee on Directors and Governance, ensures that committee structure and committee assignments are appropriate and effective.
•	Works with the Committee on Directors and Governance to ensure outstanding governance processes.
•	Leads discussions, along with the chair of the Compensation and Human Resource Committee, regarding Chief Executive Officer performance, personal development and compensation.
•	Is the primary point of contact between the Board and stockholders of the Company and is available for consultation and direct communication with such stockholders.

Additionally, further structural balance is provided by the Company’s well-established corporate governance policies and practices, including its Corporate Governance Guidelines:

•

Board Independence: Independent directors currently account for eight out of ten of the Board’s members, and make up all of the members of the Board’s Compensation and Human Resource Committee (the “CHRC”), Audit Committee, Committee on Directors and Governance (“CODG”) and Risk Committee. In addition, independent directors account for eight out of ten of the Board’s nominees for election as a director.

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•	Board Diversity: We believe our ten director nominees, with three women including one ethnically diverse director, represent a well-rounded and diverse range of backgrounds, skills and experience.
•	Board Accountability: All directors stand for election annually; the Company provides proxy access in line with market best practice.
•

Board Responsiveness: In 2020 and 2021, the Board or members of management on behalf of the Board reached out to investors owning a majority of NCR’s outstanding shares of common stock, and certain members of the Board, along with management, met telephonically with interested investors; engagement topics included executive compensation, sustainability and social strategy, and Board composition.

Risk Oversight

As a part of its oversight responsibilities, the Board regularly monitors management’s processes for identifying and addressing areas of material risk to the Company, including operational, financial, cybersecurity, legal, regulatory, strategic and reputational risks. In doing so, the Board receives regular assistance and input from its committees, as well as regular reports from members of the Executive Leadership Team and other senior management. While the Board and its committees provide oversight, management is responsible for implementing risk management programs, supervising day-to-day risk management and reporting to the Board and its committees on these matters.

Audit Committee: The Audit Committee, with the assistance of the Risk Committee, reviews in a general manner the guidelines and policies governing the process by which the Company conducts risk assessment and risk management. In addition, the Audit Committee reviews and reassesses the adequacy of the Risk Committee charter on an annual basis. The Audit Committee also liaises with the Risk Committee as appropriate. Matters relating to the responsibilities of the Audit Committee could assist the Risk Committee in its decision-making process for matters for which it is responsible; and matters relating to the responsibilities of the Risk Committee could assist the Audit Committee in its decision-making process for matters for which it is responsible. Thus, the Audit Committee Chair may liaise with the Risk Committee Chair in his or her discretion regarding such matters.

CHRC and CODG: The CHRC regularly considers potential risks related to the Company’s compensation programs, as discussed below, and the CODG considers risks within the context of its responsibilities (as such responsibilities are defined in the committee charter), including legal and regulatory compliance risks. The CODG also receives periodic updates on compliance and regulatory risk items from the Company’s Chief Ethics and Compliance Officer.

Risk Committee: In 2020, the Board created a new committee, the Risk Committee. The Risk Committee assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective enterprise risk management (ERM) framework for the Company’s overall operational, information security, strategic, reputational, technology, ESG, and other risks. The Risk Committee also assists the Board with its oversight responsibilities for matters relating to diversity, equity and inclusion (DE&I), environment, health and safety (EHS), sustainability, and the security of personnel and physical assets. In addition, the Risk Committee reviews and reassesses the adequacy of the Risk Committee charter on an annual basis. See additional details regarding ESG in the Our Commitment to ESG section below. Also in 2020, NCR established the Office of Risk Management and appointed a Chief Risk Officer to assist NCR and the Risk Committee in fulfilling its objectives relating to ERM, ESG, third party risk management (TPRM) and business continuity planning (BCP). The Company’s Chief Risk Officer is responsible for developing and managing formal ERM, ESG, TPRM and BCP programs designed to identify, assess and respond to material and emerging risks and opportunities that may impact the achievement of the Company’s strategic objectives. NCR has also established an Executive Risk Committee made up of senior executives across the Company that will meet routinely to monitor material risks, opportunities and NCR’s response plans thereto.

The Risk Committee also regularly receives management reports on information security and enhancements to cybersecurity protections, including benchmarking assessments, which it then shares with the

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Board. Included among the members of both the Board and the Risk Committee are directors with substantial expertise in cybersecurity matters, and Board members actively engage in dialogue on the Company’s information security plans, and in discussions of improvements to the Company’s cybersecurity defenses. When, in management’s or the Board’s judgment, a threatened cybersecurity incident has the potential for material impacts, management, the Board and applicable committees of the Board will engage to assess and manage the incident.

After each committee meeting, the Audit Committee, CHRC, CODG, and Risk Committee each report at the next meeting of the Board all significant items discussed at each committee meeting, which includes a discussion of items relating to risk oversight where applicable.

We believe the leadership structure of the Board also contributes to the effective facilitation of risk oversight as a result of: (i) the role of the Board committees in risk identification and mitigation; (ii) the direct link between management and the Board achieved by having one or more management directors serve as Executive Chair and Chief Executive Officer; and (iii) the role of our active independent Lead Director whose duties include ensuring the Board reviews and evaluates major risks to the Company, as well as measures proposed by management to mitigate such risks.

All of the above elements work together to ensure an appropriate focus on risk oversight.

Our Commitment to ESG

At NCR, we believe in creating positive change that supports an innovative future – but even more so, we believe in creating that future in a responsible way. Through our ESG strategy, we are committed to addressing key areas that our employees, customers, stockholders, suppliers, and communities care about most.

In 2020, NCR established the key ESG priorities detailed below to drive our ESG strategy. These priorities were selected due to their impact on our business and our ability to drive ESG strategy. As we look to fiscal year 2021, these priorities will be incorporated into our annual incentive plan. The CHRC will use a modifier to increase or decrease bonus payouts by up to 20% based on our performance with respect to these priorities in 2021.

ESG Oversight

The Board has direct oversight of ESG activities through its Risk Committee. The Risk Committee assists the Board in managing ESG priorities. The Risk Committee and other committees of the Board oversee components of ESG, including, business ethics and integrity, data protection and security, DE&I, environmental management, our people, product innovation and management, and supplier responsibility. Further, our Chief Risk Officer provides senior-level ESG ownership of and execution on our ESG priorities, and reports on those activities to the Board’s Risk Committee.

Business Ethics and Integrity

Our Code of Conduct sets forth standards designed to uphold our values and foster integrity in our relationships with one another and our valued stakeholders. Our Code of Conduct is available at https://www.ncr.com/company/corporate-governance/code-of-conduct.

All our employees are required to complete Code of Conduct training during the onboarding period. All employees are required to complete annual refresher Code of Conduct training. The Code of Conduct training is revised annually, taking into account the prior year’s compliance matters and the Company’s compliance risks.

Our Ethics and Compliance Program is responsible for managing the Company’s adherence to the Code of Conduct. Further, our Chief Ethics and Compliance Officer oversees ethical reporting and investigations pertaining to fraud, conflicts of interest, violations of laws, and other similar matters, and reports on those activities to one or more Committees of the Board.

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Data Protection, Privacy and Security

At NCR, we are proud of our data protection, cybersecurity, and privacy programs. These initiatives receive oversight from the Board’s Risk Committee, as well as several members of our executive leadership team including the Chief Operations Officer, General Counsel, Chief Information Officer, and Chief Technology Officer. NCR’s Chief Information Security Officer and Chief Privacy Officer are responsible for management of these programs. Additional support is provided by our Chief Ethics & Compliance Officer.

NCR supports appropriate privacy protections for those with whom we interact. We foster a culture that values the privacy rights of individuals. The program is supported by privacy attorneys, privacy program managers within the business, and data protection officers in various locations internationally. Many of these privacy professionals have industry recognized privacy certifications from the International Association of Privacy Professionals.

Under the direction of NCR’s Chief Information Security Officer, the Global Information Security organization is responsible for implementing and maintaining an information security program with the goal to protect information technology resources and protect the confidentiality and integrity of data gathered on our people, partners, customers, and business assets. Also, we employ various information technology and protection methods designed to promote data security including firewalls, intrusion prevention systems, denial of service detection, anomaly based detection, anti-virus/anti-malware, endpoint encryption and detection and response software, Security Information and Event Management system, identity management technology, security analytics, multi-factor authentication and encryption.

To further our commitment to data privacy and cybersecurity:

•	NCR maintains the ISO 27001 certification for certain NCR locations throughout the United States, Europe, and India

•	Third party audits for PCI-DSS, PA-DSS and SSAE-18 SOC2 are conducted for certain service offerings

•

NCR maintains a robust information security awareness and training program. Employees are required to complete training within 30 days of hire, as well as an annual refresher course. Additionally, NCR performs regular testing to help ensure employees can identify email “phishing” attacks

•	NCR’s corporate insurance policies include certain information security risk policies that cover network security, privacy and cyber events

•	Our NCR Privacy Policy can be found on the Company website for further viewing at https://www.ncr.com/privacy

Diversity, Equity and Inclusion

At NCR, we believe in the power and value of diversity and strive to build a globally inclusive workplace where all people are treated fairly.

In 2020, we appointed our new Diversity, Equity and Inclusion leader to oversee NCR’s DE&I programs and goals. Our progress to date includes:

•	Launching DE&I education programs focusing on civil treatment and unconscious bias training

•	Driving workforce diversity guidance programs, which includes a quarterly DE&I learning and speaker series

•	Maintaining a supplier diversity program that invests in small businesses, as well as minority, women, and veteran-owned business enterprises

We also support and encourage our colleagues to expand their professional networks through our several inclusive business resource groups and various mentoring programs.

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Environmental Management

We are committed to managing our environmental footprint and protecting the global communities in which we operate. We strive to minimize our operations and products’ environmental impact while also delivering innovative technologies and solutions designed to support businesses and consumers in their efforts to operate responsibly.

We also recognize the importance of minimizing our environmental footprint through energy and greenhouse gas (GHG) management. That is why we report our Scope 1 and Scope 2 emissions from our global facilities and service operations through the CDP (formerly Carbon Disclosure Project). We complete the annual CDP climate change questionnaire and evaluate our environmental management progress annually to better understand our areas of opportunity to make a true impact.

Our commitment to environmental management extends into our products and operational footprint. Our Brazil, Hungary, and India facilities maintain the ISO 14001 certification. The NCR Global Headquarters in Midtown Atlanta has been awarded two Leadership in Energy and Environmental Design (LEED) Platinum certifications:

•	Building Design and Construction: Core & Shell and Interior Design

•	Construction: Commercial Interiors

We value the health and safety of our employees and have adopted workplace policies that are designed to protect their health and safety.

Our People

At NCR, we believe that investment in our employees has a positive impact on our employees and our customers.

We put that into action with several employee development and engagement programs, including:

•	Conducting an annual employee engagement survey, which is reported directly to the Executive Leadership Team and the Board, and to openly engage with our team members

•	Providing opportunities for continuous education through NCR University, our online education platform for employees

•	Supporting external development with our tuition assistance program, which supports college and graduate-level education programs that supports the development of business-critical skills

•	Conducting regular employee performance reviews to manage, engage and reward our employees

•

Since 1953, we have played a crucial role in nurturing our communities through the NCR Foundation. The NCR Foundation supports a range of programs through impact grants to non-profit partners that are aligned with our corporate values. The NCR Foundation has supported nearly 100 projects since 2012, through nearly $8 million in direct investments, and NCR recently announced its intention to triple its contributions to The NCR Foundation.

Product Innovation and Management

Delivering solutions and services that provide value to our customers in an environmentally responsible way is critical to NCR’s ongoing success. As such, we strive to develop and recycle our products in a responsible way. One example of how we are already doing this is that certain of our applications, such as Intelligent Deposit and Self-Service Diagnostic Gateway (SSDG), enable our SelfServ ATM customers to better handle the increasing volume – cutting down on costs, maintenance, fuel and materials associated with them.

Supplier Responsibility

We believe in creating positive change responsibly, and our supplier partners play a critical role in bringing that vision to life.

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We not only expect high quality products and services from our suppliers, we also expect them to conduct their businesses consistent with our Supplier Code of Conduct.

Our Supplier Code of Conduct, available at https://www.ncr.com/company/suppliers/manuals-forms-and-templates, sets forth our expectation that our suppliers will meet ethical standards consistent with NCR’s Code of Conduct and policies.

•

Workplace Matters, including non-discrimination, freedom of association, workplace harassment, human trafficking, child and forced labor, working hours, living wages, and right to collective bargaining

•	Protection of Company Information, including proprietary information

•	Conduct in the Marketplace, including anti-bribery, anti-corruption, and gifting

•	Environmental, Occupational Health and Safety, and Product Safety, such as environmental impact, conflict minerals, health and safety regulations, and product safety

Additionally, we take a risk-based approach to supply chain due diligence. We engage with the majority of our largest suppliers on a quarterly basis to identify potential risk exposure. As part of our supplier partner onboarding process, supplier partners are required to certify compliance with International Electrotechnical Commission 62474 standards. NCR requires its supplier partners to maintain compliance with the Restriction of Hazardous Substances (RoHS) Directive, Registration, Evaluation, Authorisation and Restriction of Chemicals (REACH) Regulation, and other applicable regulations.

Further, we expect our suppliers to meet these standards as we work together to create a more responsible supply chain.

Response to COVID-19

The coronavirus pandemic and government-imposed lockdowns had a significant impact on the Company’s workforce, its financial structure and overall strategy. The pandemic caused us to experience a decline in most of our markets and offerings. Since there was a significant amount of uncertainty in the first few months of the pandemic, our Board and its Committees oversaw and our management pursued several actions to serve our customers, maintain the health and safety of our employees, preserve cash, and continue our strategic business transformation. To that end, as described in detail in the Executive Compensation – Compensation Discussion & Analysis section of this proxy statement, actions were taken in the following areas:

•

Communication with a Global Workforce: In the initial phase of the pandemic, as uncertainty about the economy and market declines concerned the workforce, NCR scheduled regular weekly all-hands webcasts and new outreach channels to ensure consistent engagement and communication with employees and customers on the impacts of COVID-19 to the Company.

•	Short-Term Liquidity: Preserving cash by reducing or eliminating salaries and incentivizing savings in the short-term.

•	Human Capital Retention: Ensuring the health and safety of employees while retaining employees.

•

Compensation Structure: Adjusting the existing remuneration framework to address the challenges posed by the pandemic, including reducing or eliminating salaries for the named executives employed at that time.

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Compensation Risk Assessment

The Company takes a prudent and risk-balanced approach to its incentive compensation programs to ensure that these programs promote the long-term interests of our stockholders and do not contribute to unnecessary risk-taking. The CHRC regularly evaluates the Company’s executive and broad-based compensation programs, including the mix of cash and equity, balance of short-term and longer-term performance focus, balance of revenue and profit-based measures, stock ownership guidelines, clawback policies and other risk mitigators. The CHRC directly engages its independent compensation consultant, Frederic W. Cook & Co., Inc., to assist in this process. Based on this evaluation, the CHRC concluded that none of the Company’s compensation policies and plans are reasonably likely to have a material adverse effect on the Company.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation and Human Resource Committee (also referred to as the CHRC), the Committee on Directors and Governance (also referred to as the CODG), and the Risk Committee.

The Board has adopted a written charter for each such committee that sets forth the committee’s mission, composition and responsibilities. Each charter can be found under “Committee Memberships and Charters” on the “Corporate Governance” page of NCR’s website at https://www.ncr.com/company/corporate-governance/board-of-directors-committee-membership-and-charters .

The Board met ten times in 2020 and each incumbent member of the Board attended 75% or more of the aggregate of: (i) the total number of meetings of the Board (held during the period for which such person was a director); and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). The Company has no formal policy regarding director attendance at its annual meeting of stockholders. All of the Company’s directors then in office were in attendance at the Company’s 2020 Annual Meeting of Stockholders, which was a virtual, and not an in-person, meeting.

The members of each committee as of the end of fiscal 2020 and the number of meetings held in fiscal 2020 are shown below.

Director	Audit Committee	Committee on Directors and Governance	Compensation and Human Resource Committee	Risk Committee

Mark W. Begor			✓	✓

Gregory Blank	✓			✓

Catherine L. Burke	✓	✓

Chinh E. Chu		✓	✓

Deborah A. Farrington		Chair		✓

Georgette D. Kiser		✓		Chair

Kirk T. Larsen	Chair		✓

Matthew A. Thompson	✓		Chair

Number of Meetings in 2020	10	5	7	3

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Audit Committee

The Audit Committee is the principal agent of the Board in overseeing: (i) the quality and integrity of the Company’s financial statements; (ii) the independence, qualifications, engagement and performance of the Company’s independent registered public account firm; (iii) the performance of the Company’s Internal Audit Department; (iv) the integrity and adequacy of internal controls; and (v) the quality and adequacy of disclosures to stockholders. Among other things, the Audit Committee also:

•	selects, evaluates, sets compensation for and, where appropriate, replaces the Company’s independent registered public accounting firm;

•	pre-approves all audit and non-audit services provided to the Company by its independent registered public accounting firm;

•	reviews and discusses with the Company’s independent registered public accounting firm its services and quality control procedures and the Company’s critical accounting policies and practices;

•	regularly reviews the scope and results of audits performed by the Company’s independent registered public account firm and internal auditors;

•	prepares the report required by the SEC to be included in the Company’s annual proxy statement;

•	meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;

•	reviews the Company’s periodic SEC filings and quarterly earnings releases;

•	discusses with the Company’s Chief Executive Officer and Chief Financial Officer the procedures they follow to complete their certifications in connection with NCR’s periodic filings with the SEC;

•	reviews the Company’s compliance with legal and regulatory requirements; and

•

reviews the effectiveness of the Internal Audit function, including compliance with the Institute of Internal Auditors’ International Professional Practices Framework for Internal Auditing consisting of the Definition of Internal Auditing, Code of Ethics and the Standards.

All members of the Audit Committee during 2020 were, and the current members are, independent and financially literate as determined by the Board under applicable SEC rules and NYSE listing standards. In addition, the Board has determined that Mr. Blank, Mr. Larsen and Mr. Thompson are each an “audit committee financial expert,” as defined under SEC regulations. The Board has also determined that each member of the Audit Committee is independent based on independence standards set forth in the Corporate Governance Guidelines, which reflect the listing standards of the NYSE and the applicable rules of the SEC. No member of the Audit Committee may receive any compensation, consulting, advisory or other fees from the Company, other than the Board compensation described below under the Director Compensation section in this proxy statement, as determined in accordance with applicable SEC rules and NYSE listing standards. Members serving on the Audit Committee are limited to serving on no more than two other audit committees of public company boards of directors, unless the Board evaluates and determines that these other commitments would not impair the member’s effective service to the Company.

Compensation and Human Resource Committee

The Compensation and Human Resource Committee (“CHRC”) provides general oversight of the Company’s management compensation philosophy and practices, benefit programs and strategic workforce initiatives, and leadership development plans. In doing so, the CHRC reviews and approves executive officer total compensation goals, objectives and programs, and the competitiveness of total compensation practices. Among other things, the CHRC also:

•	evaluates executive officer performance levels and determines their base salaries, incentive awards and other compensation;

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•	discusses its evaluation and compensation determinations for the Chief Executive Officer at Board executive sessions;

•	reviews executive compensation plans and recommends them for Board approval;

•	oversees our compliance with SEC and NYSE compensation-related rules;

•	reviews and approves executive officer employment, severance, change in control and similar agreements/plans;

•	reviews management proposals for significant organizational changes;

•	annually assesses compensation program risks; and

•	oversees management succession and development.

The CHRC may delegate its authority to the Company’s Chief Executive Officer and/or other appropriate delegates to make equity awards to individuals (other than executive officers) in limited instances.

The CHRC retains and is advised by an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FWC”). The CHRC has directly engaged FWC to review the Company’s long-term incentive program, the NCR Corporation 2017 Stock Incentive Plan, as amended (the “Stock Plan”), the Second Amended and Restated NCR Management Incentive Plan (which includes the Annual Incentive Plan and the NCR Strategic Transformation Fitness Plan), and other key programs related to the compensation of executive officers. As directed by the CHRC, FWC provides a competitive assessment of our executive compensation programs relative to our compensation philosophy; reviews our compensation peer group companies; provides expert advice and competitive market rate information relating to executive officer compensation; assists in designing variable incentive, perquisite and other compensation programs, including advice regarding performance goals; assists with compliance with applicable tax laws, disclosure matters and other technical matters; conducts an annual risk assessment of our compensation programs; and regularly consults with the CHRC regarding such matters. FWC did not perform any additional work for the Company or its management in 2020. The CHRC retained FWC after reviewing all factors relevant to its independence from management under applicable SEC rules and NYSE listing standards, and concluding that FWC was independent and its work for the CHRC did not raise any conflict of interest.

The Board has determined that each member of the CHRC is independent based on independence standards set forth in the Corporate Governance Guidelines which reflect NYSE listing standards and satisfy the additional provisions specific to compensation committee membership set forth in the NYSE listing standards.

Committee on Directors and Governance

The Committee on Directors and Governance (the “CODG”) is responsible for reviewing the Board’s corporate governance practices and procedures, including the review and approval of each related party transaction under the Company’s Related Person Transaction Policy (unless the CODG determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board), and the Company’s ethics and compliance program. Among other things, the CODG also:

•	recommends to the Board the principles of director compensation and compensation to be paid to directors, and reviews and makes recommendations to the Board concerning director compensation;

•

reviews the composition of the Board and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors;

•	recommends to the Board the assignment of directors to various committees of the Board;

•	recommends criteria and process to assess the Board’s performance, and conducts an evaluation of the Board based on such criteria;

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•

reviews the Company’s charter, bylaws and Corporate Governance Guidelines, including the Director Qualification Guidelines and independence standards, and makes any recommendations for changes, as appropriate; and

•	monitors compliance with independence standards established by the Board.

The CODG is authorized to engage consultants to review the Company’s director compensation program.

The Board has determined that each member of the CODG is independent based on independence standards set forth in the Corporate Governance Guidelines, which reflect the listing standards of the NYSE.

Risk Committee

The Risk Committee assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective ERM framework for the Company’s overall operational, information security, strategic, reputational, technology, ESG, and other risks. In addition, the Risk Committee assists the Board in fulfilling its oversight responsibilities for matters relating to diversity, equity and inclusion, as well as matters relating to the health, environment, safety, sustainability, and the security of personnel and physical assets. Among other things, the Risk Committee also:

•

monitors all enterprise risks and reviews and discusses with management the Company’s policies, procedures, and standards for identifying and managing enterprise risk, and the Company’s compliance with and performance against those policies, procedures and standards;

•	reviews and discusses with executive management the Company’s ERM strategy and ERM controls, including the Company’s business continuity plans;

•

oversees the Company’s technology planning and strategy, including integration, investments, expenditures, innovation, modernization and response to client, competitor, market and industry trends and disruptions;

•	reviews and discusses with executive management and oversees the Company’s data security risk strategy and data security risk policies and controls;

•	conducts periodic assessments of the state of the Company’s management culture;

•	reviews and discusses with executive management the Company’s major risk exposures and the steps taken to monitor and control such exposures;

•	considers the Company’s risk capacity and strategic risks; and

•

oversees emerging risks presented by economic, societal, environmental, regulatory, geo-political, competitive landscape or other conditions, and the business opportunities arising from such emerging risks.

Selection of Nominees for Directors

The CODG and our other directors are responsible for recommending nominees for membership to the Board. The director selection process is described in detail in the Corporate Governance Guidelines. In determining candidates for nomination, the CODG will seek the input of the Chair of the Board and the Chief Executive Officer, and, in the event the positions of Chair of the Board and Chief Executive Officer are held by the same person, the independent Lead Director, and will consider individuals recommended for Board membership by the Company’s stockholders. In addition, periodically the Board engages a third-party search firm, including most recently Ridgeway Partners, to assist to identify candidates who have desired experience and expertise, and meet the qualification guidelines described below.

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Exhibit A to the Corporate Governance Guidelines includes qualification guidelines for directors standing for re-election and new candidates for membership on the Board. All candidates are evaluated by the CODG using these qualification guidelines. In accordance with the guidelines, as part of the selection process, in addition to such other factors as it may deem relevant, the CODG will consider, among other things, a candidate’s:

•	management experience (including with major public companies with multinational operations);

•

other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board (such as expertise or experience in information technology businesses, manufacturing, international, financial or investment banking or scientific research and development, senior level government experience, and academic administration or teaching);

•	desirability of range in age so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members;

•	independence, as defined by the Board;

•	diversity of thought and perspectives, such as on the basis of age, race, gender, and ethnicity, or on the basis of geographic knowledge, industry experience, board tenure, or culture;

•

knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, international markets, leadership, and strategic planning;

•	personal characteristics matching the Company’s values such as integrity, accountability, financial literacy and high performance standards;

•	willingness to commit the time required to fully discharge responsibilities to the Board; and

•	the number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

The Board and the CODG are committed to finding proven leaders who are qualified to serve as NCR directors and may from time to time engage outside search firms to assist in identifying and contacting qualified candidates.

All of the candidates for election are currently serving as directors of the Company, other than our new director nominee, Martin Mucci. Other than Frank R. Martire, NCR’s Executive Chairman, and Michael D. Hayford, NCR’s Chief Executive Officer, all of the candidates for election have been determined by the Board to be independent.

Stockholders wishing to recommend individuals for consideration as directors should contact the CODG by writing to the Company’s Corporate Secretary at NCR Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates.

Stockholders who wish to nominate directors for inclusion in NCR’s proxy statement pursuant to the proxy access provisions in the Company’s bylaws, or to otherwise nominate directors for election at NCR’s next annual meeting of stockholders, must follow the procedures described in the Company’s bylaws, the current form of which is available under “Corporate Governance” on the “Company” page of NCR’s website at https://www.ncr.com/about/corporate-governance. See Procedures for Nominations Using Proxy Access, Procedures for Stockholder Proposals and Nominations for 2021 Annual Meeting Outside of SEC Rule 14a-8 and Procedures for Stockholder Proposals and Nominations for 2021 Annual Meeting Pursuant to SEC Rule 14a-8 in this proxy statement for further details regarding how to nominate directors.

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Communications with Directors

Stockholders or interested parties wishing to communicate directly with the Board, the independent Lead Director or any other individual director, the Chair of the Board, or NCR’s independent directors as a group are welcome to do so by writing to the Company’s Corporate Secretary at NCR Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. The Corporate Secretary will forward appropriate communications. Any matters reported by stockholders relating to NCR’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board may also be made by writing to this address. For more information on how to contact the Board, please see the Company’s Corporate Governance website at https://www.ncr.com/about/corporate-governance.

Code of Conduct

The Company has a Code of Conduct that sets the standard for ethics and compliance for all of its directors and employees. The Code of Conduct is available on the Company’s Corporate Governance website at https://www.ncr.com/company/corporate-governance/code-of-conduct. To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.

Director Compensation

Director Compensation Program

The Committee on Directors and Governance (CODG) adopted the 2017 NCR Director Compensation Program (the “Program”) pursuant to authority granted by our Board. In adopting the Program, the CODG considered peer group director pay practices and other relevant data and considerations, including material provided by Frederick W. Cook & Co., Inc. (“FWC”), the independent compensation consultant for the Compensation and Human Resource Committee. The Program provides for the payment of annual retainers and annual equity grants to non-employee Board members in accordance with our Stock Plan. Our Stock Plan generally caps non-employee director pay at $1 million per calendar year (including cash and grant date fair value of equity).

Mr. Martire and Mr. Hayford, our employee directors, do not receive compensation under the Program for their service on the Board. Mr. Hayford’s 2020 compensation is disclosed in the Summary Compensation Table in the Executive Compensation Tables section below. Because he is not a named executive officer for 2020, the director compensation tables below include Mr. Martire’s 2020 compensation under our executive compensation program, which was paid to him for his services as our Executive Chairman of the Board.

Mr. Clemmer, Mr. DeRodes, Mr. Kuehn and Ms. Levinson retired from NCR Board service effective on the date of our 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”) and received no further compensation under the Program thereafter.

Mr. Blank received no compensation under the Program for the portion of 2019 and earlier years that he was the Board designee of The Blackstone Group L.P., due to this entity’s ownership of certain NCR Series A Convertible Preferred Stock (“Preferred Stock”). Mr. Blank began receiving standard compensation under the Program (on a prorated basis) on substantially the same terms as the other NCR directors for his continued director service following Blackstone’s divestiture of the Preferred Stock effective September 20, 2019. His first payment of such compensation was made in 2020.

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Annual Retainer

In 2020, the CODG and the Board evaluated peer group pay data and other material provided by FWC, and determined that the value of the annual retainer for each non-employee director under the Program for the 2020-2021 Board Year would remain unchanged at $80,000, and the additional annual retainer for independent Lead Director service would remain unchanged at $40,000. Also remaining unchanged for such Board Year were the additional annual retainers for committee Chair and committee member services, except that additional annual retainers were approved for the Chair and members of the newly established Risk Committee:

Additional Annual Retainers for Board Committee Service ($)

Committee	Committee Chair	Committee Members

Audit Committee	34,000	15,000

Compensation and Human Resource Committee	27,000	11,000

Committee on Directors and Governance	18,000	8,000

Risk Committee	18,000	8,000

The CODG and the Board determined that the foregoing amounts were and continued to be appropriate based on, among other things, a desire to retain and attract highly qualified and experienced directors, and the findings of its review of competitive board pay practices.

The Program also provides for Board grants of prorated annual cash retainers to directors who join the Board mid-year or in other appropriate circumstances. Ms. Kiser and Mr. Begor, who joined our Board in February 2020, were granted these prorated annual retainers for their Board Service during our 2019-2020 Board Year commencing with their February 2020 appointments and ending with our 2020 Annual Meeting: Ms. Kiser ($16,000 for Board service), and Mr. Begor ($12,000 for Board service). Mr. Blank, who began receiving NCR director compensation effective as of September 20, 2019, was granted these prorated annual retainers for the 2019-2020 Board Year: $47,200 for Board service; and $8,850 for Audit Committee service. All of the above prorated retainers were paid in full and in cash on March 31, 2020, excluding the portion of Mr. Begor’s prorated retainer that he elected to receive in NCR deferred common stock as noted below.

The annual retainers for Board and committee service are generally paid in four equal installments on June 30, September 30, December 31 and March 31. They may be received at the director’s election in: (i) cash; (ii) shares of NCR common stock; (iii) one-half cash and one-half shares of NCR common stock; or (iv) deferred NCR restricted stock units (RSUs) distributable in shares of NCR common stock after director service ends. For annual retainers earned in 2020: Mr. Blank, Mrs. Burke, Ms. Farrington, Ms. Kiser, Mr. Kuehn, Mr. Larsen and Mr. Thompson elected to receive cash retainers; Mr. Chu and Ms. Levinson elected to receive one-half of their retainers in cash and one-half in shares of NCR common stock; and Mr. Begor, Mr. Clemmer and Mr. DeRodes elected to receive their retainers in deferred shares of NCR common stock. However a portion of Mr. Begor’s prorated retainer for Board service during the 2019-2020 Board Year (approximately 2/3) was paid in cash as required by IRS rules.

Given their retirement from Board service effective on our 2020 Annual Meeting date, Mr. Clemmer, Mr. DeRodes, Mr. Kuehn and Ms. Levinson received no further annual retainer amounts after such date.

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Annual Equity Grant

Under the Program, the CODG and the Board determine the value of the annual equity grant made to non-employee directors elected at the annual meeting of NCR stockholders. For the 2020-2021 Board Year, based on an evaluation of the peer group pay data and other material provided by FWC, the CODG recommended, and the Board agreed, that the annual equity grant value should remain unchanged at $225,000 for the same reasons noted above for continuing the annual retainers unchanged. Accordingly, on the 2020 Annual Meeting date, each then serving non-employee director received an annual equity grant of restricted stock units (RSUs) valued at $225,000, excluding Mr. Clemmer, Mr. DeRodes, Mr. Kuehn and Ms. Levinson who retired from Board service on that date.

The Program also permits prorated mid-year equity grants for non-employee directors who join our Board mid-year and in other appropriate circumstances. On March 1, 2020, Ms. Kiser and Mr. Begor, who joined our Board mid-year as noted above, were awarded prorated mid-year equity grants under the Program with the following values for Board service during the 2019-2020 Board Year: Ms. Kiser: $45,000; and Mr. Begor: $33,750. Mr. Begor elected to receive a portion of his prorated annual equity grant (approximately 2/3) in the form of deferred NCR RSUs as permitted by the Program and IRS rules. Mr. Blank was awarded a prorated mid-year equity grant valued at $132,750 on February 1, 2020 for Board service during the 2019-2020 Board Year.

Annual equity grants made to directors on the Annual Meeting date vest in four equal quarterly installments beginning three months after the grant date, and may be deferred at the director’s election. Mid-year equity grants generally vest on the same quarterly vesting dates that apply to full year directors (as applicable). Mr. Begor and Mr. Larsen elected to defer receipt of their 2020 annual equity grant shares until director service ends to the extent noted herein.

Director Stock Ownership Guidelines

The Corporate Governance Guidelines include stock ownership guidelines promoting commonality of interest with our stockholders by encouraging non-employee directors to accumulate a substantial stake in NCR common stock. Under our Corporate Governance Guidelines, non-employee directors are encouraged to accumulate NCR stock ownership equal to five times the annual retainer amount. Newly elected directors have five years to attain this ownership level. Ownership includes shares owned outright, restricted stock, and interests in RSUs or deferred shares, and excludes stock options. As of December 31, 2020, all of our non-employee directors exceeded the Guidelines, except Ms. Kiser and Mr. Begor who joined our Board in 2020, and Mr. Blank who became subject to the Guidelines effective September 20, 2019.

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Director Compensation Tables

Compensation for 2020 ($)

Director Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Mark W. Begor	7,886	337,143	-	345,029

Gregory Blank	106,396	357,771	-	464,167

Catherine L. Burke	103,000	225,015	-	328,015

Chinh E. Chu	69,500	294,560	-	364,060

Richard L. Clemmer	-	27,258	-	27,258

Robert P. DeRodes	-	23,753	-	23,753

Deborah A. Farrington	103,250	225,015	-	328,265

Georgette D. Kiser	95,500	270,022	-	365,522

Kurt P. Kuehn	28,500	-	-	28,500

Kirk T. Larsen	120,250	225,015	-	345,265

Linda Fayne Levinson	14,375	14,390	-	28,765

Matthew A. Thompson	115,250	225,015	-	340,265

Frank R. Martire	-	-	2,366,783	2,366,783

(1) For non-employee directors, this column shows annual retainers earned in cash in 2020.

(2) For non-employee directors, this column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants (including deferred grants), and annual cash retainers received as current or deferred shares (also referred to as “phantom stock units”). See Note 7 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, where we explain assumptions made in valuing equity awards.

(3) For Mr. Martire, the amount shown in this column consists of amounts provided under our executive compensation program. For more details, see the Executive Compensation – Compensation Discussion & Analysis section and our Perquisites – 2020 Table. The total amount includes base salary earned in 2020 ($229,769), the value of Company-paid premiums for life insurance ($52), Company matching contributions to our broad-based qualified 401(k) plan ($9,750), Company-paid amounts for medical diagnostic services under our Executive Medical Exam Program and for financial planning assistance under our Executive Financial Planning Program ($10,000 and $12,000 respectively), the Company’s incremental cost for personal use of the corporate aircraft for the reasons set forth in footnote (1) to our Perquisites – 2020 Table below ($105,212), a 2020 Premium-priced option award ($1,299,999; aggregate grant date fair value determined as noted in footnote (4) of our Summary Composition Table below), and a 2020 performance-based RSU award ($700,001; aggregate grant date fair value as noted in footnote (2) above).

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This Table shows the grant date fair value of non-employee director annual equity grants and other equity granted in 2020 under the Program.

Grant Date Fair Value(1) of Director(2) 2020 Retainers and Equity Grant Shares ($)

Director Name	Annual Equity RSU Grant	Current Stock in lieu of cash	Deferred Stock in lieu of cash

Mark W. Begor	258,758	-	78,386

Gregory Blank	357,771	-	-

Catherine L. Burke	225,015	-	-

Chinh E. Chu	225,015	69,545	-

Richard L. Clemmer	-	-	27,258

Robert P. DeRodes	-	-	23,753

Deborah A. Farrington	225,015	-	-

Georgette D. Kiser	270,022	-	-

Kurt P. Kuehn	-	-	-

Kirk T. Larsen	225,015	-	-

Linda Fayne Levinson	-	14,390	-

Matthew A. Thompson	225,015	-	-

(1) Grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants (including deferred grants), and annual cash retainers received in the form of current shares or deferred shares (also referred to as “phantom stock units”). See Note 7 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for an explanation of the assumptions we make in the valuation of our equity awards.

(2) For Mr. Martire, 2020 equity grants under our executive compensation program included these awards with associated grant date fair values determined as provided in footnote (1) above: (i) performance-based RSUs – $700,001; and (ii) Premium-priced options – $1,299,999.

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This Table shows the shares of NCR common stock underlying director equity awards as of December 31, 2020.

Shares of NCR Common Stock

Underlying Director(1) Equity Awards as of December 31, 2020 (#)

Director Name	Outstanding Options	RSUs Outstanding	Deferred Shares Outstanding

Mark W. Begor	-	-	17,115

Gregory Blank	-	6,429	-

Catherine L. Burke	-	6,429	-

Chinh E. Chu	-	6,429	-

Richard L. Clemmer	21,051	-	-

Robert P. DeRodes	21,051	-	-

Deborah A. Farrington	-	6,429	-

Georgette D. Kiser	-	6,429	-

Kurt P. Kuehn	10,039	-	35,670

Kirk T. Larsen	-	-	12,858

Linda Fayne Levinson	21,051	-	-

Matthew A. Thompson	-	6,429	-

(1) For Mr. Martire, equity awards under our executive compensation program as of December 31, 2020 included 774,504 nonqualified stock options and 183,363 RSUs.

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Proposal 2 – Say On Pay: Advisory Vote on the Compensation of the Named Executive Officers

The Board of Directors recommends that you vote FOR the proposal to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials.

✓	Robust oversight by the Compensation Committee

✓	Competitive, best practice compensation principles

✓	Strong pay for performance alignment with short-term incentives directly linked to performance against annual financial targets, and long-term incentives tied to execution of NCR’s multi-year business strategy and creation of stockholder value

✓	Strong link between management and stockholder interests

Proposal Details

We conduct a Say On Pay vote at our annual meeting of stockholders as required by Section 14A of the Securities Exchange Act of 1934, as amended. We currently conduct the Say On Pay vote every year. Unless our Board changes its policy, our next Say On Pay vote following the 2021 Annual Meeting of Stockholders will be held at our 2022 Annual Meeting of Stockholders. While this vote is non-binding, the Board and the Compensation and Human Resource Committee (the “Committee” as referenced throughout the various sections of this Proposal 2, including the Executive Compensation – Compensation Discussion & Analysis section) value the opinions of our stockholders. The Committee will consider the outcome of the Say On Pay vote as part of its annual evaluation of our executive compensation program.

Please read the following Executive Compensation – Compensation Discussion & Analysis section and our Executive Compensation Tables for information necessary to inform your vote on this proposal.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors recommends that you vote to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

Vote Required for Approval

Under applicable Maryland law and the Company’s Charter and Bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, is required to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials. Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of this proposal. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

Executive Compensation – Compensation Discussion & Analysis

Our Named Executive Officers

This Executive Compensation - Compensation Discussion & Analysis section describes NCR’s 2020 executive compensation program for our Named Executive Officers (the “named executives”), who are listed

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below. The Compensation and Human Resource Committee (the “Committee”) has sole authority over the program and makes all compensation decisions for our named executives. For more about the compensation of our named executives, see the Executive Compensation Tables below.

Michael Hayford – President and Chief Executive Officer (CEO)

Owen Sullivan – Chief Operating Officer (COO)

Timothy Oliver – Executive Vice President and Chief Financial Officer (CFO) beginning July 13, 2020

Adrian Button – Executive Vice President, Product and Service Operations

Daniel Campbell – Executive Vice President, NCR Global Sales

Andre Fernandez – Executive Vice President and Chief Financial Officer (CFO) until July 13, 2020, and Senior Advisor until his October 1, 2020 separation as described further below

Executive Summary

Business Overview

NCR is a leading software- and services-led enterprise provider in the financial, retail, hospitality and telecom and technology industries. NCR is a global company that is headquartered in Atlanta, Georgia. NCR offers a range of solutions that help businesses of all sizes run the store, run the restaurant and run self-directed banking. Our portfolio includes digital first offerings for banking, retailers and restaurants, as well as payments processing, multi-vendor connected device services, automated teller machines (ATMs), point of sale (POS) terminals and self-service technologies. We also resell third-party networking products and provide related service offerings in the telecommunications and technology sectors. Our solutions are designed to support our transition to an NCR-as-a-Service company and enable us to be the technology-based enterprise provider of choice to our customers.

NCR Strategic Business Transformation Priorities

Drive top line revenue growth by investing in our strategic growth platforms	Continue to shift business mix to recurring revenue streams and away from hardware toward software and services-led offerings	Focus on optimizing our spend to improve our operating margins

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2020 Focus Areas

Customer Care	Improve the customer experience and execution of new product introductions

Stockholder Value	Accelerate profitable top-line revenue growth by investing in and shifting our revenue mix to recurring software and services revenue streams we identify as strategic growth platforms, while improving the Company’s cost structure

Strategic Growth Platforms and Targeted Acquisitions	Increase capital expenditures in strategic growth platforms and targeted acquisitions to gain solutions that drive the highest growth and return on investment

Develop, Reward and Retain Talent	Develop, reward and retain talent with competitive recruiting, training and effective incentive-based compensation programs

Sales Enablement	Provide our sales force with top-performing and secure products bundled to target our desired revenue mix and drive customer delight and stockholder value, as well as invest in appropriate training programs to enable success

In 2020, NCR continued its strategic business transformation by focusing on NCR-as-a-Service, and driving the following strategy:

•	Shift to software and services revenue – 80% goal

•	Growing recurring revenue – 60% goal

•	Expanding our EBITDA margin – 20% goal

Company 2020 Financial Performance

2020 Financial Highlights

✓	Our full year cash flow from operations was $641 million and full year free cash flow(1) was $448 million

✓	Our recurring revenue increased 5% from the prior year and comprised 54% of total consolidated revenue

✓	Our revenue decreased 10% from the prior year due to COVID-19 and shift to recurring revenue

✓	Our software and services revenue represented 72% of total consolidated revenue

✓	Completed redemption of notes due in 2022 and 2023 for $1.3 billion and completed new bond offering for 8-yr and 10-yr notes for $1.1 billion, which extended the weighted average debt maturity and reduced interest expense

✓	Completed the redemption of approximately 132,000 shares of the Series A Convertible Preferred Stock

✓	Announced proposed transaction with Cardtronics plc

(1) Free cash flow is a non-GAAP measure. Net cash provided by operating activities is the most directly comparable GAAP measure. Refer to the Supplementary Non-GAAP Information section of this proxy statement for the reconciliation of free cash flow.

In 2020, NCR continued implementation of our strategic business transformation to enhance stockholder value by shifting our business mix from hardware to more software and services and driving increased

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recurring revenue through investments in our strategic growth platforms and by shifting to a subscription-based model.

The Committee structured the Company’s executive compensation program to focus behaviors in support of these business objectives, including several new operational goals to address short-term cash challenges in 2020, and an enhanced focus on achievement of sustainable business efficiencies and recurring EBITDA improvement.

As demonstrated by the financial highlights above, even in a challenging economic environment brought on by the global pandemic NCR has begun a successful implementation of the strategic business transformation strategy outlined in 2019. NCR’s executive leadership team adapted to evolving economic conditions and customer needs, while also accelerating internal expense management and organizational changes.

Revenue	Recurring Revenue

Net Cash Flow from Operating Activities	Free Cash Flow

Stockholder Engagement and Responsiveness to 2020 Say On Pay Vote

We regularly engage with our stockholders to understand their perspectives and views on our Company, including our executive compensation program, corporate governance and other strategic initiatives. Our annual Say On Pay vote is one avenue for the Board to receive feedback from stockholders regarding our executive compensation program. During the spring and fall of 2020, we proactively reached out to stockholders owning approximately 52% of our outstanding shares and spoke with stockholders owning approximately 19% of our outstanding shares. A member of the Committee participated in meetings with stockholders owning approximately 15% of shares outstanding.

All feedback from this engagement initiative was shared with the full Board and helped to inform the changes approved by the Committee for our executive compensation program.

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At our 2020 Annual Meeting, we received 84.67% of votes cast “FOR” our executive compensation program. These results reflect our stockholders’ support for our compensation philosophy and pay practices and actions we took in part due to our engagement with stockholders. Over the course of engagement, we learned that stockholders were supportive of the 2020 compensation program design, which included:

•

Performance metrics of LTI Recurring Revenue (as defined below) and LTI EBITDA (as defined below) for our performance-based restricted stock units under our 2020 Annual LTI program, along with a 3-year performance period and 3-year cliff vesting; and

•	100% performance-based LTI awards under our 2020 Annual LTI program, allocated 35% in Performance-Based RSUs and 65% in Premium-priced Options with a 115% price premium.

The Committee views stockholder engagement and the feedback received as essential to developing and improving our executive compensation program as well as getting general feedback on governance and other matters. We plan to continue our stockholder outreach annually, so we can continue to gain valuable feedback. Outreach with respect to our 2021 executive compensation program began in late 2020 and will continue in early 2021.

2020 Executive Compensation Program Changes

The Committee approved changes to the 2020 program design which were responsive to stockholder feedback and/or aligned with our strategic priorities. The changes are listed below:

2020 Changes – Pre-COVID 19	Why We Did It / Stockholder Feedback

Extend the performance measurement period of the Performance-Based RSUs from 1-year to 3-years

Performance-Based RSUs awarded under our 2020 Annual LTI Program have a 3-year performance period and will cliff-vest based on the achievement of the performance metrics for that period. Stockholders expressed support for this performance period and vesting structure.

Adjust the operational performance metrics for earning Performance-Based RSUs

Performance for the Performance-Based RSUs is measured by:

•  3-year “LTI Recurring Revenue” (as defined below): LTI Recurring Revenue continues to be an important indicator of our strategic execution and foundational to our long-term success. Stockholders expressed support for continuing to include a revenue metric in the LTI award.

•  3-year “LTI EBTIDA” (as defined below): Earnings is a key measure of our overall financial performance and profitability. Stockholders expressed support for the inclusion of an earnings-related goal in the LTI award.

Increase the percentage of the LTI Program which consists of performance-based equity

LTI awards made in our Annual LTI award cycle in February 2020 were 100% performance-based, allocated 35% in Performance-Based RSUs and 65% in Premium-priced Options with a 115% price premium:

•  Premium-priced Options directly tie the interests of our executives to those of our stockholders and incentivize strong stockholder returns. 115% represents a rigorous premium in the context of our historic stock price trend, but moreover requires achievement of a stock price that has not been reached since July 2017. Stockholders expressed support for options as part of our LTI mix.

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2020 Changes – Pre-COVID 19	Why We Did It / Stockholder Feedback

Compensation peer group is too heavily weighted toward peers with larger market capitalization than NCR

Modified the 2020 peer group to remove three larger peers, Adobe, VMWare and Salesforce, as well as First Data due to acquisition. Global Payments, PayChex, Black Knight, Sabre and ACI Worldwide were added to the peer group to achieve a balanced set of peers that served as a benchmark for our executive compensation beginning in 2020. Stockholders expressed support for a more balanced peer group.

Our Executive Compensation Philosophy

Our executive compensation program rewards executives for achieving and exceeding the Company’s strategic business and financial goals. We accomplish this by generally linking compensation to Company-wide metrics and operational results for areas that each member of our executive team directly controls. The Committee regularly evaluates the elements of our program to ensure that they are consistent with both Company and stockholder short-term and long-term goals, given the dynamic nature of our business and the markets where we compete for talent. The Committee annually approves the design of our executive compensation program, performance objectives, performance and compensation levels and final compensation for our named executives. For more details on the materials and data considered by the Committee in establishing our 2020 executive compensation program, including a description of our peer group for compensation purposes, see the Our Process for Establishing 2020 Compensation section below.

Executive Compensation Program Design – Factors We Consider

When designing our executive compensation program, the Committee considers actions that:

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Best Practices in NCR Executive Compensation

Our executive compensation program features many best practices:

WHAT WE DO		WHAT WE DON’T DO

✓

Use of ESG Metric in our Bonus Plan. For 2021, we adopted Environmental, Social & Governance (ESG) metrics as a modifier for our 2021 Annual Incentive Plan. The Compensation and Human Resource Committee will use the modifier to increase or decrease bonus payouts by up to 20% based on ESG performance.

X

No Guaranteed Annual Salary Increases or Bonuses. Salary increases are based on individual performance evaluations and certain competitive considerations, while annual cash incentives are generally tied to corporate and individual performance, as well as customer satisfaction (with limited exceptions in special circumstances, such as negotiated new hire starting bonuses under employment agreements).

No Compensation Plans that Encourage Excessive Risk Taking. Based on the Committee’s annual review, none of our pay practices incentivize employees to engage in unnecessary or excessive risk-taking.

No Hedging or Pledging of NCR Securities. Our policies prohibit hedging and pledging of the Company’s equity securities as described in the Hedging and Pledging Policy section below.

No Repricing Stock Options. Our Stock Plan prohibits repricing of stock options without prior stockholder approval.

Perquisites. We offer only perks we believe important to be competitive, to attract and retain highly talented executives, enhance productivity and ensure their safety and focus on critical business activities.

No Dividends or Dividend Equivalents Paid on Unvested Equity Awards. Equity awards must vest before dividends are payable.

No Excise Tax Gross-ups. Our named executives are not eligible for excise tax gross-ups or tax gross-ups on any perquisites other than standard relocation benefits, and limited relocation benefits for Mr. Fernandez upon separation.

No Special Executive Pension Benefits. There are no special executive or broad-based pension benefits for any named executives.

✓	Pay for Performance. A significant portion of our named executives’ compensation is “at risk” and delivered only if rigorous performance goals established by the Committee are achieved.	X
✓

Strong Link Between Performance Goals and Strategic Objectives. We link performance goals for incentive pay directly to stock price performance as well as to financial objectives and operating priorities designed to create long-term stockholder value.

X
✓

Independent Compensation Consultant. The Committee retains an independent compensation consultant to evaluate and advise on our executive compensation programs and practices, as well as named executive pay mix and levels.

X X X X X
✓

Benchmark Peers with Similar Business Attributes and Business Complexity. The Committee benchmarks our executive compensation program and annually reviews peer group membership with its independent compensation consultant.

✓	Strong Compensation Clawback Policy. Executive awards are subject to clawback in specified circumstances.
✓

Robust Stock Ownership Guidelines. We require named executives to meet our guidelines, which range from two to six times base salary, and to maintain the guideline ownership level after any transaction.

✓	Double Trigger Benefits in the Event of a Change in Control. Assumed equity awards do not automatically vest in a change in control of NCR unless employment also ends in a qualifying termination.
✓	Reasonable Change in Control Severance. Change in control severance benefits range from one to three times target cash pay depending upon the executive’s position.
✓

Stockholder Outreach. We regularly engage with our stockholders to better understand and consider their views on our executive compensation programs, corporate governance practices and other strategic initiatives.

✓	Compliant Procedures for Trading of NCR Stock. We only permit executive officers to trade in NCR common stock with appropriately protective pre-clearance procedures, including pursuant to a Rule 10b5-1 trading plan.

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Response to COVID-19

Overview

The coronavirus pandemic and government-imposed lockdowns had a significant impact on the Company’s workforce, its financial structure and overall strategy. The pandemic caused us to experience a decline in most of our markets and offerings. Since there was a significant amount of uncertainty in the first few months of the pandemic, our Board and its Committees oversaw and our management pursued several actions to serve our customers, maintain the health and safety of our employees, preserve cash, and continue our strategic business transformation. To that end, actions were taken in the following areas as described further below.

•

Communication with a Global Workforce: In the initial phase of the pandemic, as uncertainty about the economy and market declines concerned the workforce, NCR scheduled regular weekly all-hands webcasts and new outreach channels to ensure consistent engagement and communication with employees and customers on the impacts of COVID-19 to the Company.

•	Short-Term Liquidity: Preserving cash by reducing or eliminating salaries for our senior managers, as described above, and incentivizing savings in the short-term.
•	Human Capital Retention: Ensuring the health and safety of employees while retaining employees.
•

Compensation Structure: Adjusting the existing remuneration framework to address the challenges posed by the pandemic, including reducing or eliminating salaries for the named executives and other senior managers employed at that time.

Communication with a Global Workforce

The initial phase of the pandemic in the United States and around the world posed an unprecedented communication challenge for NCR. The nature of the novel coronavirus and its origins, as well as the dynamic of social media, created an environment where false information spread quickly, impacting the Company’s workforce and our customers. With employees in approximately 65 countries, NCR had to act quickly to set up communication channels and programs to remain in frequent contact with its workforce. In order to prevent any disturbance, NCR management set up multiple new “task force” meetings per week to monitor the extent to which COVID-19 was affecting NCR’s workforce, with a focus on continuing to engage and cultivate talent. New meetings were also safely set up across the Company to communicate relevant updates about COVID-19 and its effects on the economy and on the Company. These weekly all-hands webcasts became a channel for internal employee engagement and NCR’s external outreach efforts kept customers engaged and well-updated on relevant developments regarding the virus and the availability of programs for assistance to their businesses.

The internal and external outreach initiatives taken by NCR during this crisis enhanced the Company’s communication practices and provided a template for the leadership team on how to prepare for extraordinary situations in the future.

Short-Term Liquidity

On April 4, 2020, as a response to the COVID-19 pandemic’s impact on the global economy, in order to preserve cash and retain human capital as a result of the pandemic, the Committee, at the request of Mr. Hayford, reduced the base salaries of our named executives and all senior managers employed at that time. Mr. Hayford’s (CEO) and Mr. Martire’s (Executive Chairman) base salaries were reduced to zero (except for amounts to cover their healthcare insurance premiums under broad-based employee benefit plans) for the remainder of 2020; Mr. Sullivan’s and Mr. Fernandez’s were reduced by 50%; and Mr. Button’s and Mr. Campbell’s were reduced by 20% (see the Base Salaries for 2020 section below). The base salaries of our senior managers were reduced by amounts up to 20%. These pay cuts were done quickly at the beginning of the pandemic, and were put into place for the remainder of 2020 for the foregoing named executives and certain senior managers.

These are some of the other actions taken to preserve short-term liquidity:

•	Actions planned for execution that were deemed costly were reconsidered due to the pandemic.

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•	The Company set an increased cash savings target on an accelerated deadline so it could weather the pandemic.

•	NCR took several actions to improve short-term liquidity, such as the issuance of bonds and the draw-down of its revolving credit facility, while aggressively reducing cash spending.

Human Capital Retention

The well-being of NCR’s employees has been the number one priority since the first cases of coronavirus were identified. The Company-wide calls described above were also a key element in providing a sense of certainty to employees during an extremely unprecedented time period. In response to the pandemic, the Company took actions to improve short-term liquidity, including the salary reductions of our senior managers described above, in order to retain employees, including in units where the level of business activity suffered significant reduction. The management team deferred any type of broad-based employee terminations until August of 2020. The Company’s senior leadership team safely set multiple “task force” meetings per week to monitor the extent to which COVID-19 was affecting NCR’s workforce, with a focus on continuing to engage and cultivate talent.

As the pandemic made an impact on stock prices and the value of LTI awards and increased the likelihood of no bonuses being awarded under the 2020 Annual Incentive Plan, talent motivation and retention, including for current leadership who are critical to our strategic business transformation, rose to the top of the priority list. During this time period, NCR’s stock price fell to a ten-year low. There was extreme uncertainty around the possibility of a global economic crisis. Instead of modifying the performance targets under our 2020 LTI Program or 2020 Annual Incentive Plan, the Committee approved a one-time incentive grant to approximately 420 of our key executives and employees on July 1, 2020. The Committee awarded the grant in order to motivate and maintain employees during the crisis and felt this one-time grant recognized some of the unique external challenges of 2020 and its impact on the 2020 executive compensation program, while maintaining a direct performance link between compensation and our value creation strategy for our shareholders (see the One-Time Performance Share RSU Grant section below).

Compensation Plans

The unprecedented business environment of 2020 required several adjustments to the Company’s compensation practices to support and motivate management. During the peak of uncertainty caused by the global pandemic, the Company took measures to enable itself to withstand a prolonged economic crisis. This led to a focus on preserving cash. The Committee had approved the NCR Strategic Transformation Fitness Plan in 2019 prior to the pandemic, a long-term strategic transformation compensation plan. In light of the economic uncertainty caused by the pandemic and the focus on preserving cash, the NCR Strategic Transformation Fitness Plan previously approved by the Committee was adjusted to include a new goal of achieving short-term cash savings in excess of $250 million. The Committee took the following steps to adjust the remuneration framework, incentivize the achievement of short- and long-term goals and retain management essential to our continuing strategic business transformation:

•

Performance goals in the 2020 Annual Incentive Plan were not modified. These goals were set before the pandemic, and were not adjusted despite the impact of a global pandemic. No amounts were paid out under the 2020 Annual Incentive Plan.

•	Likewise, performance goals were not changed for performance-based RSUs previously awarded under the 2020 LTI Program in February 2020.
•

The NCR Strategic Transformation Fitness Plan, a one-time long-term strategic transformation compensation plan which was adopted in 2019 prior to the pandemic, played an important role in the planned strategic business transformation by providing mid- to long-term multi-year goals and motivation for the senior management team. A new goal of achieving short-term cash savings in excess of $250 million was added to the plan due to the uncertainty surrounding COVID-19, with significant results in savings and other significant achievements (see the NCR Strategic Transformation Fitness Plan section below).

•	In lieu of making changes and modifying our 2020 performance metrics related to our 2020 Annual Incentive Plan and 2020 LTI Program, the Committee made a one-time performance

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share RSU grant on July 1, 2020, with 50% vesting in 18 months on December 31, 2021 and 50% vesting in 30 months on December 31, 2022. The metric for these performance share RSUs is tied to NCR’s stock price, which directly aligns achievement to stockholder value, and provides incentive and retention value to our named executives. Retention was of specific importance as the Premium-priced options granted under the 2020 Annual LTI Program were granted pre-pandemic, with a strike price which represented a 15% premium over the grant date closing price of NCR stock. With NCR’s stock price dropping to a ten-year low and uncertainty looming heavy over the global economy, the Committee determined motivation and retention of key management in the middle of our strategic business transformation was essential and that further action by the Committee was necessary, as explained in further detail below and in the One-Time Performance Share RSU Grant section below.

2020 Compensation Program Design

Our compensation philosophy requires that a significant portion of total compensation for our named executives be strongly aligned with Company performance. We accomplish this by placing a large portion of our executives’ total compensation “at risk” and by requiring our executives to stretch to meet very challenging internal financial metrics that, if achieved, translate into shared value creation with our stockholders.

The Committee structured the 2020 executive compensation program to focus behaviors in support of our business strategy to enhance shareholder value by shifting our business mix from hardware to more software and services and driving increased recurring revenue through investments in our strategic growth platforms and by shifting to a subscription-based model.

After consideration of the external market factors (e.g. impact of COVID-19 and the global pandemic on the global economy) and taking into account shareholder interests, the Committee chose not to make any adjustments to the terms of the 2020 Annual Incentive Plan or 2020 LTI Program design or performance targets established for awards made prior to the pandemic.

As NCR did not achieve the threshold 2020 Adjusted EBITDA performance goal established by the Committee under the 2020 Annual Incentive Plan, the Committee determined that there would be no payouts under this Plan as further described below.

The 2020 LTI Program established in early 2020 was comprised 100% in performance-based compensation, with the target mix weighted 35% in performance-based RSUs and 65% in Premium-priced options with a 115% price premium. The Performance-Based RSUs will be earned based on performance over a three-year period using revenue and earnings goals, with cliff-vesting at the end of the three-year performance period. For the performance-based RSUs, year one performance came in at 64.2% of target due to the impact of the global pandemic. The Premium-priced options were granted with a strike price of 115% of the grant date closing price, just prior to the global spread of the COVID-19 virus and corresponding impact to the financial markets.

Awards under our 2020 LTI Program were made on February 12, 2020, at the time of our annual award cycle, and due to the impact of COVID-19 and the ongoing pandemic, NCR’s stock price dropped significantly after these awards were made. With a drop in stock price, motivation and retention of our top performers was a significant concern, since the current leadership is critical to our continuing strategic business transformation.

The Committee did not modify performance targets or otherwise adjust equity awards made in early 2020.

Incorporating Corporate Responsibility Into 2021 Design

In February 2021, the Committee reviewed and considered various ESG metrics to incorporate into our executive incentive programs. The Committee reviewed ESG metrics based on material environmental and

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social factors in our industry, peer benchmarking, and our long-term corporate strategy. In February 2021, the Compensation Committee approved the incorporation of ESG metrics into our 2021 Annual Incentive Plan. The ESG metrics will function as a +/- 20% modifier under the plan, with approximately half of this amount based on quantitative measures, and the remaining half based on qualitative progress toward achieving our ESG priorities.

Compensation Program Discussion

Summary of Compensation Program Actions by our Committee

The Committee’s compensation program actions noted below were consistent with its philosophy and objectives of paying for performance, aligning the interests of executives with the interests of stockholders, attracting, motivating and retaining executive talent, and adopting competitive, best-practice compensation programs that are appropriate for our Company:

•

2020 Annual Incentive Plan – To align our strategic financial and customer focus for 2020, we continued to use Adjusted Earnings Before Interest, Tax, Depreciation, and Amortization (Adjusted EBITDA), weighted 80%, and Net Promoter Score, weighted 20%, as our core financial objectives for the plan. This aligns our performance-based compensation strategy with a key financial metric that our investors monitor when evaluating our Company’s ongoing performance, and an internal metric tied to our overall customer success survey results that reflects the critical impact of customer satisfaction on our business. This approach also continues to differentiate our Annual Incentive Plan’s financial metrics from the performance goals used in our Long-Term Incentive Program.

The goals under our 2020 Annual Incentive Plan were not adjusted or modified during the pandemic, and accordingly when such goals were not achieved there was no payout under the Plan for 2020.

As a result of this non-funding, and the elimination of Mr. Hayford’s base salary after April 4, 2020, Mr. Hayford’s cash compensation for 2020 was $317,102.

•

2020 LTI Program – Granted Performance-Based RSUs and Premium-Priced Stock Options. For 2020, the Committee continued its focus on granting compensation that aligns named executive and shareholder interests under our NCR Corporation 2017 Stock Incentive Plan, as amended (“Stock Plan”). For all named executives (except Mr. Oliver as noted below), the 2020 LTI Program was comprised of 100% performance-based compensation, with the target mix weighted 35% in performance-based RSUs, and 65% in Premium-priced options with a 115% price premium. The performance-based RSUs will be earned based on performance over a three-year period using revenue and earnings goals, with cliff-vesting at the end of the three-year performance period. Metrics for the performance-based RSUs are 50% LTI Recurring Revenue and 50% LTI EBITDA. Premium-priced options have a seven-year term and vest 1/3 each year on the anniversary of the grant date. In each case, vesting is generally conditioned upon continued Company service through the vesting dates. These performance metrics and vesting conditions link the compensation earned by our named executives with our key strategic measures and continue to differentiate our LTI Program financial metrics from our Annual Incentive Plan metrics. Mr. Oliver, who joined the Company on July 13, 2020, received sign-on 2020 LTI awards under his negotiated new hire agreement with an award mix and terms described further below.

The performance goals for performance-based RSUs were not adjusted and the Premium-priced options were not modified as a result of the pandemic.

•

2020 Performance Share RSU Grants – In response to the impact of the global pandemic and in lieu of making adjustments to the annual awards under the 2020 Annual Incentive Plan or 2020 LTI Program, the Committee granted performance share RSU awards to approximately 420 of our senior managers, including all named executives on July 1, 2020 (other than Mr. Oliver who joined the Company in July 2020). These awards vest 50% in 18 months on December 31, 2021 and the remaining 50% in 30 months on December 31, 2022, subject to achievement of NCR stock price

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appreciation goals by December 31, 2021, in each case generally subject to continued Company service through the vesting dates. The maximum payout that may be earned is 200% of the target performance share RSU award granted. This performance metric creates direct alignment with our stockholders and provides critical incentive and retention value given the negative impact of the global pandemic on other significant portions of our named executives’ compensation.

•

NCR Strategic Transformation Fitness Plan – In 2019, prior to the pandemic, the Committee approved a one-time long-term strategic transformation compensation plan (the “Fitness Plan”). The Fitness Plan was designed to drive acceleration of NCR’s strategic business transformation through achievement of sustainable business efficiencies and recurring annual EBITDA improvement, leading to extreme value creation. The performance maximum was the achievement of $150M of recurring annual impact to EBITDA by December 31, 2021, the end of the performance period.

Early in 2020, as the impact of the global pandemic began to come into focus and cause extreme uncertainty surrounding the global economy, the Committee adjusted the plan to include a new goal of achieving short-term cash savings in excess of $250M for 2020 (the remainder of the previously approved plan would stay focused on recurring EBITDA run rate improvements). Per the terms of the program, payout could be made in either stock or cash at the discretion of the Committee. No cash was paid to the named executives for these awards. In order to preserve cash/liquidity, incentivize NCR stock price appreciation and enhance retention, the Committee determined to settle all awards earned by eligible named executives under the Fitness Plan in the form of RSU awards under our Stock Plan, subject to additional vesting terms as well as a further one year restriction period on transfer of the underlying shares. As discussed below, performance achieved under the Fitness Plan resulted in permanent improvements to recurring annual EBITDA run rates in excess of $150 million and cash savings in excess of $250 million during a time of uncertainty, such that the total award value earned by eligible participants under the Fitness Plan should represent a small percentage of the shareholder value such improvements could create.

•

2021 Annual Incentive Plan – For 2021, for all currently employed named executives with corporate oversight, which includes our CEO, the Annual Incentive Plan design will remain similar to the 2020 Annual Incentive Plan that was supported by our stockholders, except that new for 2021 ESG metrics have been incorporated into the Plan as discussed herein. The ESG metrics will function as a +/- 20% modifier under the Plan, with approximately half of this amount based on quantitative measures, and the remaining half based on qualitative progress toward achieving our ESG priorities. In addition, for named executives with specific business unit oversight, the annual incentive will be determined based 60% on achievement of financial performance metrics related to his or her business unit, and 40% on individual performance on key strategic goals in order to focus those executives on key business initiatives within their purview for the year that ultimately drive shareholder value creation.

•

2021 LTI Program – For 2021, for all currently employed named executives the Committee determined to provide a mix of 60% performance-based RSUs with the same performance metrics as in 2020, and 40% performance share RSUs in which the final payout will be determined based on achievement of an NCR stock price appreciation goal by the end of the performance period. Performance-based RSU awards have a 3-year performance period (2021-2023), and cliff-vest 100% at the end of that period. For performance share RSUs, the stock price appreciation goal must be achieved by December 31, 2022, with vesting to occur 50% in 22 months on December 31, 2022, and 50% in 34 months on December 31, 2023. Vesting for both types of RSU awards is generally subject to continued Company service through the vesting dates. These changes to our 2021 LTI Program are responsive to and/or consistent with stockholder feedback, and are designed to drive strong long-term performance on key goals and tightly link our executives’ pay with our stockholders’ experience.

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Independent Compensation Consultant

The Committee retains and is advised by Frederic W. Cook & Co., Inc. (“FWC”), a national executive compensation consulting firm, to assist in review and oversight of our executive compensation programs. The Committee considers FWC’s advice and recommendations when making executive compensation decisions. FWC is independent of the Company’s management and reports directly to the Committee. FWC representatives attended all meetings of the Committee in 2020. Our CEO and our Executive Chair are not present during Committee and FWC discussions about their respective compensation. Also, FWC reports on CEO and Executive Chair compensation are not shared with these officers. For more about FWC’s role as advisor to the Committee, see the Compensation and Human Resource Committee section above.

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2020 Compensation Pay Mix

The portion of performance-based “at risk” compensation increases directly with an executive’s role and responsibility within the Company, ensuring that our senior executives are held accountable to our stockholders. Consistent with our pay for performance philosophy, a very significant portion of our CEO’s 2020 target total pay, 95%, is directly linked to the performance of the Company through quantitative performance metrics and Net Promoter Score goals that support the strategy of the organization and are approved each year by the Committee. For our CEO, this percentage of 2020 target total pay includes unreduced 2020 base salary of $1 million, target 2020 Annual Incentive Plan award of $1.5 million, and target 2020 equity award values for all equity awards made under our Stock Plan in 2020 ($18,045 million, consisting of 2020 Premium-priced options, 2020 performance-based RSUs and 2020 performance share RSUs). The percentage of target total pay directly linked to the performance of the Company for our other named executives other than Mr. Oliver (based on the same pay elements noted for Mr. Hayford) averaged 91% for 2020. Mr. Oliver’s compensation was determined under his negotiated new hire agreement with the Company. Taking into account his sign-on equity awards and other new hire compensation, the percentage of his target total pay that is directly linked to the performance of the Company was 89% for 2020.

2020 Target Total Direct Compensation Pay Mix

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2020 Executive Compensation Program Details

Base Salaries for 2020

We endeavor to set base salaries at a level competitive with our peer group. This helps us attract and retain top quality executive talent, while keeping our overall fixed costs at a reasonable level.

On April 4, 2020, as a swift response to the COVID-19 pandemic’s impact on the global economy, in order to preserve cash, improve short-term liquidity and enable the Company to retain employees, the Committee, at the request of Mr. Hayford, reduced the base salaries of each of our named executive officers and all senior managers (excluding Mr. Oliver, who joined the Company in July 2020). Mr. Hayford’s (CEO) and Mr. Martire’s (Executive Chairman) base salaries were reduced to zero (except for amounts to cover their healthcare insurance premiums under broad-based employee benefit plans) for the remainder of 2020; Mr. Sullivan’s and Mr. Fernandez’s were reduced by 50%; and Mr. Button’s and Mr. Campbell’s were reduced by 20%. The base salaries of other Company senior managers were also reduced by amounts up to 20%. These base salary reductions were put into place for the remainder of 2020 for the foregoing named executives and certain senior managers.

2020 Base Salary Actions ($)

Named Executive	Effective Date of Most Recent Base Salary Action	Base Salary Prior to April 4, 2020	Base Salary from April 4, 2020 through December 31, 2020(1)	Rationale for Base Salary Actions
Michael Hayford	April 4, 2020	$1,000,000	$12,876	Response to COVID-19

Owen Sullivan	April 4, 2020	$725,000	$362,500	Response to COVID-19

Timothy Oliver	July 13, 2020	N/A	$625,000	New Hire – Competitive Position

Adrian Button	April 4, 2020	$525,000	$420,000	Response to COVID-19

Daniel Campbell	April 4, 2020	$575,000	$460,000	Response to COVID-19

Andre Fernandez	April 4, 2020	$625,000	$312,500	Response to COVID-19

(1) Mr. Oliver’s unreduced base salary pursuant to his negotiated new hire agreement with the Company is shown as of his 7/13/2020 hire date through December 31, 2020. Mr. Fernandez’s reduced salary continued through his October 1, 2020 date of separation from Company service.

As a result of this elimination of base salary after April 4, 2020, and the failure of the 2020 Annual Incentive Plan to fund due to the impact of the COVID-19 global pandemic, Mr. Hayford’s cash compensation for 2020 was $317,102.

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Annual Incentives for 2020

Annual Incentive Plan Opportunity for 2020

In 2020, our named executives participated in the 2020 Annual Incentive Plan established pursuant to the Second Amended and Restated NCR Management Incentive Plan (MIP). The 2020 Annual Incentive Plan is an annual short-term cash incentive plan designed to support NCR’s strategic business objectives, promote the attainment of our 2020 NCR Financial Plan, reward achievement of organizational objectives and effective collaboration across teams.

At the beginning of the performance year, the Committee establishes an annual target bonus for each named executive as a percentage of base salary. The target opportunities for our named executives in 2020 did not change from 2019, except for Mr. Button (whose 2019 opportunity was 110%) and Mr. Oliver (who joined NCR in July 2020). The target bonus opportunities were applied to the salary levels in place prior to the reductions described above:

2020 Annual Incentive Plan Target Opportunity

(% of Base Salary)

Named Executive	Target Bonus

Michael Hayford	150%

Owen Sullivan	150%

Timothy Oliver	150%

Adrian Button	125%

Daniel Campbell	110%

Andre Fernandez	125%

For all named executives, the maximum potential payout is limited to two times their target annual incentive.

Calculating Annual Incentive Awards

Awards under our 2020 Annual Incentive Plan are determined by the achievement of corporate and strategic goals that tie payouts directly to key measures of our overall business performance:

•

Corporate Objectives which are selected based on the key drivers and indicators of our corporate success. For 2020 these goals were Adjusted EBITDA and Net Promoter Score (the “Corporate Objectives”); and

•

Business Objectives which is a percentage modifier based on each named executive officer’s achievement of corporate goals and/or business unit performance goals for which they are responsible (each, a “Business Unit Performance Modifier”). For 2020, only the compensation of Mr. Button and Mr. Campbell was subject to a separate Business Unit Performance Modifier, which was based on results for the business units they respectively lead. For all other named executives, performance was measured solely against the Corporate Objectives given the impact their respective roles have on the achievement of these goals and the importance of such goals to our business.

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The calculation of 2020 Annual Incentive Plan awards includes the Corporate Objectives and the Business Unit Performance Modifier (where applicable) as follows:

Calculation of Total 2020 Annual Incentive Plan Bonus

Bonus Target (%)	X	Corporate Objectives (Range: 0% to 200%)	X	Modifier for Business Unit Performance Objectives (Range: 0% to 200%)*	=	Final Bonus Payout (%)
*For 2020, only applies to Mr. Button and Mr. Campbell. See further details in this section below.

Setting Annual Incentive Targets

Each year the Committee sets rigorous performance targets for the Annual Incentive Plan, while providing meaningful value to our executives upon achieving performance goals. Some of the factors that are considered when setting performance targets include our corporate strategy, our annual financial plan, our performance history, the industry outlook and other factors.

Annual Incentive Plan Corporate Objectives for 2020

Each year the Committee establishes Corporate Objectives and weightings based on our strategic and business direction for the year as laid out in our annual NCR Financial Plan. For 2020, the Committee established the Corporate Objectives based on the following two metrics, which the Committee believes are the right metrics because they incentivize strong operational performance and customer satisfaction:

Adjusted EBITDA (80%)	and	Net Promoter Score (20%)

Adjusted EBITDA Corporate Objective

For 2020, the Committee established Adjusted EBITDA as 80% of the 2020 Annual Incentive Plan Corporate Objectives because it is:

•	one of our key business objectives - driving profitable growth by increasing revenue and controlling operating costs;

•	simple to calculate and easily understood by both employees and stockholders;

•	a measure we can track throughout the year; and

•	a critical measure our investors use to assess our annual performance.

Net Promoter Score Corporate Objective

The Committee established our Net Promoter Score as 20% of the 2020 Annual Incentive Plan Corporate Objectives due to the critical importance of customer retention, customer referrals, customer relationships and driving customer satisfaction in our business.

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Corporate Objectives – Definitions and Impacts

The 2020 Annual Incentive Plan Corporate Objectives, including the definitions and impact of each, are shown in this chart:

2020 Annual Incentive Plan – Corporate Objectives

Objective	Definition / Calculation	Impact on NCR Results	Impact on Our Behavior

Adjusted EBITDA(1)

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. NCR determines Adjusted EBITDA based on its GAAP net income (loss) from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles, restructuring charges, among others.

		Profit (Loss) on our Income Statement (non-GAAP).	Management uses this metric to understand and evaluate our performance and make operating decisions that impact our shareholders.

Net Promoter Score

Net Promoter Score is a key measure of our customers’ overall perception of our brand. We calculate our Net Promoter Score by determining our average results under a semi-annual survey of customers conducted by an independent third party.

		Net promoter score is a measurement of customer experience and is an indicator of business growth.	Management uses this metric to gauge our customer satisfaction.

(1) Adjusted EBITDA is a non-GAAP measure. Net income from continuing operations attributable to NCR is the most directly comparable GAAP measure.

As described in the Supplementary Non-GAAP Information section, NCR management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) because it provides useful information to investors as an indicator of strength and performance of the Company’s ongoing business operations, including funding discretionary spending such as capital expenditures, strategic acquisitions and other investments.

We exclude the impact of the items described above from our Adjusted EBITDA Corporate Objective because they do not relate directly to a named executive’s performance or the Company’s operational success.

2020 Annual Incentive Plan Corporate Objectives – 2020 Funding

The Committee approves threshold, target, and maximum funding levels for the Corporate Objectives which, if achieved, would result in preliminary funding of the Annual Incentive Plan bonus at 50%, 100%, and 200%, respectively. Awards are interpolated between these points. The threshold for a particular Corporate Objective must be achieved before any payment will be made with respect to it, and no payment will be made if the Adjusted EBITDA threshold Corporate Objective is not met.

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In no event can the 2020 funding exceed 200%. The maximum 2020 funding for achievement of the Corporate Objectives is 200%, which consists of Adjusted EBITDA maximum funding at 160% (80% weighting x 200%) plus Net Promoter Score maximum funding at 40% (20% weighting x 200%).

Performance results are determined on a constant currency basis to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s 2020 financial plan, and exclude the impact of mergers and acquisitions.

•

Adjusted EBITDA Performance Target: The Committee established an Adjusted EBITDA Performance target of $1,084 million for 2020 (after constant currency adjustment and the impact of mergers and acquisitions); this represents a 2.5% increase over the Company’s Adjusted EBITDA results of $1,058M for 2019.

•	Net Promoter Score Target: The Committee established a Net Promoter Score target for 2020 that was 22.2% greater than the Net Promoter Score for 2019.

2020 Annual Incentive Plan Corporate Objectives – Funding Results

The coronavirus pandemic and government-imposed lockdowns and shelter in place orders had a significant impact on the Company’s financial performance. Although the 2020 Annual Incentive Plan Corporate Objectives were approved in February 2020, prior to the pandemic, the Committee decided not to change the 2020 Corporate Objectives.

The Adjusted EBITDA achieved for 2020 on a constant currency basis adjusted for the impact of mergers and acquisitions was $896 million which was below the threshold Adjusted EBITDA Corporate Objective of $976 million on a constant currency basis and adjusted to exclude the impact of mergers and acquisitions. This resulted in 0% funding for the Adjusted EBITDA Corporate Objective under the 2020 Annual Incentive Plan. The Net Promoter Score result for 2020 improved by a historic 100%, which exceeded the 2020 Net Promoter Score improvement target by 63.6%. However, the Net Promoter Score Corporate Objective did not apply since the Adjusted EBITDA threshold was not met. Thus, these performance results against our 2020 Annual Incentive Plan financial metrics resulted in an earned payout of 0% of target.

The 2020 Annual Incentive Plan objectives, results, earned payout and funded payout are shown in this Chart:

2020 Annual Incentive Plan Funding

		Performance for Corporate Objectives

Corporate Objectives	Weighting	Threshold (50% Funded)	Target (100% Funded)	Maximum (200% Funded)	Performance Results	Funding
Adjusted EBITDA(1)	80%	$976M	$1,084M	$1,301M	$896M	0%

Net Promoter Score	20%	11.1% Increase	22.2% Increase	122.2% Increase	100.0% Increase	0%

Payout (% of Target)	100%	—	—	—	—	0%

(1) The Adjusted EBITDA Corporate Objective is shown on a constant currency basis and neutral to the impact of mergers and acquisitions as determined appropriate by the Committee.

The coronavirus pandemic had a significant impact on the Company’s results. Although our 2020 Net Promoter Score was well above target, and Mr. Hayford and other named executives did achieve and exceed many of their 2020 individual objectives, the Committee certified that the Company’s 2020 Adjusted EBITDA did not meet the threshold performance goal established under the 2020 Annual Incentive Plan. Therefore, it was determined that no annual incentive awards would be paid to the CEO or any other named executives for 2020 in keeping with our pay-for-performance philosophy. Mr. Fernandez was not eligible to receive any 2020 Annual Incentive Plan award due to his October 2020 separation from service with the Company.

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2020 Annual Incentive Plan – Targets, Results and Payouts

2020 Annual Incentive Plan – Corporate Objectives Payouts:

For each named executive, annual incentive payouts are determined partially or fully based on the achievement of rigorous corporate goals.

The Committee’s establishment of challenging performance thresholds requires our named executives to achieve significant Adjusted EBITDA and Net Promoter Scores in order to receive any payout under the 2020 Annual Incentive Plan.

Since the individual performance of each of Mr. Hayford, Mr. Sullivan, and Mr. Oliver impacts NCR results at the corporate level given their Company roles, their performance was measured against the results on the 2020 Corporate Objective targets. Accordingly, based on 2020 performance achieved for the Adjusted EBITDA and Net Promoter Score metrics noted above, the bonus payout percentage for 2020 for each of Mr. Hayford, Mr. Sullivan, and Mr. Oliver was determined by the Committee to be zero. Though Mr. Button and Mr. Campbell were each subject to additional Business Unit Performance Modifiers as detailed further below, the bonus payout percentage for 2020 for each executive was also determined by the Committee to be zero as explained below. Mr. Fernandez received no bonus payout due to his October 2020 separation from service with the Company.

2020 Annual Incentive Plan - Payouts for Business Unit Modifier:

In addition to the Corporate Objectives, as noted above we may establish business unit performance objectives for each of our named executives. These performance objectives are assigned to our named executives based on their areas of influence, and/or on strategic initiatives that are critical for the Company’s achievement of its overall financial goals and stretch internal goals, as applicable. Based on the extent to which such a named executive satisfies his or her performance objectives, the Committee determines a Business Unit Performance Modifier that increases or decreases the preliminary bonus determined by the Corporate Objectives. The Business Unit Performance Modifier can range from 0% for poor performance to 200% for exceptional performance. For 2020, Mr. Button and Mr. Campbell were the only named executives with specific Business Unit oversight. Therefore, each of their annual incentive payouts is subject to a Business Unit Performance Modifier, calculated on the basis of results for the Global Sales and Product and Service Operations business units which they respectively lead. However, since the Adjusted EBITDA Corporate Objective was not met, business unit performance has no impact on the bonus calculation and the Business Unit Performance Modifier is not applicable.

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For 2020, Mr. Button’s Business Unit Performance Modifier objectives were:

		2020 Annual Incentive Plan – Business Unit Performance Modifier

Business Unit Objectives	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)

Hardware/Services Revenue(1)	60%	$3,300M	$3,667M	$4,400M

Controllable Hardware/Services Operating Income(1)	40%	$687M	$763M	$916M

TOTAL	100%	—	—	—

(1) The Hardware/Services Revenue and Controllable Operating Income objectives are shown on a constant currency basis as determined appropriate by the Committee.

For 2020, Mr. Campbell’s Business Unit Performance Modifier objectives were:

		2020 Annual Incentive Plan – Business Unit Performance Modifier

Business Unit Objectives	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)

Adjusted EBITDA(1)	60%	$976M	$1,084M	$1,301M

Individual Goals	40%	—	—	—

TOTAL	100%	—	—	—

(1) The Adjusted EBITDA objectives are shown on a constant currency basis as determined appropriate by the Committee.

2020 Annual Incentive Plan – Final Total Payouts

The total bonus payments approved for each named executive for the 2020 performance year were:

Named Executive	Target Bonus(1)	Funded Payout for Corporate Objective Results (% of Target)	Business Unit Performance Modifier(2)	Total Bonus Payout (After Modifier)
Michael Hayford	$1,500,000	0%	N/A	$0

Owen Sullivan	$1,087,500	0%	N/A	$0
Timothy Oliver	$432,693	0%	N/A	$0

Adrian Button	$616,875	0%	N/A	$0
Daniel Campbell	$632,500	0%	N/A	$0

Andre Fernandez	$434,195	0%	N/A	$0	(3)

(1) Based on salary prior to salary reduction as a response to the COVID-19 pandemic for all named executives, except that the amount for Mr. Oliver who joined the Company in July 2020 is based on actual salary paid in 2020.

(2) Due to the Corporate Objective of Adjusted EBITDA not being achieved, business unit performance and the Business Unit Performance Modifiers for Mr. Button and Mr. Campbell are not applicable, and the remaining named executives do not have such modifiers as noted above.

(3) Mr. Fernandez did not receive a 2020 Annual Incentive Plan payout due to his October 2020 separation from service with the Company.

As a result of this non-funding, and the elimination of Mr. Hayford’s base salary after April 4, 2020, Mr. Hayford’s cash compensation for 2020 was $317,102.

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2021 Annual Incentive Plan

For 2021, for all currently employed named executives with corporate oversight, which includes our CEO, the Annual Incentive Plan design will remain similar to the 2020 Annual Incentive Plan that was supported by our stockholders, except that new for 2021, ESG metrics have been incorporated into the plan as discussed above. The ESG metrics will function as a +/- 20% modifier under the Plan, with approximately half of this amount based on quantitative measures, and the remaining half based on qualitative progress toward achieving our ESG priorities. In addition, for named executives with specific business unit oversight, the annual incentive will be determined based 60% on achievement of financial performance metrics related to his or her business unit, and 40% on individual performance on key strategic goals in order to focus those executives on key business initiatives within their purview for the year that ultimately drive shareholder value creation.

NCR Strategic Transformation Fitness Plan

As part of the Company’s strategic multi-year goal to reach permanent EBITDA margin improvements and to shift to a recurring revenue business model, ultimately driving value creation for shareholders, the Committee established a one-time long-term strategic transformation compensation plan in 2019 (the “Fitness Plan”) pursuant to the MIP. The Fitness Plan was designed to drive acceleration of NCR’s strategic business transformation from a traditional hardware company to a technology services corporation through the achievement of sustainable business efficiencies and recurring annual EBITDA improvements.    The Fitness Plan goals had to be achieved no later than December 31, 2021. Upon establishing the Fitness Plan, the Committee determined a target opportunity for each eligible named executive, as a percentage of the total pool that would be funded based on the Company meeting the financial objectives of the Fitness Plan. Payouts can be paid in cash or equity, per the discretion of the Committee.

Highlights

•	Included 55 senior executive and other participants with the maximum goal of achieving $150 million in recurring annual EBITDA run rate improvements.

•

Recurring annual run rate improvements to EBITDA designed to generate meaningful sustained shareholder value estimated to be many times the total value of the awards earned by eligible participants under the Fitness Plan.

•	Results were tracked and verified by an independent, third-party multinational accounting firm.

•	After introducing three-year cliff vesting to other programs, the Fitness Plan also served as a bridge for a two-year gap with limited vesting of equity awards for the participants in the plan.

•	Secondary cash savings goal of $250 million in 2020, in response to the uncertainty surrounding the COVID-19 pandemic.

•

Achieved both cash savings in excess of $250 million and recurring annual EBITDA run rate improvements in excess of $150 million, thereby exceeding the maximum performance goals established by the Committee for the Fitness Plan.

•	One-time long-term strategic plan that expired after achieving significant results.

Delivered Results

The NCR Strategic Transformation Fitness Plan was calculated action taken by NCR to incentivize its executives to increase efficiencies and recurring annual EBITDA during a strategic business transformation, which in turn should significantly increase long-term shareholder value. The approach was a success: the Company delivered permanent improvements to NCR’s financial profile, such as:

•	NCR achieved significant cash savings in 2020 in excess of $250 million by creating efficiencies with procurement, capital spending, salary reductions, travel and contractor reductions.

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•

Recurring annual EBITDA run rate improvements in excess of $150 million allowed the Company to achieve significant cashflow improvements. These gains were achieved through optimizing the Company’s procurement, network, warehouse, logistics, workforce, transportation programs and travel.

Alignment with Short-Term and Long-Term Strategy

The NCR Strategic Transformation Fitness Plan was designed to drive change and efficiency while transitioning the Company to an NCR-as-a-Service corporation. The plan’s goal was to secure permanent, reoccurring annual improvements in EBITDA run rates and resulting shareholder value. However in 2020, the COVID-19 pandemic required an adjustment in the Company’s strategy to mitigate near-term challenges surrounding the global pandemic and corresponding economic crisis. The Fitness Plan was adjusted to include a new goal of achieving short-term cash savings in excess of $250 million in order to position the Company to withstand unpredictable economic conditions. With the extraordinary business environment of 2020, the Fitness Plan was an important factor to motivate and reward the achievement of short-term operational synergy and cash flow goals during a challenging time, while positioning NCR to achieve long-term strategic objectives. While this change drove significant cash savings in 2020, it did not impact awards under the plan as the Company exceeded the original $150 million recurring annual EBITDA target. The plan helped the Company’s short- and long-term goals in the following areas:

•	The $150 million of recurring annual run rate EBITDA will help acheive the goal of improving EBITDA margin.

•

All named executives participating in the plan earned awards solely in the form of RSUs that will vest on December 31, 2021, and with an additional one year holding period until December 31, 2022. No cash was paid for amounts earned by eligible named executives under the Fitness Plan. This approach ensures that executive interests are aligned with the Company’s performance and long-term shareholder value.

•	After introducing three-year cliff vesting to other programs, the Fitness Plan also served as a bridge for a two-year gap with limited vesting of equity awards for the participants of the plan.

•	The Fitness Plan played an important role during unprecedented times, providing short- to long-term goals and motivation for the senior management team.

•	The Fitness Plan is complementary to the Company’s Annual Incentive and LTI plans, which contain metrics that strongly align executive pay and performance.

•	This extraordinary multi-year plan served its purpose and was terminated in 2021.

NCR Strategic Transformation Fitness Plan Target Opportunity (As a % of the Total Funded Pool)

Named Executive	Fitness Plan Target
Michael Hayford	17.5%
Owen Sullivan	10.2%
Timothy Oliver	5.0%
Adrian Button	4.0%
Daniel Campbell	2.0%

The initial target goal of the Fitness Plan was the achievement of $100M - $150M of recurring annual impact to EBITDA during the performance period beginning in 2019 and ending no later than December 31st, 2021. Early in 2020, as a response to the impact of the global pandemic, the Committee updated the Fitness Plan

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with the addition of a cash savings target of $200M - $250M for 2020 (the remainder of the previously approved plan would stay focused on recurring annual EBITDA run rate improvements). While this change drove significant cash savings in 2020, it did not impact awards under the plan as the Company exceeded the original $150 million recurring annual EBITDA target.

Within the extraordinary business environment of 2020, the Fitness Plan was an important factor to motivate and reward achievement of short-term operational synergy goals and recurring earnings improvements, positioning NCR to achieve short-term objectives through a challenging time as well as broader transformational objectives and long-term strategy. The Fitness Plan led to improvements in the Company’s financial profile including significant cash savings and recurring annual improvements to EBITDA run rates. The Company achieved greater than $150M of recurring annual EBITDA run rate improvements and greater than $250M of cash savings, and accordingly, max funding, as detailed in the table below. These improvements, savings and results were tracked and then verified by an independent third-party multinational accounting firm, and reported to the Committee for consideration in determining the performance results achieved under the Fitness Plan.

Performance Objectives	Threshold	Target	Fitness Plan Results	Fitness Plan Funding
Recurring Annual EBITDA	$100.00M	$150.00M	> $150.00M	100% of Max
Cash Savings	$210.00M	$250.00M	>$250.00M	100% of Max
Funded Pool	$38.00M	$56.25M	—	$56.25M

NCR Strategic Transformation Fitness Plan – Final Earned Awards

The total NCR Strategic Transformation Fitness Plan earned award value approved by the Committee for eligible named executives was $21,731,250. No cash was paid to the named executives for these awards.

Consistent with the Company focus on preserving cash and improving liquidity, and in order to incentivize NCR stock price appreciation and enhance retention, the Committee determined to settle all Fitness Plan awards earned by eligible named executives solely in the form of RSU awards under our Stock Plan. These awards vest 100% on December 31, 2021 and remain subject to a one-year restriction period following vesting during which the underlying shares may not be sold or otherwise alienated.

Named Executive Officer	Fitness Plan Target (as a % of Total Funded Pool)	Total Funded Pool	Total Earned Award Value
Michael Hayford	17.5%	$56.25M	$9,843,750
Owen Sullivan	10.2%	$56.25M	$5,700,000
Timothy Oliver	5.0%	$56.25M	$2,812,500
Adrian Button	4.0%	$56.25M	$2,250,000
Daniel Campbell	2.0%	$56.25M	$1,125,000
Andre Fernandez	5.0%	$56.25M	$ 0(1)

(1) Mr. Fernandez was not eligible to receive any Fitness Plan award due to his October 1, 2020 separation from service with the Company.

With permanent improvements to recurring annual EBITDA run rates in excess of $150 million and cash savings in excess of $250 million during a time of uncertainty, the total award value earned by eligible participants under the NCR Strategic Transformation Fitness Plan should represent a small percentage of the shareholder value such improvements could create.

The NCR Strategic Transformation Fitness Plan served its purpose and was terminated in 2021.

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2020 Long-Term Incentives

Our Long-Term Incentive Program directly aligns a large portion of the total compensation of our named executives with Company performance and changes in stockholder value. In February 2020, the Committee approved the 2020 annual LTI awards under our Stock Plan of which 100% were performance-based for all named executives, except for Mr. Oliver who joined the Company in July 2020. Such awards consisted of 35% performance-based RSUs, and 65% nonqualified Premium-priced stock options with a 115% price premium. The Premium-priced options further increase management alignment with stockholder long-term interests with this rigorous 115% price premium. Our award mix reflects input from our stockholders supporting options, and their expressed preference to see a greater proportion of our annual long-term incentives granted as performance-based equity (compared to our 2019 program). Mr. Oliver received sign-on 2020 LTI awards under his negotiated new hire agreement with an award mix and terms described further below.

We generally use equity awards in our LTI Program to create commonality of interests with stockholders and to help attract and manage our ability to retain our key executives. These awards also provide a good balance for our executives and protection for our stockholders, because wealth creation can be realized by an executive only upon achievement of performance goals, service-based milestones and/or long-term Company stock price performance.

2020 Annual LTI Equity Awards - Key Features

The key features of 2020 annual LTI equity awards are:

Performance-Based RSUs (35% of Target 2020 award) with a three-year performance period from January 1, 2020 through December 31, 2022 were awarded to all named executives in February 2020 as a direct response to stockholder feedback, except for Mr. Oliver who received sign-on equity awards under his negotiated new hire agreement when he joined NCR in July 2020. The final earned award can range from 0% to 200% of the target units, based on the Company’s achievement of the 2020 LTI performance metrics of LTI Recurring Revenue (50% weighting) and LTI EBITDA (50% weighting). Units earned from achieving these performance goals will cliff vest on the third anniversary of the grant date, so long as the executive continues Company service through that date. The maximum share payout is capped at 200% of target. If performance for both metrics falls below the thresholds noted below, the entire award is forfeited. Under Mr. Oliver’s agreement, on August 1, 2020 he received a grant of sign-on time-based RSUs comprising 50% of his sign-on 2020 LTI award mix. These RSUs vest 1/3 on each anniversary of the grant date, generally subject to his continued Company service through the vesting dates.

Premium-Priced Stock Options (65% of Target 2020 award) were awarded to all named executives as nonqualified options with premium exercise price equal to 115% of the closing market price of NCR common stock on the February 2020 grant date, except for Mr. Oliver who received sign-on equity awards under his negotiated new hire agreement. Mr. Oliver was awarded sign-on Premium-priced options with a premium exercise price equal to 110% of the closing market price of NCR common stock on his August 1, 2020 grant date. For Mr. Oliver, this award comprised 50% of his sign-on 2020 LTI award mix. Awards for all named executives have a three-year restriction period and vest 1/3 on each anniversary of the grant date, generally subject to continued Company service through the vesting dates.

Special Vesting Rules provide that early vesting can occur only if employment ends because of death, disability or other limited reasons described in the Potential Payments Upon Termination or Change in Control section below.

The number of RSUs for an award is determined by converting the Committee approved award value to shares based on the grant date closing price of our common stock. The number of stock options for an award is determined using the Committee approved award value and the Monte-Carlo simulation valuation method.

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2020 Performance-Based RSUs – Performance Metrics

For 2020, 35% of our annual LTI equity awards for named executives consisted of performance-based RSUs, other than Mr. Oliver as noted above. The performance metrics for these awards, which are independently weighted, were:

LTI Recurring Revenue (50% weighting):

How we define this metric	LTI Recurring Revenue equals recurring revenue for the Company, adjusted to eliminate the impact of foreign currency during the performance period and exclude the impact of mergers and acquisitions.
Why we use this metric

LTI Recurring Revenue continues to be an important indicator of our strategic execution and is foundational to our long-term success. Stockholders expressed support for continuing to include a revenue metric in the LTI award.

LTI EBITDA (50% weighting):

How we define this metric

LTI EBITDA equals Adjusted EBITDA for the Company, further adjusted to eliminate the impact of foreign currency during the performance period, exclude the impact of mergers and acquisitions, and eliminate the net impact of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the amount to be recognized during the year of signing on a recurring revenue basis.

Why we use this metric	Earnings is a key measure of our overall financial performance and profitability. Stockholders expressed support for the inclusion of an earnings-related goal in the LTI award.

Setting Long-Term Incentive Targets:

At the time we set targets for the 2020 LTI Program metrics, a key component of NCR’s long-term strategy and Company transformation was the shift from selling perpetual software licenses, for which we record revenue and margin upfront, to term and subscription licenses with respect to which we record revenue and margin over time. In implementing this shift, NCR’s leadership team and Board understood that, while we expected that in the longer-term this would significantly accelerate our growth, in the near-term this would have a dampening effect on our revenue and margins. The Company has reflected this expectation in our public guidance and messaging to our investors.

Therefore, in setting targets for the 2020 Annual Long-Term Incentive program metrics for performance-based RSUs awarded in early 2020, the Committee determined to set targets that were in-line with our expectations for business performance for 2020 within the context of this expected near-term dampening effect of our strategic shift on our results. The Committee thus set targets for these metrics in line with our 2019 results, as this would require underlying growth of our business to offset the dampening effect from shifting to subscription-based revenue.

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Accordingly, the Committee set the following targets for our LTI Program metrics for our February 2020 performance-based RSU awards:(1)

LTI Recurring Revenue (50% weighting)	LTI EBITDA (50% Weighting)	Percent of Target
$3,571M	$1,199M	200% of target
$3,246M	$1,090M	100% of target
$2,921M	$ 981M	50% of target

(1) The LTI Recurring Revenue and LTI EBITDA objectives are shown on a constant currency basis and adjusted to eliminate the impact of mergers and acquisitions as determined appropriate by the Committee. LTI EBITDA shall further be adjusted to eliminate the net impact of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the amount to be recognized during the year of signing on a recurring revenue basis. Performance between these goal levels will be interpolated on a linear basis, with payout capped at 200% of target.

Annual LTI Program – February 2020 Equity Award Values

This Chart shows the 2020 total annual LTI equity award values approved by the Committee during the February award cycle for all named executives, except for Mr. Oliver whose values were approved when he joined the Company in July 2020:

Named Executive	Premium-Priced Stock Options		Performance- Based RSUs(1)		Total 2020 Annual LTI Award Value(2)
Michael Hayford	$7,150,000		$3,850,004		$11,000,004
Owen Sullivan	$4,290,001		$2,310,003		$6,600,004
Timothy Oliver	$1,999,999		$2,000,005		$4,000,004
Adrian Button	$1,624,997		$875,001		$2,499,998
Daniel Campbell	$1,624,997		$875,001		$2,499,998
Andre Fernandez	$2,599,999	(3)	$1,400,002	(3)	$4,000,001	(3)

(1) This column shows performance-based RSUs for all named executives made during our early 2020 annual LTI award cycle, except that with respect to Mr. Oliver, who did not receive performance-based RSUs in 2020, this column shows his 2020 sign-on time-based RSUs awarded on August 1, 2020 pursuant to his negotiated new hire agreement with the Company.

(2) Represents the grant date fair value of the RSUs and Premium-priced stock options, as shown in the Grants of Plan-Based Awards –2020 Table.

(3) Due to his separation from Company service on October 1, 2020, Mr. Fernandez forfeited 220,807 of his 2020 Premium-priced options (amounting to $1,733,335 of the grant date value shown in this Table) and 33,135 of his 2020 performance-based RSUs (amounting to $1,102,401 of the grant date value shown in this Table) in accordance with the terms of his 2020 equity award agreements together with his Employment Agreement with the Company dated August 27, 2018 and his Separation Agreement with the Company dated July 8, 2020. For more details about Mr. Fernandez’s agreements, see the Employment Agreement with Our Former Chief Financial Officer section and the Separation Agreement with Our Former Chief Financial Officer section below.

As noted above, due to the impact of the global pandemic, year one performance for these three-year cliff vesting awards came in at 64.2% of target. The Committee did not modify the performance targets for these awards or otherwise adjust the foregoing equity awards made in early 2020.

One-Time Performance Share RSU Grant

NCR’s 2020 annual LTI Awards were granted prior to the pandemic, on February 12, 2020. The performance metric targets for the 2020 performance-based RSUs and the 115% premium on the 2020 Premium-priced options were approved by the Committee prior to the onset of the COVID-19 pandemic for all named executives, except Mr. Oliver as noted below.

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As the pandemic and resulting global uncertainty continued to significantly impact our 2020 performance, the Compensation Committee continuously evaluated the appropriate actions to ensure key executives and employees remained motivated to continue to accelerate our NCR-as-a-Service strategic business transformation.

Due to the impact of the pandemic on our stock price, which underpins a significant portion of our executive and employee incentives, the Committee weighed the strategy of taking no action against the need to adjust the broad-based compensation structure.

The Committee took into the consideration that our stock price dropped to a 10-year low within weeks of executives having received Premium-priced options as part of 2020 performance equity incentives. In addition, the Committee recognized that the pandemic had heightened the likelihood that there would be no bonuses under the 2020 Annual Incentive Plan. The Committee believed this significant impairment of incentive value was a risk to shareholder value, as the retention and motivation of our leadership team during a challenging time was crucial for the following reasons:

•

Successfully Changing Our Revenue Model: Leadership is still in the process of a strategic business transformation of NCR from a hardware provider to a software provider with a recurring revenue model.

•

Improved Culture: In the past, NCR has had higher attrition and turnover than would be preferred, in part due to non-funding of annual and long-term incentives. Under the current leadership team, this turnover has decreased significantly, and overall Company culture has seen improvements.

•

Prevent Recruitment From Adjacent Industries: While the COVID-19 pandemic and the ensuing uncertainty impacted NCR’s business model, some companies in adjacent industries actually benefited from the pandemic due to the nature of their business models.

Hence, the Committee believed that retention of our leadership team needed to remain a high priority, especially with existing incentives largely having lost retention and incentive value. At the end of the second quarter of our fiscal year, the Committee determined that given the vast majority of executive compensation was at-risk and linked to stock price, it was imperative to take action to ensure that executives remain motivated to continue to execute our multi-year strategic business transformation.

The Committee decided that adjusting cash compensation or existing incentives was not in the best interests of the Company or its long-term stockholders. Hence, even with the uncertainty of future stock price movements, the Committee agreed that any one-time grants should be denominated in long-vesting stock, ideally with a stock performance orientation.

Accordingly, on July 1, 2020, the Committee approved a one-time Performance Share RSU grant to 420 eligible key executives and employees, thereby balancing the motivation and retention of our leadership team during this challenging time with the commitment to performance-based equity incentives. Further, denominating the awards in equity conserved cash and ensured the further alignment of executives’ interests with those of long-term stockholders.

The key features of this one-time grant include an eighteen-month performance period from July 1, 2020 through December 31, 2021. The target number of performance share RSUs is determined by converting the Committee approved award value to shares based on the grant date (July 1, 2020) closing price of our common stock. The final earned award can range from 0% to 200% of the target units, and will be determined by taking the target performance share RSUs and multiplying by the stock price multiplier, which is defined as the closing market price of NCR common stock on December 31, 2021, divided by the closing market price on the Grant Date. Vesting will be 50% in 18 months on December 31, 2021, and 50% in 30 months on December 31, 2022, generally subject to the executive’s continued Company service through the vesting dates.

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This Chart shows the number of one-time performance share RSUs granted by the Committee to our named executives in 2020.

Named Executive	Performance Share RSUs
Michael Hayford	324,101
Owen Sullivan	194,461
Timothy Oliver	0	(1)
Adrian Button	73,659
Daniel Campbell	73,659
Andre Fernandez	0	(2)

(1) Mr. Oliver joined NCR in July 2020 and did not receive a performance share RSU grant.

(2) Due to his expected transition to the position of Senior Advisor effective in July 2020, Mr. Fernandez did not receive a performance share RSU grant.

2021 LTI Program – Performance-Based RSUs and Performance Share RSUs

2021 LTI Program – For 2021, for all currently employed named executives the Committee determined to provide a mix of 60% performance-based RSUs with the same performance metrics as in 2020, and 40% performance share RSUs in which the final payout will be determined based on achievement of an NCR stock price appreciation goal by the end of the performance period. Performance-based RSU awards have a 3-year performance period (2021-2023), and cliff-vest 100% at the end of that period. For performance share RSUs, the stock price appreciation goal must be achieved by December 31, 2022, with vesting to occur 50% in 22 months on December 31, 2022, and 50% in 34 months on December 31, 2023. Vesting for both types of RSU awards is generally subject to continued Company service through the vesting dates. These changes to our 2021 LTI Program are responsive to and/or consistent with stockholder feedback, and are designed to drive strong long-term performance on key goals and tightly link our executives’ pay with our stockholders’ experience.

Our Process for Establishing 2020 Compensation

Our Committee has the sole authority to establish compensation levels for our named executives. When making compensation decisions, the Committee carefully examines:

•	External Market Analysis – Peer Group and Survey Data – including reports by the Committee’s independent compensation consultant on peer group member pay data and external market surveys;

•	Internal Compensation Analysis – Tally Sheets and Internal Equity – including management reports on comparable internal compensation levels and compensation history; and

•	Recommendations – from certain members of management concerning compensation for named executives in the limited circumstances noted below.

External Market Analysis – Peer Group and Survey Data

In general, the Committee considers the median of the peer group data described below when establishing base salary, annual incentive and long-term incentive opportunities. The Committee retains the flexibility to make adjustments to respond to market conditions, promotions, individual performance and internal equity. The Committee also reviews broad-based survey data prepared by its independent compensation consultant and considers key business decisions that can impact compensation.

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Compensation Peer Group Selection

The Committee reviews the Company’s compensation peer group annually with its independent compensation consultant and makes changes to the group to the extent determined appropriate based on changes in peer business attributes. The consultant then produces for the Committee’s review an independent analysis of the cash and equity compensation for the five highest compensated executives at each company within the final peer group, and a comparison of our similarly ranked named executives to the 25th, 50th and 75th percentiles of the peer group. The analysis also includes comprehensive modeling of long-term incentive costs and resulting levels of stockholder value transfer and dilution, which the Committee considers when developing the aggregate annual budget for equity compensation awards.

The unique combination of industries represented by our core business creates challenges in identifying comparable companies for executive compensation analysis. We select our peer group by examining other companies in terms of industry, size and recruiting in our GICS (Global Industry Classification Standard) industry group that are in the software and services or technology hardware industries, and are of reasonably similar size based on annual revenues, market capitalization, operating income and enterprise value. In addition, we look at variances to these metrics based on unique circumstances. We also consider other companies outside our GICS industry group where we compete for talent.

Final 2020 Peer Group

The Committee carefully reviewed our prior peer group, and with the advice of its independent compensation consultant, made these changes to our 2019 peer group for purposes of benchmarking our 2020 executive compensation program:

•

Adobe Systems, Salesforce, and VMware were removed due to their relatively higher market capitalization and because they do not compete directly with the company for business, executive talent or invested capital;

•	First Data was removed due to acquisition; and

•

Global Payments, Paychex, Black Knight, Sabre, and ACI Worldwide were added as they are software/services companies and better align with the continuing shift of NCR’s profile towards software/services.

After these changes, our final 2020 peer group consisted of the following companies:

ACI Worldwide Black Knight Citrix Systems Diebold Nixdorf Fidelity Info Services Fiserv	Global Payments Intuit Juniper Networks Keysight Technologies NetApp NortonLifeLock (formerly Symantec)	Paychex Sabre Seagate Service Now Western Digital Xerox

External Market Surveys

The Committee reviewed a comprehensive analysis and assessment prepared by its independent compensation consultant, which showed the competitive position of our named executive pay mix and levels compared to the marketplace using a combination of proxy data from our peer group, as well as general market data provided by the Company. Market survey data includes surveys concentrated on companies in both general and high-tech industries, which encompasses the Company’s competitors and non-competitors. The broad-based surveys give the Committee access to market data for numerous

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companies under a consistent methodology to assist our understanding of market trends and practices. The market surveys used were:

•

Towers Watson General Industry Executive Compensation Survey – U.S., including data on corporate-wide roles for companies with global revenue of $6-10 billion, and data for other roles for companies with appropriate group/division size based on revenue.

•	Towers Watson High Tech Executive Compensation Survey – U.S., including data for companies with appropriate unit size based on revenue.

•	Radford Global Technology Survey – Global, including data for companies with appropriate group/division size based on revenue.

The Committee considers market median levels when setting compensation, but retains flexibility to set compensation above or below the median based on individual considerations. When setting 2020 compensation levels for Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Fernandez, the Committee considered our peer group’s executive compensation data. For Mr. Button and Mr. Campbell, the Committee considered both our peer group’s executive compensation data and general market survey data for similar positions, weighted at 50% and 50% respectively.

Internal Compensation Analysis – Tally Sheets and Internal Equity

Tally Sheets

At each regular Committee meeting considering compensation changes, the Committee reviews comprehensive internal tally sheets showing the total compensation opportunity provided to our named executives over a three-year period. The tally sheets allow the Committee to review the degree to which historic, current and projected compensation, including unvested equity awards, support the Company’s pay for performance philosophy and retention objectives. The Committee uses the data in the tally sheets to assess actual and projected compensation levels. The tally sheets are also used to compare year-over-year compensation as part of the process of establishing competitive compensation levels for the following year.

Internal Equity

The Committee also reviews internal reports on named executive base salaries and incentive plan targets compared to internal peers. To maintain a fair balance throughout the executive level at the Company, we strive for a level of consistency in compensation. Differences in compensation are based on degree of judgment associated with and the strategic nature of particular executive roles, as well as individual performance measured both quantitatively and qualitatively.

Recommendations

In 2020, the Committee also considered recommendations from our CEO, Executive Chair, COO, and CHRO when establishing compensation levels for named executives other than the CEO and the Executive Chair. No member of management other than the Executive Chair participates in Committee discussions about CEO compensation. No member of management provides recommendations regarding his or her own compensation.

Other Employee Benefits

Like our other full-time salaried U.S. employees, the named executives participate in a variety of 401(k) and health and welfare benefit programs designed to attract, retain and motivate our workforce and keep us competitive with other employers. Our 401(k) plan encourages employees to save and prepare financially for retirement. Health and welfare and paid time-off benefits help our workforce stay healthy, focused and productive.

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The named executives are eligible for other limited benefits that the Committee considers reasonable and appropriate under our executive compensation philosophy. These benefits, which do not represent a significant portion of our named executives’ total compensation, are intended to attract and retain highly qualified talent, minimize distractions from critical Company business and ensure the safety and security of our key executives. These benefits are shown in our Perquisites Table and reported as “All Other Compensation” in our Summary Compensation Table. They include financial counseling, executive medical exams, relocation benefits, and with respect to Mr. Hayford, Mr. Sullivan and Mr. Oliver, certain personal use of corporate aircraft. The Committee prohibits all tax reimbursements (or tax gross-ups) with the exception of those provided in connection with relocations required by the Company, which are generally also provided to non-executive employees, and limited reimbursements in connection with negotiated separations.

Change in Control and Post-Termination Benefits

Change in Control Severance Benefits

If the Company considers potential change in control transactions, we want to ensure that key executives are incentivized to remain with us during this process and evaluate the transactions in an objective and undistracted way in order to support stockholder value. For these reasons, we maintain the Amended and Restated NCR Change in Control Severance Plan (the “Change in Control Severance Plan”) for our senior executive team. Under this plan, we pay only “double-trigger” separation benefits, that is, benefits pay out only if both a change in control occurs and employment ends in a qualifying termination. Our Change in Control Severance Plan has two benefit levels that apply to our named executives. There are no tax gross-ups under the plan for any named executives.

For more about plan benefit levels and double-trigger benefits, see the Potential Payments Upon Termination or Change in Control section below.

Severance Benefits

We provide our key executives reasonable severance benefits to ensure that we remain competitive with other employers, and to help us attract and retain top talent. Our Executive Severance Plan provides certain severance benefits in the event employment ends in a qualifying termination not connected to a change in control. For more about these severance benefits, see the Potential Payments Upon Termination or Change in Control section below.

Robust Stock Ownership Requirements

The Committee recognizes that executive stock ownership plays a critical role in aligning the interests of management with those of stockholders. We also believe that our most senior executives should maintain a significant personal financial stake in NCR to promote a long-term perspective in managing our business. For these reasons, we require that our named executives own NCR common stock worth a guideline multiple of base salary. Shares that count toward the guideline include shares owned personally, restricted stock and RSUs, and stock acquired through our Employee Stock Purchase Plan. Stock options do not count toward the guideline. Newly hired or promoted executives have five years to reach their guideline. The table below shows our current guidelines.

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As of February 28, 2021, all currently employed named executives either met or are on track to meet our stock ownership guidelines based on unreduced 2020 base salary. As of the date he became our Senior Advisor on July 13, 2020, Mr. Fernandez was no longer subject to our stock ownership guidelines.

Stock Ownership Guideline as a Multiple of Base Salary

Named Executive	Guideline
Michael Hayford	6
Owen Sullivan	5
Timothy Oliver	4
Adrian Button	3
Daniel Campbell	3

Compensation Clawback Policy

We have a policy generally providing that short-term and long-term incentive awards to our executive officers, including our named executives, are subject to clawback (forfeiture or repayment), as directed by the Committee, if:

•	the payment, grant or vesting of the award was based on achieving financial results that were the subject of a restatement of the Company’s financials within three years; and

•

the Committee determines in its sole discretion that the executive officer’s negligence, fraud or misconduct caused or contributed to the need for the restatement, and that forfeiture or repayment is in the best interests of the Company and our stockholders.

If it is determined that the above conditions are met, then to the full extent permitted by law and as directed by the Committee, the executive officer must also forfeit any outstanding equity awards and repay amounts received from time-based equity award vesting and gains from stock option exercises.

Hedging and Pledging Policy

Our Insider Trading Policy incorporates the Company’s prohibitions against hedging, pledging and related transactions. The Policy applies to all officers, directors, employees (including temporary employees) and contractors of the Company and its subsidiaries who have access, including temporary access, to material nonpublic information, as well as certain family members of, and individuals who live in the same household as, are financially dependent on, or whose transactions (including transactions by an entity) in NCR’s securities are directed by or subject to the influence or control of, any such person.

In order to restrict covered persons from engaging in transactions that hedge or offset, or are designed to hedge or offset, fluctuation in the market value of NCR equity securities, our Insider Trading Policy prohibits covered persons from directly or indirectly engaging in hedging activities or transactions of derivative securities of the Company at any time. In addition, our directors, executive officers and designated key employees are prohibited from taking margin loans where NCR securities are used, directly or indirectly, as collateral for the loan, and from pledging NCR securities as collateral for a loan. An exception to the foregoing pledging prohibition may be granted upon advance approval of our General Counsel, subject to a clear demonstration of financial capacity to repay the loan without resorting to the pledged securities, and satisfaction of the remaining requirements of our Insider Trading Policy.

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Tax Considerations in Setting Compensation

Under Federal tax rules in effect for tax years beginning on and after January 1, 2018 (which tax rules eliminated a performance-based compensation exception that was previously available), compensation over $1 million paid annually for certain covered employees, including the named executives, generally is not deductible for federal tax purposes. As has been the case historically, the Committee continues to have the ability to pay compensation to our named executives in appropriate circumstances, even if such compensation is not fully deductible.

Board and Compensation and Human Resource Committee on Executive Compensation

The Compensation and Human Resource Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion & Analysis with management. Based on that review and those discussions, the Committee recommended to our Board of Directors that the Compensation Discussion & Analysis be included in these proxy materials.

The Compensation and Human Resource Committee

Matthew A. Thompson (Chair)
Mark W. Begor
Chinh E. Chu
Kirk T. Larsen

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Executive Compensation Tables

Summary Compensation Table

Our Summary Compensation Table below shows the total compensation paid to or earned by each of our named executives with respect to the fiscal year ending December 31, 2020, and for those individuals who were then named executives, with respect to the fiscal years ending December 31, 2019 and December 31, 2018.

Summary Compensation Table ($)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
(a)	(b)	(c)(2)	(d)(3)	(e)(4)	(f)(5)	(g)(1)(6)	(h)(7)	(i)
Michael Hayford(1)	2020	317,102	—	10,895,960	7,150,000	9,843,750	118,454	28,325,266
President & Chief Executive Officer	2019	1,000,000	—	6,500,007	3,499,999	1,539,962	240,604	12,780,572
	2018	634,615	1,010,959	5,000,011	7,499,881	—	94,423	14,239,889
Owen Sullivan(1)	2020	474,039	—	6,537,585	4,290,001	5,700,000	66,892	17,068,517
Chief Operating Officer	2019	725,000	—	3,899,988	2,100,001	1,116,472	237,968	8,079,429
	2018	292,789	482,671	2,250,000	3,749,994	—	74,071	6,849,525
Timothy Oliver(1)
Executive Vice President & Chief Financial Officer	2020	288,462	—	2,000,005	1,999,999	2,812,500	105,462	7,206,428
Adrian Button(1)
Executive Vice President, Product and Service Operations	2020	468,462	—	2,476,348	1,624,997	2,250,000	27,292	6,847,099
Daniel Campbell(1)	2020	513,077	—	2,476,348	1,624,997	1,125,000	15,343	5,754,765
Executive Vice President, NCR Global Sales	2019	575,000	—	1,299,996	700,003	649,370	19,005	3,243,374
	2018	479,596	500,000	5,000,011	499,996	—	9,970	6,507,573
Andre Fernandez(1)	2020	347,356	—	1,400,002	2,599,999	—	2,547,209	6,894,566
Former Senior Advisor;	2019	625,000	—	2,599,992	1,399,998	802,064	162,873	5,589,927
Former Executive Vice President & Chief Financial Officer	2018	187,500	267,551	3,000,011	999,998	—	57,867	4,512,927

(1) Cash compensation for Mr. Hayford in 2020 was $317,102 due to the voluntary reduction in his base salary as approved by the Committee starting April 4, 2020 and the Company’s failure to achieve the 2020 Annual Incentive Plan Adjusted EBITDA threshold which was not changed due to the COVID-19 global pandemic. The 2020 cash compensation of each of Mr. Sullivan, Mr. Button, and Mr. Campbell was also reduced for the same reasons to the following amounts: Mr. Sullivan: $474,039; Mr. Button: $468,462; Mr. Campbell: $513,077. For Mr. Oliver, who joined the Company in July 2020 without a base salary reduction, his 2020 cash compensation of $288,462 also reflects the Company’s underperformance under our 2020 Annual Incentive Plan noted above. The 2020 cash compensation of Mr. Fernandez of $347,356 reflects his base salary reduction and his October 2020 separation (which made him ineligible for the foregoing plan). The amounts shown in the Non-Equity Incentive Plan Compensation for 2020 column consist entirely of RSUs granted under our Stock Plan in full settlement of earned awards under our Fitness Plan, a one-time long-term strategic transformation compensation plan that targeted and achieved in excess of $150 million in recurring annual EBITDA improvements and in excess of $250 million in cash savings. For more details on this plan, see the NCR Strategic Transformation Fitness Plan section in our Executive Compensation – Compensation Discussion & Analysis section above.

(2) On April 4, 2020, as a swift response to the COVID-19 pandemic’s impact on the global economy, in order to preserve cash, improve short-term liquidity and retain human capital, the Committee, at the request of Mr. Hayford, reduced the base salaries of each of our named executive officers (excluding Mr. Oliver, who joined the Company in July 2020) and all senior managers. Mr. Hayford’s and Mr. Martire’s (Executive Chairman) base salaries were reduced to zero (except for amounts to cover their healthcare insurance premiums under broad-based employee benefit plans) for the remainder of 2020; Mr. Sullivan’s and Mr. Fernandez’s were reduced by 50%; and Mr. Button’s and Mr. Campbell’s were reduced by 20%. These base salary reductions were put in place for the remainder of 2020 for the foregoing named executives and certain senior managers.

(3) This column represents 2018 bonus commitments paid in early 2019 under negotiated new hire employment agreements, except that Mr. Campbell’s amount for 2018 includes: (i) a negotiated new hire sign-on bonus of $150,000 subject to repayment in the event of his resignation during the year after his start date; and (ii) a discretionary bonus recommended by the CEO and approved by the Committee in the amount of $350,000 for his leadership on certain Company-wide strategic directives and the achievement of various individual management objectives.

(4) This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of stock awards granted to each named executive in the applicable year. See Note 7 of the Notes to Consolidated Financial Statements contained in the

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Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for an explanation of the assumptions we make in the valuation of our equity awards. Assuming achievement of the highest level of performance, the aggregate grant date fair values of the performance-based RSUs and the performance share RSUs granted in 2020 are: Mr. Hayford: $21,791,920; Mr. Sullivan: $13,075,169; Mr. Button: $4,952,695; Mr. Campbell: $4,952,695; Mr. Fernandez: $2,800,003. Mr. Oliver joined NCR in July 2020, and did not receive performance-based RSUs or performance share RSUs. For more about our 2020 awards, see the Grants of Plan-Based Awards – 2020 Table.

(5) Represents the grant date fair value of the option awards granted in the applicable year. See Note 7 of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for an explanation of the assumptions we make in valuing our option awards. For more about our 2020 Premium-priced option awards, see the Grants of Plan-Based Awards – 2020 Table.

(6) For 2020, this column does not include any cash payments and shows RSUs awarded on February 23, 2021 to eligible named executives under our Stock Plan in full settlement of amounts earned under our long-term Fitness Plan. See the NCR Strategic Transformation Fitness Plan section in our Executive Compensation - Compensation Discussion & Analysis above. The Committee determined to make these equity awards in lieu of paying such earned amounts in cash in order to preserve cash/improve liquidity, incentivize NCR stock appreciation and enhance retention. These RSU awards vest 100% on December 31, 2021 and remain subject to a one-year restriction period following vesting during which the underlying shares generally may not be sold or otherwise alienated. Mr. Fernandez did not receive such an RSU award because he forfeited his Fitness Plan award upon his October 2020 separation from service. For 2019, this column represents amounts earned by our named executives under our 2019 Annual Incentive Plan.

(7) The amounts in this column consist of the aggregate incremental cost to the Company of the perquisites provided to the named executives, any insurance premiums paid by the Company with respect to life insurance for the benefit of the named executives, contributions made by the Company to the NCR Savings Plan (our 401(k) plan) on behalf of the named executives and certain other payments. For Mr. Fernandez, the 2020 amount includes a cash severance payment of $2,449,375, executive outplacement services valued at $10,000 and certain welfare benefits continuation valued at $38,259, each of the foregoing pursuant to his separation agreement with the Company. Additional details regarding these amounts are included in the All Other Compensation – 2020 Table and Perquisites – 2020 Table and the Agreements with Our Named Executives and the Separation Agreement with Our Former Chief Financial Officer sections below.

All Other Compensation Table

This Table shows the value of Company-paid perquisites and other personal benefits, insurance premiums and Company matching contributions to the NCR Savings Plan, our 401(k) plan, on behalf of our named executives in 2020:

All Other Compensation – 2020 ($)

Named Executive	Perquisites and Other Personal Benefits(1)	Insurance Premiums(2)	Company Contributions to Retirement / 401(K) Plans(3)	Total

Michael Hayford	108,652	52	9,750	118,454
Owen Sullivan	56,394	748	9,750	66,892
Timothy Oliver	103,697	323	1,442	105,462
Adrian Button	17,000	542	9,750	27,292
Daniel Campbell	5,000	593	9,750	15,343
Andre Fernandez	39,395	430	9,750	49,575

(1) This column shows the Company’s aggregate incremental cost for the perquisites and other personal benefits described in the Perquisites - 2020 Table below.

(2) This column shows the value of Company-paid premiums for life insurance for the benefit of our named executives.

(3) This column shows Company matching contributions to our 401(k) plan, which the Company also makes for our non-executive participants in that plan.

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Perquisites Table

This Table shows the aggregate incremental cost to the Company for perquisites for our named executives in 2020.

Perquisites – 2020 ($)

Named Executive	Corporate Aircraft Usage(1)	Executive Medical Program(2)	Financial Planning Allowance(3)	Relocation(4)	Total

Michael Hayford	91,652	5,000	12,000	—	108,652
Owen Sullivan	39,394	5,000	12,000	—	56,394
Timothy Oliver	3,640	5,000	12,000	83,057	103,697
Adrian Button	—	5,000	12,000	—	17,000
Daniel Campbell	—	5,000	—	—	5,000
Andre Fernandez	—	5,000	12,000	22,395	39,395

(1) This column shows the Company’s incremental cost for personal usage of the corporate aircraft. Personal use of aircraft includes commuting between executives’ principal place of residence and the Company’s headquarters in Atlanta, which the Company believes is an important incentive to attract top-tier talent in the highly competitive technology industry to the Company. The Company provides the use of corporate aircraft both for executives’ business-related and personal travel in order to support the efficiency and productivity of our executives, protect their personal safety and security, and to ensure the confidentiality of our business. We calculated this incremental cost by determining the variable operating cost to the Company, including items such as fuel, landing and terminal fees, crew travel expenses and operational maintenance. Expenses determined to be less variable in nature, such as general administration, depreciation and pilot compensation, were not included in this incremental cost. On occasion, family members and close associates traveled with or at the authorization of our CEO on corporate aircraft; the Company incurred de minimis incremental costs as a result of such travel, which costs are included in the Table.

(2) This column shows the Company-paid maximum amount available to named executives for medical diagnostic services under our Executive Medical Exam Program. Though some executives may not use the maximum, for privacy reasons we choose to disclose the maximum benefit (rather than amount actually used) available under the Program ($5,000 for those under age 65 and $10,000 for those age 65 or older).

(3) This column shows the Company-paid amounts for financial planning assistance under our Executive Financial Planning Program.

(4) This column shows relocation expenses related to our named executives. Included in these relocation figures are the following tax gross-up amounts: Mr. Oliver: $31,702; Mr. Fernandez: $10,378.

Agreements with Our Named Executives

Our named executives have agreements with the Company that generally describe, among other things, their initial base salaries, bonus opportunities and equity awards, as well as benefit plan participation and applicable restrictive covenants. These agreements generally are not updated to reflect later compensation changes.

Employment Agreement with Our President & Chief Executive Officer

Mr. Hayford: Mr. Hayford’s April 27, 2018 employment agreement describes his initial base salary, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. For each of 2019 and 2020, NCR agreed that his annual LTI award would have an aggregate grant value of at least $10 million. The agreement also provides for Mr. Hayford’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) base salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) base salary plus target bonus. If his employment is terminated (other than for cause) or if he resigns for good reason, under the agreement Mr. Hayford’s unvested 2018 equity awards vest immediately, and his 2018 options remain exercisable for 1 year (or until earlier expiration). “Cause” generally means grounds for cause under our Change in Control Severance Plan, felony conviction or material Code of Conduct violation. “Good reason” generally means assignment of duties inconsistent with position, authority,

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duties or responsibilities or diminution in such items, relocation over 40 miles or material breach of employment agreement or 2018 equity agreements.

Employment Agreements with Other Currently Employed Named Executives

Mr. Sullivan: Mr. Sullivan’s July 18, 2018 employment agreement describes his initial base salary as Chief Operating Officer, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. For 2019, NCR agreed that his annual LTI award would have an aggregate grant value of at least $4.5 million. The agreement also provides for Mr. Sullivan’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) base salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) base salary plus target bonus. If his employment is terminated (other than for cause) or if he resigns for good reason, under the agreement Mr. Sullivan’s unvested 2018 equity awards vest immediately, and his 2018 option awards remain exercisable for 1 year (or until earlier expiration). “Cause” and “good reason” generally have the same meanings noted for Mr. Hayford above.

Mr. Oliver: Mr. Oliver’s June 17, 2020 employment agreement describes his initial base salary as Chief Financial Officer, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. Under the agreement, Mr. Oliver’s sign-on annual LTI award granted on August 1, 2020 consisted of Premium-priced options valued at $2 million with an exercise price equal to 110% of the grant date NCR stock closing market price, and time-based restricted stock units valued at $2 million that vest 1/3 on each anniversary of the grant date generally subject to his continued Company service through the vesting dates. The agreement also provides for Mr. Oliver’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) base salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) base salary plus target bonus. If his employment is terminated (other than for cause) or if he resigns for good reason, under the agreement Mr. Oliver’s unvested 2020 sign-on equity awards vest immediately, and his 2020 sign-on options remain exercisable for one year (or until earlier expiration). “Cause” and “good reason” generally have the same meanings noted for Mr. Hayford above.

Mr. Button: We entered into an agreement with Mr. Button on January 8, 2018 when he was promoted to his prior position of Senior Vice President, NCR Global Hardware Product Operations. The agreement describes (among other things) his promotional base salary, incentive opportunities, benefit plan participation and related items. Under the agreement, Mr. Button’s 2018 minimum promotional equity award commitment, subject to Committee approval, was valued at $2 million. The agreement also provides for Mr. Button’s Change in Control Severance Plan participation with a Tier 2 separation benefit of two times (2x) base salary plus target bonus, as well as benefit plan participation.

Mr. Campbell: Mr. Campbell’s employment agreement dated December 28, 2017 describes his initial base salary as EVP, NCR Global Sales, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. He received a sign-on award of performance-vesting RSUs and a cash sign-on bonus of $150,000 (subject to repayment if he resigned during his first year of employment). For 2018, the Company agreed that his annual LTI award would have an aggregate grant value of at least $1.5 million. The agreement also provides for Mr. Campbell’s Executive Severance Plan participation with a separation benefit of one times (1x) base salary plus target bonus, and Change in Control Severance Plan participation with a Tier II separation benefit of two times (2x) base salary plus target bonus. If his employment was terminated (other than for cause) or if he resigned for good reason during the first two years of employment, under the agreement Mr. Campbell’s unvested 2018 new hire and 2018 annual equity awards would have vested immediately (with RSUs subject to performance conditions vesting at “target”). “Cause” and “good reason” have meanings similar to those noted for Mr. Hayford above.

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Employment Agreement with Our Former Chief Financial Officer

Mr. Fernandez: Mr. Fernandez’s August 27, 2018 employment agreement described his initial base salary as EVP and Chief Financial Officer, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provided for Mr. Fernandez’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) base salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) base salary plus target bonus. Further, if Mr. Fernandez’s employment is terminated (other than for cause) or if he resigns for good reason, under the agreement (i) his unvested 2018 equity awards would vest immediately, (ii) his 2018 options would remain exercisable for 1 year (or until earlier expiration), (iii) if termination occurs during the period that begins six months after a grant or vesting date for a particular equity grant and that ends 364 days after that same grant or vesting date for a particular equity grant Mr. Fernandez would be entitled to full vesting of the equity tranche for that particular grant that would otherwise vest on the scheduled vesting date next following the date of termination, with any option tranche so vesting remaining exercisable until the earlier of the first anniversary of the employment termination or the option expiration date, (iv) if termination occurred after the end of a fiscal year, he would receive any unpaid bonus for that year based on Company performance, and (v) if termination occurred in the last half of the year, he would receive a prorated bonus for that year, based on his service and Company performance. “Cause” and “good reason” generally have the same meanings noted for Mr. Hayford above.

As noted above, Mr. Fernandez ceased his position as Executive Vice President and Chief Financial Officer on July 13, 2020. He continued to assist with transition and advisory services, until he separated from service with the Company on October 1, 2020. Mr. Fernandez’s separation agreement terms are described in the Separation Agreement with Our Former Chief Financial Officer section below.

Grants of Plan-Based Awards Table

The Table below shows the equity and non-equity incentive plan awards approved by the Committee for our named executives. Equity awards were made under our Stock Plan. Non-equity awards were made under our 2020 Annual Incentive Plan and the NCR Strategic Transformation Fitness Plan. These plans and related awards are described in the Executive Compensation – Compensation Discussion & Analysis section above.

Grants of Plan-Based Awards – 2020 ($)
			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2					Equity Incentive Plan Awards:
Named Executive	Award Type	Grant Date	Threshold	Target	Max	Threshold	Target	Max	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards(4)

Michael Hayford	Annual Incentive Plan		750,000	1,500,000	3,000,000	—	—	—	—	—	—	—
	Strategic Transformation Fitness Plan		6,650,000	9,843,750	9,843,750	—	—	—	—	—	—	—
	Premium-Priced Stock Options	02/12/2020	—	—	—	—	—	—	—	910,828	38.26	7,150,000
	Performance-Based RSU	02/12/2020	—	—	—	57,860	115,720	231,440	—	—		3,850,004
	Performance Share RSU	07/01/2020	—	—	—	0	324,101	648,202	—	—	—	7,045,956

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Grants of Plan-Based Awards – 2020 ($)
			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Equity Incentive Plan Awards:
Named Executive	Award Type	Grant Date	Threshold	Target	Max	Threshold	Target	Max	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards(4)

Owen Sullivan	Annual Incentive Plan		543,750	1,087,500	2,175,000	—	—	—	—	—	—	—
	Strategic Transformation Fitness Plan		3,876,000	5,737,500	5,737,500	—	—	—	—	—	—	—
	Premium-Priced Stock Options	02/12/2020	—	—	—	—	—	—	—	546,497	38.26	4,290,001
	Performance-Based RSU	02/12/2020	—	—	—	34,716	69,432	138,864	—	—	—	2,310,003
	Performance Share RSU	07/01/2020	—	—	—	0	194,461	388,922	—	—	—	4,227,582

Timothy Oliver	Annual Incentive Plan		216,347	432,693	865,386	—	—	—	—	—	—	—
	Strategic Transformation Fitness Plan		1,900,000	2,812,500	2,812,500	—	—	—	—	—	—	—
	Premium-Priced Stock Options	08/01/2020	—	—	—	—	—	—	—	345,423	20.27	1,999,999
	Time-Based RSU	08/01/2020	—	—	—	—	—	—	108,519	—	—	2,000,005

Adrian Button	Annual Incentive Plan		308,438	616,875	1,233,750	—	—	—	—	—	—	—
	Strategic Transformation Fitness Plan		1,520,000	2,250,000	2,250,000	—	—	—	—	—	—	—
	Premium-Priced Stock Options	02/12/2020	—	—	—	—	—	—	—	207,006	38.26	1,624,997
	Performance-Based RSU	02/12/2020	—	—	—	13,150	26,300	52,600	—	—	—	875,001
	Performance Share RSU	07/01/2020	—	—	—	0	73,659	147,318	—	—	—	1,601,347

Daniel Campbell	Annual Incentive Plan		316,250	632,500	1,265,000	—	—	—	—	—	—	—
	Strategic Transformation Fitness Plan		760,000	1,125,000	1,125,000	—	—	—	—	—	—	—
	Premium-Priced Stock Options	02/12/2020	—	—	—	—	—	—	—	207,006	38.26	1,624,997
	Performance-Based RSU	02/12/2020	—	—	—	13,150	26,300	52,600	—	—	—	875,001
	Performance Share RSU	07/01/2020	—	—	—	0	73,659	147,318	—	—	—	1,601,347

Andre Fernandez	Annual Incentive Plan		217,098	434,195	868,390	—	—	—	—	—	—	—
	Strategic Transformation Fitness Plan(5)		886,667	1,312,500	1,312,500	—	—	—	—	—	—	—
	Premium-Priced Stock Options	02/12/2020	—	—	—	—	—	—	—	331,210	38.26	2,599,999
	Performance-Based RSU	02/12/2020	—	—	—	21,040	42,080	84,160	—	—	—	1,400,002

(1) This column shows potential award levels based on performance under our 2020 Annual Incentive Plan and our Fitness Plan. No cash was paid under the Fitness Plan to our named executives. All awards earned by eligible named executives under the Fitness Plan (excluding Mr. Fernandez who did not receive an award under this plan) were settled in full on February 23, 2021 solely in the form of

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RSU awards under our Stock Plan that vest 100% on December 31, 2021 and remain subject to a one-year restriction period following vesting during which the underlying shares generally may not be sold or otherwise alienated.

(2) This column shows the threshold, target and maximum shares that could be received under performance-based RSUs and performance share RSUs awarded in 2020.

(3) Sign-on award of time-based RSUs granted pursuant to Mr. Oliver’s negotiated new hire agreement. Vests ratably, with 1/3 vesting on each anniversary of the grant date, generally subject to Mr. Oliver’s continued Company service through the vesting dates.

(4) This column shows the grant date fair value of equity awards, as determined in accordance with FASB ASC Topic 718. The grant date fair values of performance-based RSU awards and performance share RSU awards are based on the probable outcome of applicable performance conditions as of the grant date. The performance-based RSUs have a 3-year performance period and cliff vest on the 3-year anniversary of the grant date. The performance share RSUs have a 1.5-year performance period, and vest 50% in 18 months on December 31, 2021 and 50% in 30 months on December 31, 2022, in each case generally subject to continued Company service through the vesting dates. Mr. Oliver’s time-based RSU award vests ratably with 1/3 vesting on each anniversary of the grant date, generally subject to continued Company service through the vesting dates.

(5) Mr. Fernandez forfeited his Fitness Plan award upon separation from Company service in October 2020.

Outstanding Equity Awards at Fiscal Year-End 2020 Table

The following Table sets forth information concerning all of the outstanding LTI awards held by each named executive as of December 31, 2020.

		Option Awards
Named Executive	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)

Michael Hayford	07/01/2020(3)							648,202	24,352,950

	02/12/2020(4)		910,828	38.26	02/11/2027

	02/12/2020(5)							115,720	4,347,600

	02/08/2019		325,683	26.42	02/07/2026

	02/08/2019(6)					305,401	11,473,916

	02/08/2019	108,560		26.42	02/07/2026

	05/01/2018		133,317	31.15	04/30/2025

	05/01/2018		266,634	31.15	04/30/2025

	05/01/2018(7)					53,505	2,010,183

	05/01/2018	133,317		31.15	04/30/2025			194,461	7,035,900

	05/01/2018	266,634		31.15	04/30/2025

Owen Sullivan	07/01/2020(3)				02/11/2027			388,922	14,611,800

	02/12/2020(4)		546,497	38.26

	02/12/2020(5)				02/07/2026			69,432	2,608,560

	02/08/2019		195,410	26.42

	02/08/2019(6)				02/07/2026	183,239	6,884,289

	02/08/2019	65,136		26.42	07/31/2025

	08/01/2018		89,392	27.19	07/31/2025

	08/01/2018		134,088	27.19

	08/01/2018(7)				07/31/2025	27,584	1,036,331

	08/01/2018	89,392		27.19	07/31/2025

	08/01/2018	134,088		27.19	02/11/2027

Timothy Oliver	08/01/2020(4)		345,423	20.27	07/31/2027

	08/01/2020(7)					108,519	4,077,059

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		Option Awards
Named Executive	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)

Adrian Button	07/01/2020(3)							147,318	5,534,738

	02/12/2020(4)		207,006	38.26	02/11/2027

	02/12/2020(5)							26,300	988,091

	02/08/2019		65,137	26.42	02/07/2026

	02/08/2019(6)					61,081	2,294,813

	02/08/2019	21,712		26.42	02/07/2026

	05/01/2018(8)					16,052	603,074

	02/23/2018		34,014	32.57	02/22/2025

	02/23/2018(8)					6,823	256,340

	02/23/2018	34,013		32.57	02/22/2025

Daniel Campbell	07/01/2020(3)							147,318	5,534,738

	02/12/2020(4)		207,006	38.26	02/11/2027

	02/12/2020(5)							26,300	988,091

	02/08/2019		65,137	26.42	02/07/2026

	02/08/2019(6)					61,081	2,294,813

	02/08/2019	21,712		26.42	02/07/2026

	05/01/2018(8)					10,701	402,037

	03/01/2018(8)					30,331	1,139,536

	02/23/2018		25,510	32.57	02/22/2025

	02/23/2018(8)					5,117	192,246

	02/23/2018	25,510		32.57	02/22/2025

Andre Fernandez	02/12/2020(4)		110,403	38.26	02/11/2027

	02/12/2020(5)							8,945	336,064

	02/08/2019		43,424	26.42	02/07/2026

	02/08/2019(6)					61,079	2,294,738

	02/08/2019	43,424		26.42	02/07/2026

	09/01/2018	114,155		28.41	08/31/2025

(1) The 2020 unvested options vest 1/3 on each anniversary of the grant date, the 2019 unvested options vest 1/3 on each of the three remaining anniversaries of the grant date, and the 2018 unvested options vest 1/2 on each of the two remaining anniversaries of the grant date, generally subject to continued Company service through the vesting dates.

(2) The market value of outstanding RSU awards was calculated by multiplying the number of shares shown in the table by $37.57, which was the closing market price of NCR common stock on December 31, 2020, the last trading day of our fiscal year.

(3) As described in the One-Time Performance Share RSU Grant section above, in lieu of making changes to the performance criteria established in early 2020 for our Annual Incentive Plan and the equity awards made in early 2020 under our annual LTI program, the Committee determined to grant performance share RSU awards on July 1, 2020. These awards have a performance goal tied to the Company’s stock price appreciation. The performance share RSUs were trending above target as of December 31, 2020, and in accordance with SEC rules are reflected herein at the maximum level of achievement.

(4) Premium-priced options were granted to all named executives in 2020. Premium-priced options granted to all named executives on 2/12/2020 have an exercise price that includes a 15% premium over the grant date closing NCR stock price, except for Mr. Oliver whose sign-on award of Premium-priced options granted on 8/1/2020 has an exercise price that includes a 10% premium over the grant date closing NCR stock price.

(5) Performance-based RSU award where performance achieved will be determined at the end of the 3-year performance period, and will cliff vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. The performance-based RSUs were trending above threshold but below target as of December 31, 2020, and in accordance with SEC rules are reflected herein at the target level of achievement.

(6) Performance-based RSU award where the performance conditions have been satisfied at 186.2% of target, and will vest 1/3 on each of the three remaining anniversaries of the grant date, generally subject to continued Company service through the vesting dates.

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(7) Mr. Hayford’s and Mr. Sullivan’s final one-third of their time-based RSU awards will vest on the next anniversary of the grant date, and Mr. Oliver’s time-based RSU award will vest 1/3 on each anniversary of the grant date, in each case generally subject to continued Company service through the vesting dates.

(8) Performance-vesting RSU where the performance condition has been achieved, and the final one-third will vest on the next anniversary of the grant date, generally subject to continued Company service through the vesting date.

2020 Option Exercises and Stock Vested Table

This Table shows vesting of RSUs held by the named executives during 2020. None of the named executives exercised any stock options during 2020.

Option Exercises and Stock Vested - 2020
	Options		RSUs
Named Executive	Number of Shared Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Michael Hayford	—	—	206,204	$6,033,767
Owen Sullivan	—	—	119,204	$3,550,157
Timothy Oliver	—	—	0	$ 0
Adrian Button	—	—	64,349	$1,718,108
Daniel Campbell	—	—	76,688	$2,131,128
Andre Fernandez	—	—	131,477	$3,512,165

(1) The value realized is the fair market value on the vesting date.

Potential Payments Upon Termination or Change in Control

The compensation and benefits that would have been provided to our named executives (other than Mr. Fernandez) in the event of various types of employment terminations on December 31, 2020 are described below and shown in the Tables below. The amounts payable to Mr. Fernandez in connection with his separation from service are also described below. For more on these items, see the Change in Control Severance Benefits and Severance Benefits sections in our Executive Compensation – Compensation Discussion & Analysis section and the Agreements with Our Named Executives section above.

Termination Connected with Change in Control

Change in Control Severance Plan

Our Change in Control Severance Plan provides separation benefits to our named executives only if both a Change in Control occurs, and employment ends in a qualifying termination, except for Mr. Fernandez who did not participate in this plan after his separation from Company service in October 2020. Amounts payable are based on executive “Tier” level, and payment is conditioned on the executive signing a restrictive covenant and release agreement with confidentiality and eighteen-month non-competition and non-solicitation provisions. Under this plan, if the Company terminates the employment of an eligible named executive for reasons other than “cause,” death or disability, or if the executive resigns for “good reason” within two years after a Change in Control (or within six months before a Change in

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Control, if the executive can show that the termination occurred in connection with a Change in Control), then the Company or its successor must provide these benefits:

•

A lump sum equal to 300 percent of annual base salary and target bonus under the Annual Incentive Plan for Tier I (Mr. Hayford, Mr. Sullivan, and Mr. Oliver), and 200 percent of annual base salary and target bonus under the Annual Incentive Plan for Tier II (Mr. Button and Mr. Campbell);

•	A lump sum equal to a pro rata portion of the current year target bonus under the Annual Incentive Plan, based on the number of days in the year prior to the date of termination;

•

Three years of medical, dental and life insurance benefits for the executive and dependents at the level in effect at termination for Tier 1 (Mr. Hayford, Mr. Sullivan, and Mr. Oliver), and two years of these benefits for Tier II (Mr. Button and Mr. Campbell); and

•	One year of outplacement assistance.

“Cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company.

“Good reason” generally means: (i) reduction in duties or reporting requirements; (ii) reduction in base salary; (iii) failure to pay incentive compensation when due; (iv) reduction in target or maximum incentive opportunities; (v) failure to continue the equity award or other employee benefit programs; (vi) relocation of an executive’s office over forty miles; or (vii) successor’s failure to assume the Change in Control Severance Plan.

“Change in Control” generally means any of the following: (i) third party acquisition of 30% or more of our stock; (ii) a change in our Board members such that the current incumbents and approved successors no longer make up a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any of the following is true – the stockholders of NCR immediately before the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or our Board members (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Equity

The general rules for treatment for outstanding equity awards granted through 2020 in the event of a Change in Control are described below. Under new hire employment agreements, certain named executives have varied negotiated terms for sign-on or other equity awards, as described in the Agreements with Our Named Executives section.

Stock Options and Time-Based RSUs.  Under our Stock Plan and award agreements, the timing of any accelerated vesting for unvested stock options (including Premium-priced options) and time-based RSUs awarded to our named executives depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they immediately vest and options become exercisable. If the acquirer does assume the awards, they vest and become exercisable if the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24 months. Such options generally remain exercisable until the earlier of the first anniversary of employment termination or the option expiration date.

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Performance-Based RSUs.    Under our Stock Plan and award agreements, the timing for vesting of unvested performance-based RSUs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they vest immediately, based on:

•	target performance, if less than one year of the performance period is complete; or

•	actual results, if at least one year of the performance period is complete.

If the acquirer does assume these awards, they vest at the end of the original vesting period based on:

•	target performance, if less than one year of the performance period is complete; or

•	actual results, if at least one year of the performance period is complete.

If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, performance-based RSU awards will vest immediately based on:

•	target performance, if less than one year of the performance period is complete; or

•	actual results, if at least one year of the performance period is complete.

Performance-Vesting RSUs.  Under our Stock Plan and award agreements, the timing for vesting of unvested performance-vesting RSUs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they vest immediately, based on target performance. If the acquirer does assume these awards, they vest at the end of the original vesting period based on actual performance. If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, performance-based RSU awards will vest immediately based on target performance.

Performance Share RSUs.  Under our Stock Plan and award agreements, the timing for vesting of unvested performance share RSUs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they vest immediately, based on:

•	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; or

•	actual results, if the performance period is complete.

If the acquirer does assume these awards, they vest at the end of the original vesting period based on:

•	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; and

•	actual results, if the performance period is complete.

If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, performance share RSU awards will vest immediately based on:

•	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; or

•	actual results, if the performance period is complete.

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Termination Not Connected with Change in Control

Severance Plan

Our named executives are eligible for our Executive Severance Plan. Under this plan, if a named executive’s employment is terminated by the Company without cause (other than death or disability as defined in the plan), we provide the executive a lump sum equal to one and a half times (1.5x) base salary plus target bonus (as defined in the plan) for Mr. Hayford, Mr. Sullivan, Mr. Oliver and Mr. Fernandez, or one times (1x) base salary plus target bonus for Mr. Button and Mr. Campbell. Also, the named executives will receive up to eighteen months of “COBRA” medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date. Under their negotiated new hire employment agreements, in the event of a qualifying termination certain named executives receive additional payments or benefits described in the Agreements with Our Named Executives section.

Treatment of Equity

Under our Stock Plan, the treatment of outstanding equity awards when employment ends differs based on the form of equity award, the grant agreement in use at a given time and the reason for the termination, as summarized below. Under negotiated new hire employment agreements, certain named executives have varied terms for sign-on or other specific equity awards, as described in the Agreements with Our Named Executives section.

Performance-Based RSUs and Performance-Vesting RSUs.  Unless determined otherwise by the Committee, unvested performance-based RSUs and unvested performance-vesting RSUs vest pro rata at a specified date (depending upon year of grant) if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” means termination of Company service after reaching age 62 with 10 years of continuous service. The pro rata portion is determined based on the length of service during the applicable vesting period and in certain cases on our achievement of performance objectives. An exception applies for (i) performance-based RSU awards granted in 2019 and 2020 which will become 100% vested upon death or disability, and (ii) performance-based RSU awards granted in 2020 which, upon approval by the Committee in its sole discretion (or by the CEO, for awards to named executives other than Mr. Hayford), will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (defined to mean at least age 62 with two years of continuous Company service) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. All unvested performance-based RSUs and performance-vesting RSUs are forfeited if a named executive resigns or is terminated for cause.

Time-Based RSUs.  Unvested time-based RSUs held by our named executives generally vest pro rata if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for performance-based RSUs. An exception applies for the time-based RSUs granted to Mr. Oliver in 2020, which (i) will become 100% vested upon death or disability, and (ii) upon approval by the Committee in its sole discretion or by the CEO, will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (as defined above for performance-based RSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. The pro rata portion is determined based on the length of service during the applicable vesting period. All unvested time-based RSUs are immediately forfeited if a named executive resigns or is terminated for cause.

Stock Options.  Unvested options generally vest pro rata and become exercisable if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for performance-based RSUs. The pro rata portion is determined based on the length of service during the applicable vesting period. An exception applies for (i) options granted in 2019 and 2020, which will become 100% vested upon death or disability, and (ii) and Premium-Priced Options granted in 2020 which, upon approval by the Committee in its sole discretion (or by the CEO, for

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awards to named executives other than Mr. Hayford), will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (as defined above for performance-based RSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. Vested options may be exercised until the earlier of the first anniversary of the termination event, or the expiration date. All unvested options are forfeited if a named executive resigns or is terminated for cause.

Performance Share RSUs.  Unless determined otherwise by the Committee, unvested performance share RSUs generally vest pro rata and become exercisable if employment ends because of retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for performance-based RSUs. The pro rata portion is determined based on the length of service during the applicable vesting period. In the event of death or disability, unvested performance share RSUs become 100% vested. Further, upon approval by the Committee in its sole discretion (or by the CEO, for awards to named executives other than Mr. Hayford), unvested performance share RSUs will continue to vest on their original vesting dates following a termination due to Mutually Agreed Retirement (as defined above for performance-based RSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. All unvested performance share RSUs are forfeited if a named executive resigns or is terminated for cause.

All Equity Awards.  In addition, all unvested equity awards are forfeited and deemed canceled, and the fair market value of previously vested awards is subject to a repayment obligation, if during employment or the year after employment a named executive competes with the Company, induces or attempts to induce any of our employees to resign or solicits business from customers all as set forth more specifically in applicable equity award agreements. Equity awards are also forfeited if a named executive fails to keep the terms of the award agreement confidential, or engages, as determined by the Committee, in misconduct in connection with employment.

Separation Agreement with Our Former Chief Financial Officer

Mr. Fernandez:  Mr. Fernandez separated from service with the Company effective October 1, 2020. Mr. Fernandez and the Company agreed that the separation qualified for severance under our Executive Severance Plan and for prorated and other vesting of certain equity awards in accordance with the terms of his equity award agreements and his employment agreement with the Company. His separation agreement includes restrictive covenants and a general release, and provides for lump sum cash severance in the gross amount of $2,449,375 substantially in accordance with our Executive Severance Plan. Mr. Fernandez’s separation agreement further provides, among other things, that his unvested equity awards as of his separation date generally vest pro rata and become payable in accordance with his equity agreements, except that in accordance with his employment agreement with the Company described in the Employment Agreements with Former Executives section above: (i) the entire amount of his 70,398 unvested 2018 sign-on time-based RSUs and 85,617 unvested sign-on options would fully vest on his separation date, with such options remaining exercisable for one year following separation; (ii) 43,424 of his unvested 2019 option shares, 110,403 of his unvested 2020 option shares and 61,079 of his 2019 unvested performance-based RSUs (the performance goals for which had already been achieved) scheduled to vest in 2021 would each vest on their original 2021 vesting dates subject to certain limited exceptions, with such options remaining exercisable for one year following vesting, and the remaining portions of such unvested awards (86,849 of his 2019 option shares, 220,807 of his 2020 option shares and 61,081 of his 2019 performance-based RSUs, respectively) were forfeited; and (iii) with respect to his 2020 performance-based RSUs, subject to such actual performance results as may be certified by the Committee following completion of the three-year performance period, a pro rata portion of such award calculated based on the number of days actively worked during the performance period, amounting to 8,945 shares, would vest on the original 2023 vesting date (subject to adjustment for performance as applicable), and the remaining 33,135 RSUs were forfeited. Mr. Fernandez also received certain welfare benefit plan continuation (valued at approximately $38,259) and executive outplacement services (valued at $10,000) as provided under the terms of our Executive Severance Plan. His separation agreement further provided for reimbursement for a maximum of $35,000 in relocation and related expenses together with a gross-up for taxes on such amount, with actual amounts shown in our Perquisites - 2020 Table. For more about the treatment of Mr. Fernandez’s unvested equity awards upon his separation, see the Employment Agreement with Our Former Chief Financial Officer section above.

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Potential Payments Upon Termination or Change in Control Table

This Table shows the estimated amounts each named executive would have received upon the occurrence of the events listed in the table as of December 31, 2020 based on unreduced base salaries, except that the actual amounts for Mr. Fernandez, who separated from Company service in October 2020, are described in the Employment Agreement with Our Former Chief Financial Officer section and the Separation Agreement with Our Former Chief Financial Officer section above.

Potential Payments Upon Termination or Change in Control ($)

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Michael Hayford

Cash Severance	7,500,000	3,750,000	—	—	—

Pro rata Bonus(3)	1,500,000	—	—	—	—

Equity Awards(4),(5),(6)	36,207,224	14,546,056	33,842,192	—	—

Welfare Benefits	48,536	24,191	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	45,265,760	18,330,247	33,842,192	—	—

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Owen Sullivan

Cash Severance	5,437,500	2,718,750	—	—	—

Pro rata Bonus(3)	1,087,500	—	—	—	—

Equity Awards(4),(5),(6)	22,333,624	9,336,924	19,899,977	—	—

Welfare Benefits	55,253	26,504	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	28,923,877	12,092,178	19,899,977	—	—

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Timothy Oliver

Cash Severance	4,687,500	2,343,750	—	—	—

Pro rata Bonus(3)	937,500	—	—	—	—

Equity Awards(4),(5),(6)	10,052,877	10,052,877	10,052,877	—	—

Welfare Benefits	46,688	34,532	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	15,734,565	12,441,159	10,052,877	—	—

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Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Adrian Button

Cash Severance	2,362,500	1,181,250	—	—	—

Pro rata Bonus(3)	656,250	—	—	—	—

Equity Awards(4),(5),(6)	7,806,034	2,792,473	7,473,452	—	—

Welfare Benefits	52,096	38,259	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	10,886,880	4,021,982	7,473,452	—	—

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Daniel Campbell

Cash Severance	2,415,000	1,207,500	—	—	—

Pro rata Bonus(3)	632,500	—	—	—	—

Equity Awards(4),(5),(6)	8,637,919	3,539,980	8,220,959	—	—

Welfare Benefits	47,230	34,532	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	11,742,649	4,792,012	8,220,959	—	—

(1) This column shows payments based on occurrence of a “double trigger” event (a qualifying change in control and a qualifying termination), together with assumption of applicable equity awards in the change in control and vesting based on actual performance. For performance-based RSU awards, this column reflects that performance was achieved at 0% for the 2018 awards, 186.2% for the 2019 awards, and assuming 100% for the 2020 awards for which the performance period will not be completed until 12/31/2022. For the 2018 performance-vesting RSU awards, performance is reflected at 100%. For the 2020 performance share RSUs, performance is reflected at 200%.

(2) This column shows the amount the executive would receive upon a termination without cause or for good reason under the terms of our Executive Severance Plan and an applicable agreement with the Company.

(3) This row shows payments based on the 2020 Annual Incentive Plan target bonus in the event of a Termination Upon Change in Control, and actual 2020 Annual Incentive Plan bonus ($0 for each executive) for termination as a result of death, disability or retirement.

(4) Equity valuations reflect a closing price of NCR common stock on December 31, 2020 of $37.57.

(5) The payments in this row include only unvested awards for which payment would accelerate in connection with the applicable termination scenario. For Mr. Sullivan who had reached age 62 with at least two years of service by December 31, 2020, presumes that termination is not a mutually agreed retirement approved by the Committee or the CEO.

(6) The payments in this row reflect accelerated vesting of any applicable performance-based RSU awards, based on actual performance. Performance was achieved at 0% for the 2018 performance-based RSU awards and 186.2% for the 2019 performance-based RSU awards. For the 2020 performance-based RSU awards, performance is reflected at 100%. Performance was achieved at 100% for the 2018 performance-vesting RSU awards. For the 2020 performance share RSUs, performance is reflected at 100%.

Equity Compensation Plan Information Table

This Table shows information, as of December 31, 2020, regarding shares of NCR Common Stock authorized for issuance under NCR equity compensation plans, including our Management Stock Plan (in effect through April 25, 2006), our NCR Corporation 2011 Amended and Restated Stock Incentive Plan (in effect through April 24, 2013, the “2011 Stock Incentive Plan”), our NCR Corporation 2013 Stock Incentive Plan (in effect through April 30, 2017, the “2013 Stock Plan”), and our NCR Corporation 2017 Stock Incentive Plan, as amended, which is our most recently adopted equity compensation plan (the “2017 Stock Plan”). As of December 31, 2020, no equity securities were authorized for issuance under equity compensation plans not approved by stockholders.

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Equity Compensation Plan Information - 2020

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)

Equity compensation plans approved by stockholders	(a)		(b)	(c)
Management Stock Plan(2)	3,628	(3)	—	—
2011 Stock Plan(4)	79,731	(5)	$21.10	—
2013 Stock Plan(6)	19,255	(7)	—	—
2017 Stock Plan(8)	16,251,515	(9)	$32.91	13,890,849
Equity compensation plans not approved by stockholders	—		—	—
Total	16,354,129		$32.82	13,890,849

(1) The weighted average exercise price does not take into account outstanding restricted stock unit (RSU) awards, which have no exercise price.

(2) We adopted the NCR Management Stock Plan with stockholder approval effective January 1, 1997. We terminated the NCR Management Stock Plan as of April 26, 2006, upon stockholder approval of the 2006 Stock Incentive Plan, which we subsequently amended and restated as the 2011 Stock Incentive Plan. However, termination of the NCR Management Stock Plan did not affect awards previously granted and outstanding under its terms.

(3) Outstanding awards consist of 3,628 restricted stock unit awards.

(4) We adopted the 2006 Stock Incentive Plan with stockholder approval effective April 26, 2006. On April 27, 2011, we amended and restated the 2006 Stock Plan as the 2011 Stock Plan. We froze the 2011 Stock Plan effective April 24, 2013, when stockholders approved our 2013 Stock Plan. Previously granted 2011 Stock Plan Awards remain outstanding under their terms.

(5) Outstanding awards consist of 73,192 nonqualified stock options and 6,539 RSU awards payable at 100%.

(6) Stockholders approved our 2013 Stock Plan on April 24, 2013. We froze the 2013 Stock Plan on May 1, 2017, when our 2017 Stock Plan became effective. Previously granted 2013 Stock Plan awards remain outstanding under their terms.

(7) Outstanding awards consist of 19,255 RSU awards payable at 100%.

(8) Stockholders approved our 2017 Stock Plan on April 26, 2017, and it became effective on May 1, 2017.

(9) Outstanding awards consist of 9,724,601 nonqualified stock options, and 6,526,914 RSU awards (with earned performance-based awards shown at the actual level of performance attained and unearned performance awards shown at target).

CEO Pay Ratio Disclosure

Rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act require us to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of the “median compensated” employee of all our employees other than the CEO (the “Median Compensated Employee”). The 2020 annual total compensation of the Median Compensated Employee was $50,196. Mr. Hayford’s 2020 annual total compensation was $28,325,266. The ratio of these amounts was 1:564.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the Median Compensated Employee and calculating the pay ratio based on his or her annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

As permitted under SEC rules, given that there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure for 2020, we have used the same Median Compensated Employee that we identified last year in calculating our 2019 CEO pay ratio. To identify this Median Compensated Employee last year, we used Target Total Cash, which includes base salary or base wages, target cash bonus incentives and

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other cash-based incentive allowances, such as housing, automobile, meal and other types of allowances, as reported in our payroll data, to determine our Median Compensated Employee as of October 1, 2019. For hourly employees, we calculated base wages based on a reasonable estimate of hours worked during 2019 and the relevant employee’s hourly wage rate as in effect on October 1, 2019. For salaried employees, we calculated base salary using the relevant employee’s annual salary level as in effect on October 1, 2019. We annualized Target Total Cash for all permanent employees who did not work for all of 2019.

As of October 1, 2019, NCR employed approximately 9,754 US employees and 22,313 non-US employees. In determining the Median Compensated Employee, we prepared a listing of approximately 9,753 of our US-based employees and approximately 20,724 of our non-US based employees who were employed as of October 1, 2019. This listing excluded our CEO and approximately 1,128 employees from Philippines, 211 employees from Bosnia & Herzegovina, 131 employees from Pakistan, and 119 employees from Nigeria. The excluded non-US employees, in the aggregate, represent less than 5% of our total employee population. In determining that there had been no changes to our employee population that were reasonably likely to result in a significant change to our pay ratio disclosure for 2020, we considered that this October 1, 2019 employee population also excludes approximately 1,280 employees that we acquired in connection with 2020 acquisitions. We identified the Median Compensated Employee from the list, who was an employee from the United States. Because the median employee we initially identified separated from service during 2020, we substituted the identified Median Compensated Employee with a US employee with substantially similar compensation, based on the compensation measure used to select the Median Compensated Employee and determined this individual’s compensation in accordance with the requirements of Regulation S-K, Item 402(c)(2)(x).

Related Person Transactions

Under its charter, the CODG is responsible for the review of all related person transactions. In January 2007, the Board formalized in writing a Related Person Transactions Policy that provides that each related person transaction must be considered for approval or ratification (i) by the CODG, or (ii) by all of the disinterested members of the Board, if the CODG so determines.

The policy requires each director and executive officer of the Company to use reasonable efforts to report to the Company’s General Counsel any transaction that could constitute a related person transaction prior to undertaking the transaction. The General Counsel must advise the Chair of the CODG of any related person transaction of which the General Counsel becomes aware, whether as a result of reporting or otherwise. The CODG then considers each such related person transaction, unless the CODG determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, in which case such disinterested members of the Board will consider the transaction. Except as set forth below, the Company will not enter into a related person transaction that is not approved in advance unless the effectiveness of the transaction is expressly subject to ratification by the CODG or the disinterested members of the Board, as applicable.

If the Company enters into a transaction that it subsequently determines is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter became a related person transaction, then, in either case, the related person transaction shall be presented to the CODG or the disinterested members of the Board, as applicable, for ratification. If such related person transaction is not ratified, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in that transaction.

Under the policy, a related person transaction generally means any transaction involving or potentially involving an amount in excess of $120,000 in which the Company or any of its subsidiaries is a participant and in which any of its directors or director nominees, executive officers or 5% stockholders, or any immediate family members of any of the foregoing, or any entity controlled by any of the foregoing or in which any of the foregoing has a 10% or greater ownership interest, has or will have a direct or indirect material interest.

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In considering whether to approve or ratify a related person transaction or relationship, the CODG or the disinterested members of the Board, as applicable, considers all relevant factors, including:

•	the size of the transaction and the amount payable to a related person or any other benefit received by a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Transactions and relationships that are required to be disclosed under applicable securities laws and regulations are disclosed in the Company’s proxy statement. Since the beginning of the Company’s 2020 fiscal year, the CODG has not identified any related person transactions requiring disclosure.

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Fees Paid to Independent Registered Public Accounting Firm

The following table presents the approximate fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), for the audit of the Company’s financial statements for the fiscal years ended December 31, 2020 and December 31, 2019, as well as the approximate worldwide fees billed for other services rendered by PricewaterhouseCoopers in such years:

Service	2020	2019

Audit Fees(1)	$5,906,000	$5,298,000

Audit-Related Fees(2)	$380,000	$1,173,000

Subtotal	$6,286,000	$6,471,000

Tax Fees(3)	$230,000	$110,000

All Other Fees(4)	$27,000	$2,416,000

Subtotal	$257,000	$2,526,000

Total Fees	$6,543,000	$8,997,000

(1) Includes fees required for the review and examination of NCR’s consolidated financial statements, the audit of internal controls over financial reporting, quarterly reviews of interim financial statements, statutory audit and consultations by management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard-setting bodies. This also includes attestation services and review services associated with the Company’s filings with the SEC.

(2) Includes fees related to financial audits of employee benefit plans and services related to due diligence and technical accounting assistance.

(3) Generally includes tax compliance, tax advice, tax planning and expatriate services. In 2020 and 2019, respectively, fees for tax services include:

(a) $140,000 and $40,000 for tax compliance including the preparation, review and filing of tax returns; and

(b) $90,000 and $70,000 for tax audit consultation and assistance.

(4) Includes fees for all other work performed by PricewaterhouseCoopers that does not meet the above category descriptions. In 2020, 84% of these fees related to benchmarking consulting services and 16% related to licenses to research and benchmarking applications. In 2019, 83% of these fees related to global restructuring consultation, 16% related to due diligence services, and 1% related to R&D credit preparation services. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

The charter of the Audit Committee requires that all auditing and non-auditing services to be provided to the Company by its independent accountants be pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures regarding its pre-approval of these services (the “Pre-Approval Policy”). The Pre-Approval Policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm and includes the following principles and restrictions, among others:

•

In no case should NCR or its consolidated subsidiaries retain the Company’s independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approval by the

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Audit Committee and a determination that such services would not impair the independence of the Company’s independent registered public accounting firm. Specific pre-approval by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•

The Audit Committee recommends that the ratio of total fees for tax and all other non-audit services to total fees for audit and audit-related services procured by the Company in a fiscal year be less than 1 to 1.

•

The Audit Committee will not permit the exclusive retention of NCR’s independent registered public accounting firm in connection with a transaction initially recommended by the independent auditors if the purpose may be tax avoidance and the proposed tax treatment is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•

The Corporate Controller will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries.

•

Back-up documentation will be provided to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by the Company’s independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or Corporate Controller, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

At the beginning of each fiscal year, management and the Company’s independent registered public accounting firm propose to the Audit Committee the audit and non-audit services to be provided by the firm during that year. The Audit Committee reviews and pre-approves the proposed services taking into account, among other things, the principles and restrictions set forth in the Pre-Approval Policy. Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed, and the Chair can further delegate such authority to another Audit Committee member. The Chair (or his or her delegate) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, non-audit, tax and all other non-audit services provided by PricewaterhouseCoopers to the Company, and the fees charged for such services, are actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for NCR. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. In 2020 and 2019, of those total amounts reported above, all activities were pre-approved by the Audit Committee prior to commencement, and therefore no de minimis activity was reported.

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Board Audit Committee Report

The Audit Committee consists of four directors, each of whom is independent as determined by the Board of Directors based on independence standards set forth in the NCR Corporation Board of Directors Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the New York Stock Exchange (“NYSE”) and the applicable rules of the U.S. Securities and Exchange Commission (“SEC”). In accordance with NYSE rules, all members are “financially literate.” In addition, as of the date of this report, three of its members are “audit committee financial experts” as defined under applicable SEC rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption Committees of the Board. The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate. The Audit Committee charter is available on the Company’s website at https://www.ncr.com/company/corporate-governance/board-of-directors-committee-membership-and-charters.

In general, NCR’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), NCR’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as an independent audit of the Company’s internal controls over financial reporting.

In the course of fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with NCR’s management the Company’s audited financial statements for fiscal year 2020, as well as its quarterly public earnings releases and its quarterly reports on Form 10-Q, and, together with the Board, has reviewed and discussed the Company’s Annual Report on Form 10-K and this proxy statement. In addition, the Audit Committee discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the PCAOB’s Rule 3526 and has discussed with PricewaterhouseCoopers its independence, and the Audit Committee concurred, based on those disclosures and discussions as well as its own review and consideration, that PricewaterhouseCoopers is independent. In connection with its discussions concerning the independence of its independent registered public accounting firm, the Audit Committee adopted its annual policy requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries. The Audit Committee also reviewed its procedures for processing and addressing complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee has reviewed NCR’s critical accounting policies and alternative policies with NCR’s management and the Company’s independent registered public accounting firm to determine that both are in agreement that the policies currently being used are appropriate.

The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the Company’s internal audit management. It also met privately on occasion with the Chief Financial Officer, who has unrestricted access to the Audit Committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Date: February 23, 2021	The Audit Committee Kirk T. Larsen, Chair Gregory Blank Catherine L. Burke Matthew A. Thompson

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Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for 2021

The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers as our Independent Registered Public Accounting firm for the fiscal year ending December 31, 2021.

Proposal Details

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, the Board is asking that you ratify this appointment as a matter of good corporate governance.

PricewaterhouseCoopers has been the Company’s independent registered public accounting firm since 1993 and is a leader in providing audit services to companies in the high-technology industry. The Audit Committee believes that PricewaterhouseCoopers is well qualified to serve as NCR’s independent registered public accounting firm due to its experience, global presence with offices or affiliates in or near most locations where NCR does business and quality audit work in serving the Company. PricewaterhouseCoopers rotates its audit partners assigned to audit NCR at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates. Based on its “Pre-Approval Policy” as defined in the Fees Paid to Independent Registered Public Accounting Firm section of this proxy statement and applicable SEC rules and guidance, the Audit Committee considered whether the provision during 2020 of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was.

PricewaterhouseCoopers representatives are expected to be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors and the Audit Committee recommend that you vote FOR this proposal. Proxies received by the Board will be voted FOR this proposal unless they specify otherwise. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider the appointment, but may elect to maintain it.

Vote Required for Approval

The ratification of the appointment of our independent registered accounting firm will be approved if it receives the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker “non-votes”, if any, will not be counted as votes cast and will have no effect on the approval of the resolution. As brokers generally have discretionary authority to vote on this proposal if they do not receive voting instructions, we do not expect any broker non-votes. The vote is not binding on the Board and Audit Committee but the Board and Audit Committee will review and consider the voting results when evaluating selection of the Company’s independent registered public accounting firm in the future.

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Other Matters

The Board of Directors does not know of any matters that will be brought before the Annual Meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the Annual Meeting for consideration, including consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

Other Information

Security Ownership of Certain Beneficial Owners and Management

Officers and Directors

The following table shows information as of February 15, 2021 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of NCR common stock by: (i) each named executive officer listed in our Summary Compensation Table (the “named executives”); (ii) each non-employee director and nominee; and (iii) all current directors and executive officers as a group. Unless otherwise indicated, to NCR’s knowledge each person named in the table below has sole voting and investment power over the shares reported. As of the Table Date, 130,068,495 shares of the Company’s common stock were issued and outstanding, and none of the persons named in the table below owned, beneficially or of record, any shares of NCR’s Series A Convertible Preferred Stock. Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o NCR Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007.

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Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding

Mark W. Begor, Director	14,421(2)	*

Gregory Blank, Director	13,580(3)	*

Catherine L. Burke, Director	13,945(4)	*

Chinh E. Chu, independent Lead Director	49,754(5)	*

Deborah A. Farrington, Director	27,436(6)	*

Georgette D. Kiser, Director	11,429(7)	*

Kirk T. Larsen, Director	13,945(8)	*

Matthew A. Thompson, Director	28,072(9)	*

Martin Mucci, Director Nominee	-	*

Michael D. Hayford, Director and Officer	1,238,630(10)	*

Frank R. Martire, Director and Officer	548,251(11)	*

Owen J. Sullivan, Officer	709,246(12)	*

Timothy C. Oliver, Officer	- (13)	*

Adrian Button, Officer	170,269(14)	*

Daniel W. Campbell, Officer	230,083(15)	*

Andre J. Fernandez, Former Officer	391,406(16)	*

Current Directors, Director Nominees and Executive Officers as a Group (19 persons)	3,761,783	3%

* Less than 1%.

(1) Represents shares of NCR common stock held, and options and RSUs held that will become exercisable or vest, respectively, within 60 days after the Table Date. Fractional shares are rounded to the nearest whole number. Includes the following shares deferred under our Director Compensation Program: 13,900 shares granted to Mr. Begor and 9,643 shares granted to Mr. Larsen.

(2) Excludes 3,215 RSUs held by Mr. Begor that are not scheduled to vest within 60 days after the Table Date.

(3) Excludes 3,215 RSUs held by Mr. Blank that are not scheduled to vest within 60 days after the Table Date.

(4) Excludes 3,215 RSUs held by Ms. Burke that are not scheduled to vest within 60 days after the Table Date.

(5) Excludes 3,215 RSUs held by Mr. Chu that are not scheduled to vest within 60 days after the Table Date.

(6) Excludes 3,215 RSUs held by Ms. Farrington that are not scheduled to vest within 60 days after the Table Date.

(7) Excludes 3,215 RSUs held by Ms. Kiser that are not scheduled to vest within 60 days after the Table Date.

(8) Excludes 3,215 RSUs held by Mr. Larsen that are not scheduled to vest within 60 days after the Table Date.

(9) Excludes 3,215 RSUs held by Mr. Thompson that are not scheduled to vest within 60 days after the Table Date.

(10) Excludes 646,026 RSUs and 1,224,292 options held by Mr. Hayford that are not scheduled to vest or become exercisable within 60 days after the Table Date.

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(11) Excludes 114,648 RSUs and 414,854 options held by Mr. Martire that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(12) Excludes 383,096 RSUs and 718,085 options held by Mr. Sullivan that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(13) Excludes 108,519 RSUs and 345,423 options held by Mr. Oliver that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(14) Includes 6,823 RSUs held by Mr. Button that vested on February 23, 2021, and excludes 146,551 RSUs and 198,436 options that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(15) Includes 5,117 RSUs held by Mr. Campbell that vested on February 23, 2021 and 30,331 RSUs held by Mr. Campbell that vested on March 1, 2021, and excludes 141,200 RSUs and 194,184 options that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(16) Excludes 42,080 RSUs and 364,734 options held by Mr. Fernandez that are not scheduled to vest or become exercisable within 60 days after the Table Date.

Other Beneficial Owners of Common Stock

To the company’s knowledge, and as reported as of the close of business on February 16, 2021 (except as otherwise specified), the following stockholders beneficially own more than 5% of the Company’s outstanding stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	11,824,500	9.17%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	10,436,398	8.10%

Wells Fargo & Company(3) 420 Montgomery Street San Francisco, CA 94163	6,440,257	5.00%

(1) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”), reporting beneficial ownership of 11,824,500 shares of the Company’s stock as of December 31, 2020, on behalf of itself and its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. In this filing, Vanguard reported sole dispositive power with respect to 11,625,624 of such shares, sole voting power with respect to 0 of such shares, shared dispositive power with respect to 198,876 of such shares and shared voting power with respect to 91,292 of such shares.

(2) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of 10,436,398 shares of the Company’s stock as of December 31, 2020, as a parent holding company or control person for its subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland, Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. In this filing, BlackRock reported sole voting power with respect to 9,990,710 of such shares, and sole dispositive power with respect to all 10,436,398 of such shares.

(3) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on February 11, 2021 by Wells Fargo & Company (“Wells Fargo”), reporting beneficial ownership of 6,440,257 shares of the Company’s stock as of December 31, 2020, on behalf of itself and its subsidiaries, Wells Fargo Funds Management, LLC, Wells Fargo Bank, National Association, Wells Capital Management Incorporated, Wells Fargo Clearing Services, LLC, and Wells Fargo Advisors Financial Network, LLC. In this filing, Wells Fargo reported sole dispositive power with respect to 108,470 of such shares, sole voting power with respect to 108,470 of such shares, shared dispositive power with respect to 6,331,787 of such shares and shared voting power with respect to 748,752 of such shares.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations require us to identify in this proxy statement each person who, at any time during the fiscal year, was a director, officer, or beneficial owner of more than ten percent of any class of equity securities of NCR registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act with respect to NCR because of the requirements of Section 30 of the Investment Company Act that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years if not previously reported. Based on our review of filings and written representations from reporting persons stating that they were not required to file such forms as permitted under SEC regulations, we believe that during the most recent fiscal year and prior fiscal years (subject to any previously reported delinquencies), all Section 16(a) filing requirements were satisfied on a timely basis except that one report on Form 4 filed on behalf of Mr. Martire (a director and officer) on February 12, 2020 was filed one day late as a result of the SEC filing codes for Mr. Martire being updated by another registrant without notice to NCR. Further, due to a technical error, this filing inadvertently showed details of a prior timely reported 2019 option award, instead of the February 8, 2020 restricted stock unit vesting transaction and associated tax withholding transaction subject to reporting. A Form 4/A showing corrected information about these vesting and tax withholding transactions was filed on behalf of Mr. Martire on March 20, 2020 following discovery of the technical error.

General Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person or by telephone, electronic or facsimile transmission. We have hired Innisfree M&A Incorporated to assist in the solicitation of proxies at an estimated cost of $35,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, NCR also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock and Series A Convertible Preferred Stock.

Procedures for Nominations Using Proxy Access

Stockholders interested in submitting nominations to the Board of Directors to be included in the Company’s 2022 proxy materials pursuant to the proxy access provisions in Article I, Section 9 of the Company’s current bylaws must follow the procedures found in the Company’s bylaws. Nominations (containing the information specified in the bylaws regarding the stockholders and the proposed nominee) must be received by NCR’s Corporate Secretary no earlier than October 11, 2021, nor later than 5:00 p.m. Eastern Time on November 10, 2021.

Procedures for Stockholder Proposals and Nominations for 2022 Annual Meeting Pursuant to SEC Rule 14a-8

Stockholders interested in presenting a proposal pursuant to SEC Rule 14a-8 for possible inclusion in the proxy materials for NCR’s 2022 Annual Meeting of Stockholders must follow the procedures found in SEC Rule 14a-8 and the Company’s bylaws. To be eligible for possible inclusion in the Company’s 2022 proxy materials, all qualified proposals must be received by NCR’s Corporate Secretary no later than 5:00 p.m. Eastern Time on November 10, 2021.

Procedures for Stockholder Proposals and Nominations for 2022 Annual Meeting Outside of SEC Rule 14a-8

Under the Company’s current bylaws, nominations for election of directors and proposals for other business to be considered by the stockholders at an annual meeting outside of SEC Rule 14a-8 may be made only:

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(i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; or (iii) by any stockholder of the Company that was a stockholder of record both at the time of giving of notice as provided for in our bylaws and at the time of the annual meeting, that is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and that has provided the information required by our bylaws and delivered notice to the Company no earlier than 150 days, which is October 11, 2021, nor later than 5:00 p.m. Eastern Time 120 days, which is November 10, 2021, before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided on Communications with Directors section of this proxy statement and online at https://www.ncr.com/about/corporate-governance.

Supplementary Non-GAAP Information

While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this proxy statement NCR also uses certain non-GAAP measures which are described below.

Free Cash Flow. NCR’s management uses a non-GAAP measure called “free cash flow” to assess the financial performance of the Company. NCR defines free cash flow as net cash provided by (used in) operating activities and cash provided by (used in) discontinued operations, less capital expenditures for property, plant and equipment, less additions to capitalized software plus discretionary pension contributions and settlements (if any). Free cash flow does not have a uniform definition under GAAP, and therefore NCR’s definition of this measure may differ from that of other companies. NCR believes free cash flow information is useful for investors because it relates the operating cash flows from the Company’s continuing and discontinued operations to the capital that is spent and to improve business operations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions and investments, repurchase of NCR stock and repayment of debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP. The table below reconciles net cash provided by (used in) operating activities, the most directly comparable GAAP measure, to NCR’s non-GAAP measure of free cash flow for the year ended December 31, 2020:

In millions	2020
Net cash provided by operating activities	$641
Capital expenditures for property, plant and equipment	(31)
Additions to capitalized software	(232)
Net cash used in discontinued operations	—
Pension settlement / discretionary pension contributions	70
Free cash flow (non-GAAP)	$448

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). NCR’s management uses the non-GAAP measure Adjusted EBITDA because it provides useful information to investors as an indicator of strength and performance of the Company’s ongoing business operations, including funding discretionary spending such as capital expenditures, strategic acquisitions, and other investments. NCR determines Adjusted EBITDA based on GAAP net income (loss) from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition-related intangibles, restructuring charges, among others. LTI EBITDA equals Adjusted EBITDA for the Company, further adjusted to eliminate the impact of foreign currency during the performance period, exclude the impact of mergers and acquisitions, and eliminate the net impact

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of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the amount to be recognized during the year of signing on a recurring revenue basis.

NCR’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

NCR also uses certain other terms in this proxy statement. “Recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. LTI Recurring Revenue equals recurring revenue for the Company, adjusted to eliminate the impact of foreign currency during the performance period and exclude the impact of mergers and acquisitions.

The above notice and proxy statement are sent by order of the Board of Directors.

James M. Bedore

Executive Vice President, General Counsel and Secretary

Dated: March 10, 2021

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Note to Investors. This proxy statement and Annual Report contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “potential,” “proposed,” “objective,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this proxy statement and Annual Report include statements regarding NCR’s plans to manage its business through the coronavirus (“COVID-19”) pandemic and the health and safety of our customers and employees; the expected impact of the COVID-19 pandemic on NCR’s Banking, Retail and Hospitality segments including the impact on our customers’ businesses and their ability to pay; expectations regarding our operating goals and actions to manage these goals; expectations regarding cost and non-price revenue synergies; expectations regarding our cash flow generation, cash reserve, liquidity, financial flexibility and impact of the COVID-19 pandemic on our employee base; expectations regarding our ability to capitalize on market opportunities; expectations regarding leveraging the debit network to monetize payment transactions; expectations regarding accretion; NCR’s revenue and financial growth expectations; expectations regarding our continued focus on our long-term fundamentals, including, but, not limited to, execution of NCR’s recurring revenue strategy and accelerated growth including its transformation to an as-a-Service company and its 80/60/20 strategy; the potential benefits of the proposed Cardtronics plc transaction, including our ability to successfully integrate Cardtronics plc and realize any anticipated efficiencies and synergies from the transaction; and NCR’s expected areas of focus to drive growth and create long-term stockholder value. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of our control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: (i) operational and business risks including the impact of COVID-19 pandemic on our business, financial condition and results of operations; domestic and global economic and credit conditions including, in particular, political, consumer, and unemployment conditions, the imposition or threat of protectionist trade policies or import or export tariffs, global and regional market conditions and spending trends, new tax legislation across multiple jurisdictions, modified or new global or regional trade agreements, execution of the United Kingdom’s exit from the European Union, uncertainty over further potential changes in Eurozone participation, fluctuations in oil and commodity prices, and our customer responses to the same; the transformation of our business model to an as-a-Service company with focus on, among other items, increased software and services revenue, and recurring revenue; our ability grow software and services and expanding our customer base; our ability to successfully develop and introduce new solutions in the competitive, rapidly changing environment in which we do business; defects, errors, installation difficulties or development delays in our products; disruptions in our data center hosting facilities; our ability to compete effectively within the technology industry; reliance on third party suppliers; our multinational operations, including in new and emerging markets; our ability to successfully integrate acquisitions or effectively manage alliance activities, including but not limited to, the proposed transaction with Cardtronics plc; continuous improvement, customer experience, restructuring and cost reduction initiatives; and our ability to retain key employees, or attract quality new and replacement employees; (ii) financing and liquidity risks including: our level of indebtedness; the terms of the documents governing our indebtedness including financial and other covenants; the incurrence of substantially more debt, including secured debt, and similar liabilities, which would increase the risks described in our risk factors relating to indebtedness and repurchase obligations; sufficiency of our cash flows including to service our indebtedness; interest rate risk, which could cause our debt service obligations to increase significantly; our ability to raise the funds necessary to finance a required repurchase of our senior unsecured notes or our Series A Convertible Preferred Stock; a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; and our pension liabilities; (iii) data protection, cybersecurity and privacy risks; (iv) intellectual property risks including protection, development and our ability to manage third party claims regarding patents and other intellectual property rights; (v) legal and regulatory risks including unanticipated changes to our tax rates and additional income tax liabilities; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims, and other matters across various jurisdictions; and (vi) other risks including the impact of the terms of our Series A Convertible Preferred Stock relating to voting power, share dilution and market price of our common stock, as well as rights, preferences and privileges that are not held by, and are preferential to, the rights of our common stockholders; actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders; and potential write-down of the value of certain significant assets. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K contained in this proxy statement and Annual Report. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/NCR ● Cast your vote online ● Have your Proxy Card ready. ● Follow the simple instructions to record your vote.
PHONE Call 1-866-250-6196 ● Use any touch-tone telephone, 24 hours a day, 7 days a week. ● Have your Proxy Card ready. ● Follow the simple recorded instructions.
MAIL ● Mark, sign and date your Proxy Card. ● Fold and return your Proxy Card Form in the postage-paid envelope provided.

CONTROL NUMBER
NCR Corporation

Annual Meeting of Stockholders	Please fold here — Do not separate

For Stockholders as of February 17, 2021

TIME:	Tuesday, April 20, 2021 12:00 PM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/NCR for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael D. Hayford, James M. Bedore and Timothy C. Oliver, and each of them, as the true and lawful proxies for the undersigned, with full power of substitution, and authorizes each of them, to vote all the shares of capital stock of NCR Corporation which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given and otherwise authorizing such true and lawful proxies to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

NCR Corporation

Annual Meeting of Stockholders

Please make your marks like this: Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Vote on Directors
		FOR	AGAINST	ABSTAIN
	1.01 Mark W. Begor	☐	☐	☐	FOR

	1.02 Gregory Blank	☐	☐	☐	FOR

	1.03 Catherine L. Burke	☐	☐	☐	FOR

	1.04 Deborah A. Farrington	☐	☐	☐	FOR

	1.05 Michael D. Hayford	☐	☐	☐	FOR

	1.06 Georgette D. Kiser	☐	☐	☐	FOR

	1.07 Kirk T. Larsen	☐	☐	☐	FOR

	1.08 Frank R. Martire	☐	☐	☐	FOR

	1.09 Martin Mucci	☐	☐	☐	FOR

	1.10 Matthew A. Thompson	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, on a non-binding and advisory basis, the compensation of the named executive officers as more particularly described in the proxy materials.	☐	☐	☐	FOR

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 as more particularly described in the proxy materials.	☐	☐	☐	FOR

You must pre-register to attend the meeting online and/or participate at the email address indicated.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/NCR ● Cast your vote online ● Have your Proxy Card ready. ● Follow the simple instructions to record your vote.
PHONE Call 1-866-250-6196 ● Use any touch-tone telephone, 24 hours a day, 7 days a week. ● Have your Proxy Card ready. ● Follow the simple recorded instructions.
MAIL ● Mark, sign and date your Proxy Card. ● Fold and return your Proxy Card Form in the postage-paid envelope provided.

CONTROL NUMBER
NCR Corporation

Annual Meeting of Stockholders	Please fold here — Do not separate

For Stockholders as of February 17, 2021

TIME:	Tuesday, April 20, 2021 12:00 PM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/NCR for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael D. Hayford, James M. Bedore and Timothy C. Oliver, and each of them, as the true and lawful proxies for the undersigned, with full power of substitution, and authorizes each of them, to vote all the shares of capital stock of NCR Corporation which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given and otherwise authorizing such true and lawful proxies to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

NCR Corporation

Annual Meeting of Stockholders

Please make your marks like this: Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Vote on Directors
		FOR	AGAINST	ABSTAIN
	1.01 Mark W. Begor	☐	☐	☐	FOR

	1.02 Gregory Blank	☐	☐	☐	FOR

	1.03 Catherine L. Burke	☐	☐	☐	FOR

	1.04 Deborah A. Farrington	☐	☐	☐	FOR

	1.05 Michael D. Hayford	☐	☐	☐	FOR

	1.06 Georgette D. Kiser	☐	☐	☐	FOR

	1.07 Kirk T. Larsen	☐	☐	☐	FOR

	1.08 Frank R. Martire	☐	☐	☐	FOR

	1.09 Martin Mucci	☐	☐	☐	FOR

	1.10 Matthew A. Thompson	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, on a non-binding and advisory basis, the compensation of the named executive officers as more particularly described in the proxy materials.	☐	☐	☐	FOR

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 as more particularly described in the proxy materials.	☐	☐	☐	FOR

You must pre-register to attend the meeting online and/or participate at the email address indicated.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

P.O. BOX 8016, CARY, NC 27512-9903

Important Notice Regarding the Availability

of Proxy Materials for NCR Corporation

Stockholders Meeting to be held on

April 20, 2021

For Stockholders as of February 17, 2021

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials go to:

www.proxydocs.com/NCR

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

CONTROL NUMBER

For a convenient way to view proxy materials

and VOTE go to www.proxydocs.com/NCR

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

if you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s shareholder meeting, you must make this request on or before April 09, 2021

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/NCR	(866) 648-8133	paper@investorelections.com
When requesting via the internet or telephone you will need the 12 digit control number located in the shaded box above.		* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

NCR Corporation
Meeting Information

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K
Meeting Type: Annual Meeting of Stockholders
Date: Tuesday, April 20, 2021
Time: 12:00 PM, Eastern Time
Place: Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/NCR for more details.

You must pre-register to attend the meeting online and/or participate at the email address indicated.

SEE REVERSE FOR FULL AGENDA

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

NCR Corporation

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3.

PROPOSAL

1.	Vote on Directors
1.01 Mark W. Begor

1.02 Gregory Blank

1.03 Catherine L. Burke

1.04 Deborah A. Farrington

1.05 Michael D. Hayford

1.06 Georgette D. Kiser

1.07 Kirk T. Larsen

1.08 Frank R. Martire

1.09 Martin Mucci

1.10 Matthew A. Thompson

2.	To approve, on a non-binding and advisory basis, the compensation of the named executive officers as more particularly described in the proxy materials.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 as more particularly described in the proxy materials.